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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 AMENDMENT NO. 2
                                       TO
                                    FORM S-11

                        FOR REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                        OF CERTAIN REAL ESTATE COMPANIES

                           FIDELITY EQUITY GROUP, INC.
      --------------------------------------------------------------------
      (Exact name of registrant as specified in its governing instruments)

                            1137 S. University Drive
                            Plantation, Florida 33324
                                 (954) 236-7037
  ---------------------------------------------------------------------------
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices) William T. Frattalone

                            1137 S. University Drive
                            Plantation, Florida 33324
                                 (954) 236-7037
           ---------------------------------------------------------
           (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copies to:
                             Harris C. Siskind, Esq.
                           Kirkpatrick & Lockhart LLP
                    201 South Biscayne Boulevard, Suite 2000
                              Miami, Florida 33131

      Approximate date of commencement of proposed sale to the public: AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act
of 1933 check the following box.                                             |X|

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective
registration statement for the same offering.                                |_|

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.                                                       |_|

      If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.                                                       |_|

      If delivery of the prospectus is expected to be made pursuant to Rule 434,
please check the following box.                                              |_|

      THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

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                                25,000,000 SHARES

                           FIDELITY EQUITY GROUP, INC.

                                  COMMON STOCK

      Fidelity Equity Group Inc. was formed to invest in commercial real estate properties, consisting primarily of commercial and industrial buildings triple-net leased to corporate tenants. We intend to qualify as a real estate investment trust (REIT) for federal tax purposes commencing with our taxable year ending December 31, 2005. However, we have not yet qualified as a REIT. Fidelity Equity Group was formed as a Maryland corporation in August 2003.

      Of the 30,000,000 shares of common stock we have registered, we are offering 25,000,000 shares to the public on a best-efforts basis at a price of $10 per share. The selling price of the shares has been arbitrarily determined; as such price bears no relationship to property appraisals or to any established criteria, valuing issues or outstanding shares. The minimum number of shares that we will sell in this offering is 200,000 shares for gross proceeds of $2,000,000. We are also offering up to 4,000,000 shares to participants in our Distribution Reinvestment Plan and up to 1,000,000 shares upon the exercise of warrants that may be issued to the Dealer-Manager participating in this offering. Subject to certain exceptions described in this prospectus, you must purchase at least 200 shares for $2,000.

      Fidelity Equity Group Advisors LLC, our affiliate will be responsible for managing our day-to-day activities. The Advisor is beneficially owned and or controlled by the Company's President and Executive Vice-President.

      SEE "RISK FACTORS" BEGINNING ON PAGE 9 FOR A DISCUSSION OF CERTAIN FACTORS THAT YOU SHOULD CONSIDER BEFORE YOU INVEST IN OUR SHARES. In particular, you should carefully consider the following risks:

      o If we fail to qualify as a REIT for federal income tax purposes distributions will not be required under the Code. We will be taxed as a corporation and our liability for certain federal, state and local income taxes may significantly increase, which could result in a material decrease in cash available for distribution to our stockholders.

      o There is no public trading market for the shares. Presently, our common stock is not listed for trading on a national securities market or over the counter market, although we intend to list our shares for public trading in the future, we have no present plans to proceed with such listing.

      o There are limits on ownership, transferability and redemption. Not more than 50% of our outstanding shares may be owned by five or fewer individuals, the transfer of any amount of shares that would affect our REIT status is restricted and you may not redeem your shares for one year from the date of purchase.

      o Borrowing - our articles of corporation allows us to borrow up to 75% of our total assets, which increases the risk of loss of our investments.

      o We have no operating history or an existing portfolio of properties; therefore, there is no prior performance to base a decision to invest in our shares of common stock.


      NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER STATE SECURITIES REGULATOR HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THE USE OF FORECASTS IN THIS OFFERING IS PROHIBITED. ANY REPRESENTATION TO THE CONTRARY AND ANY PREDICTIONS, WRITTEN OR ORAL, AS TO THE AMOUNT OR CERTAINTY OF ANY PRESENT OR FUTURE CASH BENEFITS OR TAX CONSEQUENCES WHICH MAY FLOW FROM YOUR INVESTMENT IS NOT PERMITTED.


                                                                      PROCEEDS
                                        PRICE TO        SELLING        TO THE
                                         PUBLIC       COMMISSION(1)  COMPANY(2)
                                      ------------   ------------   ------------
Per Share .........................   $         10   $       0.95   $       9.05
                                      ------------   ------------   ------------
Total Minimum (200,000 shares) ....   $  2,000,000   $    190,000   $  1,810,000
                                      ------------   ------------   ------------
Total Maximum (25,000,000 shares) .   $250,000,000   $ 23,750,000   $226,250,000
                                      ------------   ------------   ------------

(1) We will pay a sales commission of 7% to participating broker-dealers and pay a dealer manager fee of 2.5%. We will also issue, for nominal consideration, soliciting dealer warrants to the participating Dealer-Manager to purchase one share of common stock at a price of $12 per share for each 25 shares sold in this offering. See the "Plan of Distribution" section of this prospectus for a complete description of the amount and terms of such fees and expense reimbursement.

(2) Proceeds are calculated before deducting certain organization and offering expenses (including the dealer manager fee and selling commissions) payable in an amount equal to up to 1% of the total proceeds. Such expenses are estimated to be approximately $2,500,000 if 25,000,000 shares are sold.

                 The date of this prospectus is _________, 2004

This Offering will terminate within two years after the effective date of this offering

      Until ________, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments and subscriptions.

      While an underwriter has not been engaged, any future underwriter or dealers will not be required to sell any specific number or dollar amount of securities but will use their best efforts to sell the securities offered.

      Proceeds from this offering shall be placed in escrow until a minimum of $2,000,000 in gross proceeds is raised in this offering.

                              SUITABILITY STANDARDS

      The shares we are offering are suitable only as a long-term investment for persons of adequate financial means. Initially, we do not expect to have a public market for the shares, which means that it may be difficult for you to sell your shares. You should not buy these shares if you need to sell them immediately or will need to sell them quickly in the future.

      The Advisor and the Dealer Manager, in conjunction with participating broker-dealers, are responsible for making every reasonable effort to determine that the purchase of shares is a suitable and appropriate investment for each investor based on information concerning the investor's financial situation and investment objectives. In consideration of these factors, we have established suitability standards for initial shareholders and subsequent transferees. These suitability standards require that a purchaser of shares have either:

o A net worth, excluding the value of a purchaser's home, furnishings and automobiles, of at least $150,000; or

o A gross annual income of at least $45,000 and a net worth, excluding the value of a purchaser's home, furnishings and automobiles, of at least $45,000.

      The minimum purchase is 200 shares ($2,000), except in certain states as described below. In order to satisfy the minimum purchase requirements for retirement plans, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate IRAs, provided that each such contribution is made in increments of $100. You should note that an investment in shares of Fidelity Equity Group, Inc. will not, in itself, create a retirement plan and that, in order to create a retirement plan, you must comply with all applicable provisions of the Internal Revenue Code.

      The minimum purchase for Maine, Minnesota, New York and North Carolina residents is 250 shares ($2,500), except for IRAs, which must purchase a minimum of 200 shares ($2,000). The minimum purchase for Minnesota residents is 250 shares ($2,500), except for IRAs and other qualified retirement plans which must purchase a minimum of 200 shares ($2,000).

      Purchases of shares pursuant to the Distribution Reinvestment Plan of Fidelity Equity Group, Inc. may be in amounts less than set forth above.

      Several states have established suitability standards different from those we have established. Shares will be sold only to investors in these states who meet the special suitability standards set forth below.

      ARIZONA, CALIFORNIA AND NORTH CAROLINA - Investors must have either (1) a net worth of at least $225,000 or (2) gross annual income of $60,000 and a net worth of at least $60,000.

      IOWA AND OREGON - Investors must have either (1) a net worth of at least $225,000 or (2) gross annual income of $60,000 and a net worth of at least
$60,000. Tax-exempt investors must make a minimum investment of 250 shares or $2,500.

      MAINE - Investors must have either (1) a net worth of at least $200,000, or (2) gross annual income of $50,000 and a net worth of at least $50,000.

      MICHIGAN, OHIO, OREGON AND PENNSYLVANIA - In addition to our suitability requirements, investors must have a net worth of at least ten times their investment in Fidelity Equity Group, Inc.

      MISSOURI - Investors must have either (1) a net worth of at least $225,000, or (2) gross annual income of $60,000 and a net worth of at least $60,000.

      NEW HAMPSHIRE - Investors must have either (1) a net worth of at least $250,000, or (2) taxable income of $50,000 and a net worth (exclusive of home, home furnishings and automobiles) of at least $125,000.

      PENNSYLVANIA - Because the minimum closing amount is less than $25,000,000 (10% of the total offering amount), investors are cautioned to carefully evaluate our ability to fully accomplish our stated objectives and to inquire as to the current dollar volume of shares subscribed to in this offering.

      TENNESSEE - Investors must have either (1) a net worth (exclusive of home, home furnishings and automobiles) of at least $250,000 and gross annual income of $65,000 during the prior tax year with an expectation of gross annual income of $65,000 in the current tax year or (2) a net worth (exclusive of home, home furnishings and automobiles) of at least $500,000.

      In the case of sales to fiduciary accounts, these suitability standards must be met by the fiduciary account, by the person who directly or indirectly supplied the funds for the purchase of the shares or by the beneficiary of the account. These suitability standards are intended to help ensure that, given the long-term nature of an investment in our shares, our investment objectives and the relative liquidity of our shares, shares of Fidelity Equity Group are an appropriate investment for those of you who become investors. Each participating broker-dealer must make every reasonable effort to determine that the purchase of shares is a suitable and appropriate investment for each shareholder based on information provided by the shareholder in the Subscription Agreement. Each participating broker-dealer is required to maintain for six years records of the information used to determine that an investment in the shares is suitable and appropriate for a shareholder.

                                TABLE OF CONTENTS


PROSPECTUS SUMMARY...........................................................1
   Fidelity Equity Group, Inc................................................1
   Fidelity Equity Group, Inc. As A "REIT"...................................1
   Fidelity Equity Group, Inc. Using The "UPREIT" Structure..................1
   Fidelity Equity Group Operating Partnership LP............................1
   Fidelity Equity Group Advisors, LLC.......................................1
   Fidelity Equity Group Property Management, LLC............................2
   Organizational Chart......................................................2
   Best Efforts Offering.....................................................2
   Use Of Proceeds From The Offering.........................................2
   Acquisition Of Commercial And Industrial Properties.......................3
   Description Of Properties.................................................3
   Acquisition Of Certain Properties In Joint Ventures.......................3
   Leases....................................................................3
   Investment Objectives.....................................................3
   Terms Of The Offering.....................................................4
   Listing Of Our Common Stock...............................................4
   Qualifications For Purchasing Shares......................................4
   Minimum Investment Required...............................................4
   Subscription For The Purchase Of Shares...................................4
   The Sale Of Shares Of Common Stock........................................4
   Share Redemption Program..................................................5
   Distribution Policy.......................................................5
   Federal Income Tax Consequences On Distribution...........................5
   Distribution Reinvestment Plan............................................5
   ERISA Considerations......................................................5
   Stock Certificates........................................................6
   Shareholder Voting Rights And Limitations.................................6
   Restriction On Share Ownership............................................6
   Summary Of Risk Factors...................................................6
   Escrowed Offering Proceeds................................................7
RISK FACTORS.................................................................9
   Investment Risks..........................................................9
REAL ESTATE RISKS...........................................................13
   General Real Estate Risks, There Is No Assurance That We Will
   Be Profitable Or That We Will Realize Growth In The Value Of
   Our Real Estate Properties...............................................13
   A Property That Incurs A Vacancy Could Be Difficult To Sell Or
   Re-Lease.................................................................13
   We Are Dependent On Tenants For Our Revenue, In The Case Of A
   Default By A Single Tenant Could Cause A Reduction In The
   Amount Of Distributions To Shareholders..................................13
   We May Not Have Funding For Future Tenant Improvement And We
   Cannot Assure You That We Will Have Any Sources Of Funding
   Available To Us For Such Purposes In The Future..........................13
   Uninsured Losses Relating To Real Property May Affect
   Shareholder Returns......................................................13
   Development And Construction Of Properties May Result In Delays
   And Increase Costs And Risks.............................................14
   Competition For Investment May Increase Cost And Reduce Returns..........14
   Delays In Acquisition Of Properties May Have Affects On Your
   Investment...............................................................14
   Uncertain Market Conditions And The Broad Discretion Of The
   Advisor Relating To The Future Disposition Of Properties Could
   Affect The Return On Investments.........................................14
   Discovery Of Previously Undetected Environmentally Hazardous
   Conditions May Affect Our Operating Results..............................14
   If We Fail To Make Debt Payments, We Could Lose The Investment
   In A Property............................................................15
   Our Portfolio Concentration May Expose The Company To
   Significant Risk.........................................................15
   Lenders May Require Us To Enter Into Restrictive Covenants
   Relating To Our Operations, Which May Affect Our Ability To
   Incur Additional Debt And Our Ability To Make Distributions To
   Our Shareholders.........................................................15
   If We Enter Into Financing Arrangements Involving Balloon
   Payment Obligations, It May Affect Our Ability To Pay
   Distributions............................................................15
   We Take Back A Purchase Money Mortgage On A Particular Property
   Greater Than Our Taxable Income, Which Could Affect Our Ability
   To Make Distributions....................................................15

FEDERAL INCOME TAX RISKS....................................................16
   Risks Related To Our Qualification And Operation As A REIT...............16
ESTIMATED USE OF PROCEEDS...................................................19
   Footnotes To Estimated Use Of Proceeds...................................19
   Liquidity And Capital Resources..........................................20
   Certain Relationship And Related Transactions............................20
MANAGEMENT..................................................................22
   General..................................................................22
   Committees Of The Board Of Directors.....................................23
DIRECTORS AND EXECUTIVE OFFICERS............................................24
   Independent Directors....................................................24
   Executive Compensation...................................................25
   Option Grants............................................................26
   Fiscal Year-End Option Values............................................26
PRINCIPAL SHAREHOLDERS......................................................27
   Compensation Of Directors................................................27
   Independent Director Stock Option Plan...................................27
   Employee Stock Option Plan...............................................28
   Limited Liability And Indemnification Of Directors, Officers
   And Others...............................................................29
   The Advisor..............................................................30
   The Advisory Agreement...................................................30
   Holdings Of Shares And Partnership Units.................................32
   Affiliated Companies.....................................................32
   Management Decisions.....................................................32
MANANEMENT COMPENSATION.....................................................34
   Compensation To Advisor, Property Manager And The Dealer Manager.........34
   Organizational And Offering Stage........................................34
   Acquisition And Development Stage........................................34
   Operational Stage........................................................35
   (Footnote To "Management Compensation")..................................36
   Stock Ownership And Ownership Of Partnership Interest....................37
CONFLICTS OF INTEREST.......................................................39
   Interest in Other Real Estate Programs...................................39
   Competition..............................................................39
   Affiliated Property Manager..............................................39
   Joint Ventures With The Affiliate Of The Advisor.........................39
   Fees And Other Compensation To The Advisor...............................39
   Certain Conflict Resolution Procedures...................................40
INVESTMENT OBJECTIVES AND CRITERIA..........................................43
   General..................................................................43
   Acquisition And Investment Policies......................................43
   Development And Construction Of Properties...............................45
   Terms Of Leases And Tenant Creditworthiness..............................45
   Joint Venture Investments................................................46
FEDERAL INCOME TAX CONSIDERATIONS...........................................50
   General..................................................................50
   REIT Qualification.......................................................50
   Taxation Of The Company..................................................50
   Requirements For Qualification As A REIT.................................52
   Failure To Qualify As A REIT.............................................56
   Sale-Leaseback Transactions..............................................56
   Taxation Of Taxable U.S. Shareholders....................................56
   Statement Of Stock Ownership.............................................62
   State And Local Taxation.................................................62
   Federal Income Tax Aspects Of Our Operating Partnership..................62
   Classification As A Partnership..........................................62
   Income Taxation Of Fidelity Equity Group Operating Partnership
   And Its Partners.........................................................63
RETIREMENT PLAN CONSIDERATIONS..............................................65
   There Are Special Considerations That Apply To Pension Or
   Profit Sharing Trusts Or IRAs Investing In Shares........................65

ERISA CONSIDERATIONS........................................................66
   Plan Asset Considerations................................................66
   Other Prohibited Transactions............................................68
   Annual Valuation.........................................................68
DESCRIPTION OF SECURITIES...................................................70
   Common Stock.............................................................70
   Preferred Stock..........................................................70
   Shares-in-Trust..........................................................70
   Soliciting Dealer Warrants...............................................71
   Independent Director Warrants............................................71
   Meetings, Special Voting Requirements And Access To Records..............71
   Restriction On Ownership Of Shares.......................................71
   Distributions............................................................72
   Distribution Reinvestment Plan...........................................72
   Share Redemption Program.................................................73
   Restrictions On Roll-Up Transactions.....................................74
   Business Combinations....................................................75
   Control Share Acquisitions...............................................75
THE OPERATING PARTNERSHIP AGREEMENT.........................................78
   General..................................................................78
   Capital Contributions....................................................78
   Operations...............................................................78
   Exchange Rights..........................................................79
   Transferability Of Interest..............................................80
PLAN OF DISTRIBUTION........................................................82
SUPPLEMENTAL SALES MATERIAL.................................................86
PART II.....................................................................87
   INFORMATION NOT REQUIRED IN PROSPECTUS...................................87
   Item 31. Other Expenses Of Issuance And Distribution.....................87
   Item 33. Recent Sales Of Unregistered Securities.........................87
   Item 34. Indemnification Of Directors And Officers.......................87
   Item 36. Exhibits........................................................87
   Item 37. Undertakings....................................................88
SIGNATURES..................................................................90
EXHIBIT 3.2..............................................................3.2-1
EXHIBIT 23.1............................................................23.1-1



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                                       iv

                               PROSPECTUS SUMMARY

      THIS PROSPECTUS SUMMARY SUMMARIZES INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS. YOU SHOULD READ THE ENTIRE PROSPECTUS CAREFULLY, INCLUDING THE "RISK FACTORS" SECTION.

FIDELITY EQUITY GROUP, INC.

      Fidelity Equity Group Inc was formed in August 2003 as a Maryland corporation in order to acquire real estate properties, consisting primarily of commercial and industrial properties, which are newly constructed, under construction or have operating histories, leased to corporate tenants. Additionally, we may invest in vacant land which we will improve with commercial or industrial buildings. Our office is located at 1137 S. University Dr. Plantation, FL 33324 and our telephone number is 1- (800)-954-5154.

FIDELITY EQUITY GROUP, INC. AS A "REIT"

      We intend to qualify as a Real Estate Investment Trust (REIT) under federal tax laws commencing with our first taxable year ending December 31, 2005. A REIT combines the capital of many investors to acquire or provide financing for real estate properties and offers the benefit of a diversified real estate portfolio under professional management. As a REIT, we generally will not be subject to federal income tax on income that we distribute to our shareholders. Under the Internal Revenue Code, REITs are subject to numerous organizational and operational requirements, including a requirement that they distribute at least 90% of their net taxable income, excluding capital gains. If we fail to qualify for taxation as a REIT in any year, our income will be taxed at regular corporate rates, we will not be allowed a deduction for distributions to our shareholders in computing our taxable income and we may be precluded from qualifying for treatment as a REIT for the four-year period following the year of our failure to qualify. Even if we qualify as a REIT for federal income tax purposes, we may still be subject to state and local taxes on our income and property and to federal income and excise taxes on our undistributed income.

FIDELITY EQUITY GROUP, INC. USING THE "UPREIT" STRUCTURE

      UPREIT stands for "Umbrella Partnership Real Estate Investment Trust". An UPREIT is a REIT that holds all or substantially all of its properties through a partnership in which the REIT holds an interest. We use this structure because a sale of property directly to the REIT is generally a taxable transaction to the selling property owner. In an UPREIT structure, a seller of a property who desires to defer taxable gain on the sale of his property may transfer the property to the partnership in exchange for limited partnership units in the partnership and defer taxation of gain until the seller later sells the partnership units or exchanges his partnership units normally on a one-for-one basis for REIT shares. If the REIT shares are publicly traded, the former property owner will achieve liquidity for his investment. Using an UPREIT structure gives us an advantage in acquiring desired properties from persons who may not otherwise sell their properties because of unfavorable tax results.

FIDELITY EQUITY GROUP OPERATING PARTNERSHIP LP

      We intend to own all of our real estate properties through Fidelity Equity Group Operating Partnership LP (the Partnership), our operating partnership. We are the sole general partner of the Partnership, and the Advisor is currently the only limited partner. The Advisor has invested $20,000 in the Operating Partnership in exchange for an approximately 99% regular limited partner interest and Fidelity Equity Group has invested $2,000 in the Partnership in exchange for an approximately 1% general partner interest. Except as described above, the Advisor and the Property Manager do not have any ownership interest in Fidelity Equity Group or the Operating Partnership. Our ownership of properties in the Partnership allows us to acquire real estate properties in exchange for limited partnership units in the Partnership. This structure will also allow sellers of properties to transfer their properties to the Partnership in exchange for units of the Partnership and defer recognition of taxable gain that would have been recognized if the properties had instead been sold to us. The holders of units in the Partnership may have their units redeemed under certain circumstances. (See "The Operating Partnership Agreement.")

FIDELITY EQUITY GROUP ADVISORS, LLC

      Fidelity Equity Group Advisors, LLC ("the Advisor") is a Delaware limited liability company formed in March 2004, to serve as Advisor for Fidelity Equity Group. We sometimes refer to Fidelity Equity Group Advisors, LLC in this prospectus as "the Advisor". The Advisor makes recommendations on all property acquisitions to our board of directors.

      The Advisor is an affiliate of the Property Manager. The Advisor will seek to invest in properties that will satisfy the primary objective of providing quarterly dividend distributions to shareholders (See "Advisory-Agreement"- Management section of this prospectus).

FIDELITY EQUITY GROUP PROPERTY MANAGEMENT, LLC

      Fidelity Equity Group Property Management, LLC was organized in March 2004 to lease and manage properties, which we acquire. The Property Manager is an affiliate of the Advisor (See "Property Manager"- Management section of this prospectus).

ORGANIZATIONAL CHART

The following chart the ownership of Fidelity Equity Group, Inc. and its affiliates.

----------------------         -----------------       ------------------------
 Fidelity Equity Group           Fidelity Equity         Fidelity Equity Group
       Property                    Group, Inc.                Advisors LLC
    Management LLC                  REIT the                  the "Advisor"
the "Property Manager"   ----  "General Partner"           Advisory Agreement
 Property Management                                    Initial Limited Partner
       Agreement               -----------------       ------------------------
----------------------                |                            |
                                      |                            |
                                      |                            |
                              ---------------------                |
                              Fidelity Equity Group                |
                              Operating Partnership----------------|
                                the "Partnership"
                              ---------------------
                                      |
                                      |
                           ---------------------------
                            Limited Partnerships and
                           Limited Liability Companies
                             that own our properties
                           ---------------------------

      The Advisor invested $20,000 in Fidelity Equity Group Operating Partnership in exchange for a regular Limited Partner interest. Fidelity Equity Group, Inc. has invested $2,000 in Fidelity Equity Capital Group Operating Partnership in exchange for an approximate 1% General Partnership interest. Except as described above, the Advisor has no ownership interest in Fidelity Equity Group, Inc. or Fidelity Equity Group Operating Partnership.

BEST EFFORTS OFFERING

      We are offering up to 25,000,000 shares to the public at $10 per share on a" best efforts" basis. We are also offering up to 4,000,000 shares pursuant to our Distribution Reinvestment Plan at an amount per share equal to the fair market value of the shares on the applicable distribution date including applicable fees and commissions, and up to 1,000,000 shares to broker-dealers pursuant to warrants whereby participating broker-dealers will have the right to purchase one share for every 25 shares they sell in this offering. The exercise price for shares purchased pursuant to the warrants is $12 per share. When shares are offered to the public on a "best efforts" basis, the brokers participating in the offering are only required to use their best efforts to sell the shares. Brokers do not have a firm commitment or obligation to purchase any of the shares.

USE OF PROCEEDS FROM THE OFFERING

      We anticipate that we will invest at least 84% of the proceeds of this offering to purchase commercial and industrial properties. We will use the remainder of the offering proceeds to pay selling commissions, fees and expenses relating to the selection and acquisition of properties and the costs of the offering and operating expenses. (See "Estimated Use of Proceeds")

ACQUISITION OF COMMERCIAL AND INDUSTRIAL PROPERTIES

      Ownership of commercial and industrial properties have certain potential advantages. Commercial tenants tend to be more stable, resulting in greater revenue stability. Because commercial properties are typically leased on a triple-net basis, the owner has limited management responsibilities. The cost of capital improvements are also generally lower for commercial properties. Commercial properties generally have a shorter development period than other real estate classes, which allows owners to respond more quickly to changes in demand. By focusing on commercial properties we will have the advantage of a portfolio of properties that is diversified across different property types.

DESCRIPTION OF PROPERTIES


      When we either acquire a significant property or believe that there is a reasonable probability that we will acquire a significant property, we will provide a supplement to this prospectus to describe the property. You should not assume that we will actually acquire any property that we describe in a supplement as a probable acquisition because one or more contingencies to the purchase may prevent the acquisition.


      We may only change these investment objectives upon a majority vote of the shareholders. See (the "Investment Objectives and Criteria") section of this prospectus for a more complete description of its business and objectives.

ACQUISITION OF CERTAIN PROPERTIES IN JOINT VENTURES

      We may acquire some of our properties in joint ventures. Joint ventures may allow us to acquire an interest in a property without requiring that we fund the entire purchase price. In addition, certain properties may be available to us only through joint ventures. As a result, joint ventures may allow us to diversify our portfolio of properties in terms of geographic region, property type and commercial group of our tenants. See ("Joint Venture Investments") in the investment objectives and criteria section of this prospectus.

LEASES

      We will seek primarily to enter into "triple-net" leases, the majority of which we expect will have terms of three to five years, and many of which will have renewal options for additional periods. "Triple-net" means that the tenant is responsible for repairs, maintenance, property taxes, utilities, insurance and other operating costs. We expect that certain of our leases will provide that we have the responsibility for replacement of specific structural components of a property such as the roof of the building or the parking lot. In this event we anticipate that we will set aside replacement reserves.

INVESTMENT OBJECTIVES


      Our investment objectives are:

      o To maximize quarterly cash distributions paid to our investors;

      o To manage risk in order to preserve, protect and return our investor's capital contributions;

      o  To  realize  capital   appreciation  upon  the  ultimate  sale  of  our
properties; and

      o To potentially list our shares on a National Securities Exchange or an over-the-counter market, complete a sale or merger of Fidelity Equity Group in a transaction which provides our investors with securities of a publicly-traded company or, if we do not complete such a transaction or obtain listing of the shares within five years after our initial closing, we must begin selling our properties and other assets and distributing the net proceeds to our investors.

      We may only change these investment objectives upon a majority vote of the shareholders. See the ("Investment Objectives and Criteria") section of this prospectus for a more complete description of its business and objectives.

TERMS OF THE OFFERING

      We will begin selling shares in this offering upon the effective date of this prospectus, and this offering will terminate on or before July 31, 2006 (two years after the date of this prospectus) However, in certain states, including Arizona and Iowa, the offering may continue for just one year unless we renew the offering for up to one additional year. We may terminate this offering at any time prior to such termination date.

LISTING OF OUR COMMON STOCK


      We presently intend to pursue the listing of our common stock on a National Securities Exchange or an over-the-counter market within five years after the date of the initial closing under this offering. In the event we do not obtain listing prior to that date, or it has not completed a sale or merger of Fidelity Equity Group Inc. in a transaction which provides our investors with securities of a publicly-traded company, our articles of incorporation require us to begin the sale of our properties and liquidation of our assets and to distribute the net proceeds to our shareholders.


QUALIFICATIONS FOR PURCHASING SHARES

      You can buy shares pursuant to this prospectus provided that you have either (1) a net worth of at least $45,000 and an annual gross income of at least $45,000, or (2) a net worth of at least $150,000. For this purpose, net worth does not include your home, home furnishings and personal automobiles. These minimum levels may be higher in certain states, so you should carefully read the more detailed description in the "Suitability Standards" section of this prospectus.

MINIMUM INVESTMENT REQUIRED

      Generally, you must invest at least $2,000. These minimum investment levels may be higher in certain states, so you should carefully read the more detailed description of the minimum investment requirements appearing later in the "Suitability Standards" section of this prospectus.

SUBSCRIPTION FOR THE PURCHASE OF SHARES

      If you choose to purchase shares in this offering, you will need to complete a Subscription Agreement in the form attached to this prospectus as Appendix A for a specific number of shares. You must pay for the shares at the time you subscribe. Until we have closed on the sale of the first 200,000 shares from at least 100 subscribers who are independent of Fidelity Equity Group Inc and of each other, your funds will be placed into an interest bearing escrow account with Wachovia Bank, N.A. where your funds will be held, along with those of other subscribers. Upon our acceptance of the minimum number of subscriptions, funds held in escrow will be released to us and will be available for the acquisition of properties and the payment of expenses. Thereafter, proceeds from the sale of shares will be released to us on an ongoing basis at the time we accept each Subscription Agreement.

THE SALE OF SHARES OF COMMON STOCK

      At the time you purchase the shares, they will not be listed for trading on any national securities exchange or over-the-counter market. In fact, we believe it is unlikely that we would apply to have the shares listed for trading in any public market for at least the first three years following this offering. After that time, we plan to consider opportunities to list our shares for trading based on a number of factors, such as the public market for REITS generally, the amount of capital we have raised and the economic performance of the properties we have acquired.

      As discussed in the following paragraph, the absence of a public market may continue for an extended period of time after the initial closing under this offering. As a result, you may find it difficult to find a buyer for your shares and realize a return on your investment. See ("Description of Securities -- Restriction on Ownership of Shares.")

      In addition, after you have held your shares for at least one year, you may be able to have your shares repurchased by Fidelity Equity Group pursuant to our share redemption program. See the "Description of Securities --Share Redemption Program" section of the prospectus. If we have not listed the shares on a national securities exchange or over-the-counter market within 5 years after the initial closing under this offering, our articles of incorporation require us to begin selling our properties and other assets and return the net proceeds from these sales to our shareholders through distributions.

SHARE REDEMPTION PROGRAM

      We may use proceeds received from the sale of shares pursuant to our Distribution Reinvestment Plan to fund share redemptions. After you have held your shares for a minimum of one year, our share redemption program may provide a limited opportunity for you to redeem your shares, subject to certain restrictions and limitations, for the lesser of (1) $10 per share, or (2) the price you actually paid for your shares. We currently expect that our distribution reinvestment plan will be the primary source of funds used to redeem shares. The number of shares redeemed pursuant to our share redemption program during any calendar year will not be redeemed in excess of 3% of the weighted average number of shares outstanding during the prior calendar year. The board of directors reserves the right to use other sources of funds to redeem.

      Shares, to reject any request for redemption of shares for any reason or no reason or to amend or terminate the share redemption program at any time. You will have no right to request redemption of your shares after the shares are listed on a national exchange. (See "Description of Securities -- Share Redemption Program in this prospectus.")

DISTRIBUTION POLICY

      Federal income tax law requires that a REIT distribute to its stockholders annually at least 90% of its net income, excluding net capital gains and excluding the retained earnings of any taxable REIT subsidiary it owns, but including dividends that are paid by the taxable REIT subsidiary to the REIT. In order to meet the distribution requirements applicable to REITs, we intend to make regular quarterly distributions of all, or substantially all, of our net taxable income to holders of our common stock. Our net taxable income will not include any earnings of our taxable REIT subsidiaries that we choose to leave in those subsidiaries (by not distributing those earnings from our taxable REIT subsidiaries to us). Any future distributions we make will be at the discretion of our board of directors and will depend upon, among other things, our actual results of operations. Our actual results of operations and our ability to make distributions will be affected by a number of factors, including our operating expenses and any other expenditures. However, our board of directors intends to authorize distributions consistent with the intention to maintain our qualification as a REIT.

FEDERAL INCOME TAX CONSEQUENCES ON DISTRIBUTION

      Distributions from a REIT (not designated as capital gains dividends), including distributions that are reinvested pursuant to our distribution reinvestment plan, will be taxable to shareholders as ordinary income to the extent of the earnings and profits of the REIT (computed using a forty-year recovery period for real property). This ordinary income will be characterized as "portfolio" income and not "passive" income. Distributions that are designated as capital gains dividends will be taxable as long-term capital gain to shareholders to the extent the distributions do not exceed the REIT's actual net capital gain for the year. It is possible that some portion of your distributions may not be subject to tax in the year received due to the fact that depreciation expenses reduce earnings and profits but do not reduce cash available for distribution. Amounts distributed to you in excess of our earnings and profits will reduce the tax basis of your investment (not below zero) and distributions in excess of tax basis will be taxable as an amount realized from the sale of your shares of our common stock. This, in effect, would defer a portion of your tax until your investment is sold or Fidelity Equity Group Inc is liquidated, at which time you may be taxed at capital gains rates. However, because each investor's tax considerations are different, we suggest that you consult with your tax advisor. You should also review the section of the prospectus entitled "Federal Income Tax Considerations."

DISTRIBUTION REINVESTMENT PLAN

      You may participate in our Distribution Reinvestment Plan pursuant to which you may have the cash distributions you receive reinvested in shares of Fidelity Equity Group, Inc. If you participate, you will be taxed on an amount equal to the fair market value, on the relevant distribution date, of the shares of our common stock purchased with reinvested distributions even though you will not receive the cash from those distributions. As a result, you may have a tax liability without receiving cash to pay such liability. We may terminate the Distribution Reinvestment Plan in our discretion at any time upon 10 days notice to you. Following any termination of the Distribution Reinvestment Plan, all subsequent distributions to shareholders would be made in cash. Any such termination may limit our ability to fund the share redemptions discussed. (See "Description of Securities -- Distribution Reinvestment Plan in this prospectus.")


ERISA CONSIDERATIONS

      The section of this prospectus entitled "ERISA Considerations" describes the effect the purchase of shares will have on individual retirement accounts
(IRAs) and retirement plans subject to the Employee Retirement Income Security Act of 1974, as amended (ERISA), and/or the Internal Revenue Code. ERISA is a federal law that regulates the operation of certain tax-advantaged retirement plans. Any retirement plan trustee or individual considering purchasing shares for a retirement plan or an IRA should read this section of the prospectus very carefully .See( "ESIRA considerations-Federal income tax considerations in this prospectus").

STOCK CERTIFICATES


      Your investment will be recorded on our books and stock certificates will be issued by our registrar and transfer agent.


SHAREHOLDER VOTING RIGHTS AND LIMITATIONS

      We will hold annual meetings of our shareholders for the purpose of electing our Officers, Directors, Independent Directors and conducting other business matters that may be presented at such meetings. We may also call a special meeting of shareholders from time to time for the purpose of conducting certain matters. You are entitled to one vote for each share you own at any of these meetings.

RESTRICTION ON SHARE OWNERSHIP

      In order for us to qualify as a REIT, beginning in 2005 not more than 50% in value of our outstanding shares may be owned, directly or indirectly through the application of certain attribution rules under the Internal Revenue Code, by any five or fewer individuals, as defined in the Internal Revenue Code to include specified entities, during the last half of any taxable year. (See "Description of Securities -- Restriction on Ownership of Shares." section in this prospectus) These restrictions, as well as other share ownership and transfer restrictions contained in the articles of incorporation, are designed to enable us to comply with share accumulation and other restrictions imposed on REITs by the Internal Revenue Code. For a more complete description of the shares, including restrictions on the ownership of shares, please see (the "Description of Securities" section of this prospectus.)

      SUMMARY OF RISK FACTORS

      Following are the most significant risks relating to your investment:

      o Presently, there is no public trading market for the shares, and we have no immediate plans to list the shares on any public securities market, nor can we assure you that one will ever develop. Until the shares are publicly traded, you will have a difficult time selling your shares. The absence of a public market increases the likelihood that a sale of shares could occur at a loss.

      o Prior to the time we qualify as a REIT and if for any reason we fail to qualify as a REIT for federal income tax purposes, we would be subject to tax on income at corporate rates. This would reduce the amount of funds available for investment or distribution to our shareholders because of the additional tax liability for the years involved. Additionally, distributions would not be required under the Code.

      o You may receive distributions that include a return of principal.

      o You will not have preemptive rights as a shareholder, so any additional shares issued in the future may dilute your interest in Fidelity Equity Group Inc.

      o We will pay significant fees to the Advisor and its affiliate, which is indirectly owned by officers of the Company, Mr. Sweenor and Mr. Frattalone.

      o Real estate investments are subject to cyclical trends, which is beyond our control.

      o At this time, we have not identified any specific properties to purchase with the proceeds of this offering; as a result you will not be able to evaluate any investments that will be in our portfolio.

      o Loans we obtain will be secured by some of our properties, which will put those properties at risk of forfeiture if we were unable to pay those loans.

      o Our investment in vacant land to be developed may create risks relating to the builder's ability to control construction costs, failure to perform or failure to build in conformity with plans, specifications and timetables.

      o While there are some limits on the debt that may be incurred by the Company, the amount of debt permitted may affect the Company's ability to make distributions.

      o If we do not obtain listing of the shares on a national exchange or over-the-counter market within five years of our initial closing under this offering, our articles of incorporation provide that we must begin to sell all of our properties and distribute the net proceeds to our shareholders.

      o We have no operating history and the Company's assets as of September 30, 2004 equal only $4,334 in cash.

      o The Advisor may have a conflict of interest with the Company, based on any outside interests of the principals of the Advisor.

      Before you invest in Fidelity Equity Group Inc, you should read the complete discussion of "Risk Factors" section of this prospectus.

ESCROWED OFFERING PROCEEDS

      The Company has set a minimum offering proceeds figure of $2,000,000 to a minimum of 100 investors for this offering. The Company has established an Investment Holding Account with Wachovia Corporate Trust Group, into which the minimum offering proceeds will be placed. If the minimum standards are not met by the termination date or the extended termination date, then all funds held in escrow will be returned within 15 days with interest, less the investors proportionate share of the escrow fees.

      FOR ADDITIONAL INFORMATION CALL:

                                      Fidelity Equity Group, Inc.
                                      William T. Frattalone / Dennis P. Sweenor
                                      1137 S. University Dr.
                                      Plantation, FL 33324
                                      Telephone: (800) 954-5154
                                      Fax: (954) 916-8920

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                                       8

                                  RISK FACTORS

      Your purchase of shares involves a number of risks. In addition to other risks discussed in this prospectus, you should specifically consider the following:


INVESTMENT RISKS

      LIMITATIONS ON REIT OWNERSHIP

      We must rely on our Advisor for the day-to-day management of our business and the identification of real estate properties, which we may acquire. In addition, to maintain a REIT status, there are certain distribution requirements that must be maintained. Such distributions may result in a return of principal at a time when you do not desire a return of principal and may require the Company to incur debt.

      THERE IS NO PUBLIC TRADING MARKET FOR YOUR SHARES AND, THEREFORE, YOU MAY NOT BE ABLE TO SELL YOUR SHARES

      There is no current public market for the shares, therefore it will it will be difficult to see your shares promptly. Although in the future, we will consider opportunities to establish a public market for our shares, there can be no assurance that a public market will ever exist. Even if you are able to sell your shares, the absence of a public market may cause the price received for any shares sold to be less than the proportionate value of the real estate we own. Therefore, you should purchase the shares only as a long-term investment.

      IF WE FAIL TO OBTAIN THE MINIMUM OFFERING PROCEEDS, YOU WILL RECEIVE YOUR INVESTMENT BACK MINUS EXPENSES

      Failure to attain a minimum of 100 investors with a minimum gross offering proceeds of $2,000,000 will terminate this offering and we will return the investors money, which will be reduced by the amount necessary to pay escrow fees and expenses. In addition, investors for whom escrow expenses will be deducted will be required to pay a disproportionate share of the escrow fees since investors who are residence of Maine, Missouri, New Mexico, North Carolina, Ohio and Pennsylvania will pay no fees.

      WE DO NOT HAVE AN OPERATING HISTORY OR AN EXISTING PORTFOLIO OF PROPERTIES AND, THEREFORE, YOUR INVESTMENT MAY LOSE VALUE

      Fidelity Equity Group, Inc. was formed in August 2003 in order to invest in commercial real estate properties, therefore you will not be able to evaluate any properties before making a decision to invest in our shares of common stock. As of the date of this prospectus, we have engaged only in certain organizational and offering activities. We have not acquired any properties or identified any properties for acquisition. As a result, we do not have a history of operations or a portfolio of existing properties, which you otherwise are able to evaluate in making a decision to invest in our shares of common stock.

      WE MUST RELY ON THE ADVISOR FOR SELECTION OF PROPERTIES AND ON OUR BOARD OF DIRECTORS FOR THE INVESTMENT OF OFFERING PROCEEDS

      Therefore, you will have no say in the manner in which the net proceeds from this offering are invested. Our ability to pay distributions, and achieve our other investment objectives is partially dependent upon the performance of the Advisor in the acquisition of real estate properties, the selection of tenants and the determination of any financing arrangements. Our advisor, which is indirectly owned by officers of the Company, Mr. Dennis Sweenor and Mr. William Frattalone, was formed in April 2004 and has no operating history. We currently do not own any properties, and except for any investments that may be described in supplements to this prospectus, you will have no opportunity to evaluate the terms of transactions or other economic or financial data concerning our investments. Our board of directors, which must approve all property acquisitions, will have broad discretion to determine the manner in which the net proceeds from this offering are invested. As a result, you must rely entirely on the management ability of the Advisor in identifying properties and proposing transactions and the oversight of the board of directors in approving the application of our offering proceeds.

      FAILURE TO QUALIFY AS A REIT COULD AFFECT OUR OPERATIONS AND THE ABILITY TO MAKE DISTRIBUTIONS

      We intend to qualify as a Real Estate Investment Trust or "REIT" for federal income tax purposes. However, we have not yet qualified as a REIT. If we fail to qualify as a REIT in any taxable year, then we would be subject to federal income tax on our taxable income at corporate rates. This would reduce our net earnings available for investment in properties or for distribution to shareholders because of the additional tax liability, and we would no longer be required to make distributions. The risks of failing to qualify as a REIT are discussed in greater detail under the "Federal Income Tax Risks".

      IF ANY OF OUR KEY PERSONNEL CEASE TO WORK FOR US, OUR OPERATING RESULTS COULD SUFFER

      If any of our key personal were to cease employment with us, our operating results could suffer. Our success depends to a significant degree upon the continued contributions of certain key personnel, including William T. Frattalone and Dennis P. Sweenor, each of whom would be difficult to replace. We currently do not have key man life insurance on any person. If any of our key personnel were to cease employment with us, our operating results could suffer. We also believe that the future success depends, in large part, upon our ability to hire and retain highly skilled managerial, operational and marketing personnel. Competition for such personnel is intense, and we cannot assure that the Company will be successful in attracting and retaining such skilled personnel.

      THE ADVISOR WILL FACE CONFLICTS OF INTEREST RELATING TIME MANAGEMENT

      Principals of the Advisor may be engaged in other real estate activities, including acquisition and development of commercial real estate projects in the United States and Canada. We are not able to estimate the amount of time that principals of the Advisor will devote to our business. As a result, principals of the Advisor may have conflicts of interest in allocating their time between the business and these other activities. During times of intense activity in other programs and ventures, the time they devote to the management of our business may decline or be less than we would require. However, there can be no assurance that the Advisor will devote adequate time to our business activities.


      JOINT VENTURES MAY INVOLVE RISKS NOT OTHERWISE PRESENT WITH A DIRECT INVESTMENT IN REAL ESTATE

      We may enter into joint ventures for the acquisition, development and improvement of properties. We may also purchase and develop properties in joint ventures or in partnerships, co-tenancies or other co-ownership arrangements with the sellers of the properties, affiliates of the sellers, developers or other persons. Such investments may involve risks not otherwise present with a direct investment in real estate, including, for example:

      o The possibility that our venture partner, co-tenant or partner in an investment might become bankrupt;

      o That such venture partner, co-tenant or partner may at any time have economic or business interests or goals which are or which become inconsistent with our business interests or goals; or

      o That such venture partner co-tenant or partner may be in a position to take action contrary to the instructions or requests or contrary to our policies or objectives.

      Actions by such a venture partner or co-tenant might have the result of subjecting the property to liabilities in excess of those contemplated and may have the effect of reducing returns.

      Under certain joint venture arrangements, neither venture partner may have the power to control the venture, or an impasse could be reached, which might have a negative influence on the joint venture and decrease potential returns to you. In the event that a venture partner has a right of first refusal to buy out the other partner, it may be unable to finance such buy-out at that time. It may also be difficult for us to sell our interest in any such joint venture or partnership or as a co-tenant in property.

      IF THE DEALER MANAGER IS UNABLE TO SELL THE MINIMUM NUMBER OF SHARES, THE OFFERING MAY TERMINATE

      The Dealer Manager of this offering will attempt to enter into agreements with participating broker-dealers pursuant to which those firms will sell our shares in this offering. Should the Dealer Manager be unable to establish a significant group of participating broker-dealers, then we may be unable to sell a significant number of shares. If the minimum number of shares is not sold in this offering, then subscribers who deliver their funds into escrow will not have access to those funds until the offering terminates.

      IF WE ONLY SELL A LIMITED NUMBER OF SHARES, OUR OPERATIONS WILL BE LIMITED

      If the offering closes (but on a limited number of shares), then we will likely only be able to acquire a limited number of properties and will not achieve significant diversification of our property holdings.


      THE ABILITY TO SELL YOUR SHARES PURSUANT TO THE SHARE REDEMPTION PROGRAM MAY GIVE YOU LIMITED ABILITY TO SELL YOUR SHARES

      Our Share Redemption Program may provide you with a limited opportunity to redeem your shares for $10 per share (or the price you paid for the shares, if lower than $10) after you have held them for a period of one year. However, our share redemption program contains certain restrictions and limitations. Shares may be redeemed on a first-come, first-served basis and will be limited to the lesser of (1) during any calendar year, three percent (3%) of the weighted average number of shares outstanding during the prior calendar year, or (2) the proceeds we receive from the sale of shares under our distribution reinvestment plan. In either case, the aggregate amount of redemptions under our share redemption program may not exceed aggregate proceeds received from the sale of shares pursuant to our distribution reinvestment plan. In addition, the board of directors reserves the right to reject any request for any reason or no reason for redemption or to amend or terminate the share redemption program at any time. Therefore, in making a decision to purchase shares of Fidelity Equity Group, you should not assume that you would be able to sell any of your shares back to us pursuant to the Share Redemption Program. (See "Description of Securities - Share Redemption Program.")

      THE OFFERING PRICE WAS ESTABLISHED ON AN ARBITRARY BASIS AND, THEREFORE, THE VALUE OF YOUR INVESTMENT MAY DECREASE SIGNIFICANTLY

      As of the commencement of this offering, we own no properties and have no operations. As a result, the value of our shares is difficult to value. The board of directors has arbitrarily determined the selling price of the shares and such price bears no relationship to property appraisals or to any established criteria for valuing issued or outstanding shares. Accordingly, the value of your shares may decrease significantly.

      YOUR INTEREST IN FIDELITY EQUITY GROUP INC. WILL BE DILUTED

      Existing shareholders and potential investors in this offering do not have preemptive rights to any shares issued by Fidelity Equity Group in the future. Therefore, in the event that we (1) sell shares in this offering or sell additional shares in the future, including those issued pursuant to the distribution reinvestment plan, (2) sell securities that are convertible into shares, (3) issue shares in a private offering of securities to institutional investors, (4) issue shares of common stock upon the exercise of the options granted to our independent directors or employees of the Advisor and Fidelity Equity Group Property Management or the warrants to be issued to participating broker-dealers, or (5) issue shares to sellers of properties acquired by us in connection with an exchange of limited partnership units from the Partnership. Your interest in Fidelity Equity Group will be diluted. In addition, immediately upon making an investment, you will experience dilution due to outstanding shares issued below $10 a share.

      PAYMENT OF FEES TO THE ADVISOR AND ITS AFFILIATE WILL REDUCE CASH AVAILABLE FOR INVESTMENT AND DISTRIBUTION

      The Advisor and its affiliate will perform services for us in connection with the offer and sale of the shares, the selection and acquisition of our properties, and the management and leasing of our properties. They will be paid substantial fees for these services, which will reduce the amount of cash available for investment in properties or distribution to shareholders. (See "Management Compensation.")

      THE AVAILABILITY AND TIMING OF CASH DISTRIBUTIONS IS UNCERTAIN, THERE IS NO ASSURANCE THAT SUFFICIENT CASH WILL BE AVAILABLE TO PAY DIVIDENDS

      We expect to pay quarterly distributions to our shareholders, which may include a return of principal. However, we bear all expenses incurred in our operations, which are deducted from cash funds generated by operations prior to computing the amount of cash distributions to be distributed to the shareholders. In addition, we may retain a portion of such funds for working capital. Because the Company's intention is to maintain its REIT status, we may need to borrow funds or sell assets to make required distributions. Should we fail for any reason to distribute at least 90% of our real estate investment trust taxable income, then we would not qualify for the favorable tax treatment accorded to REITs.

      WE ARE UNCERTAIN OF OUR SOURCES FOR FUNDING OUR FUTURE CAPITAL NEEDS; THERE IS NO ASSURANCE THAT SUCH SOURCES OF FUNDING WILL BE AVAILABLE TO US

      Substantially all of the gross proceeds of the offering will be used for investment in properties and for payment of various fees and expenses. (See "Estimated Use of Proceeds.") In addition, it is not anticipated that we will maintain any permanent working capital reserves. Accordingly, in the event that we develop a need for additional capital in the future for the improvement of our properties or for any other reason, we cannot assure you that such sources of funding will be available to us. At this time, we have not identified any source of debt financing. As a result, our operations may be severely impacted.

                                REAL ESTATE RISKS

GENERAL REAL ESTATE RISKS, THERE IS NO ASSURANCE THAT WE WILL BE PROFITABLE OR THAT WE WILL REALIZE GROWTH IN THE VALUE OF OUR REAL ESTATE PROPERTIES

      We will be subject to risks generally incident to the ownership of real estate, including:

      o Changes in general economic or local conditions;

      o Changes in supply of or demand for similar or competing properties in an area;

      o Bankruptcies, financial difficulties or lease defaults by our tenants;

      o Changes in interest rates and availability of permanent mortgage funds, which may render the sale of a property difficult or unattractive;

      o Changes in the cost or availability of insurance, particularly after terrorist attacks of September 11, 2001

      o Changes in tax, real estate, environmental and zoning laws; and

      o Periods of high interest rates and tight money supply.

A PROPERTY THAT INCURS A VACANCY COULD BE DIFFICULT TO SELL OR RE-LEASE

      A property may incur a vacancy either by the continued default of a tenant under its lease or the expiration of one of its leases. Certain of our properties may be specifically suited to the particular needs of a tenant. Therefore, we may have difficulty obtaining a new tenant for any vacant space we have in our properties. If the vacancy continues for a long period of time, we may suffer reduced revenues resulting in less cash distributions to be distributed to shareholders. In addition, the resale value of the property could be diminished because the market value of a particular property will depend principally upon the value of the leases of such property.

WE ARE  DEPENDENT  ON  TENANTS  FOR OUR  REVENUE,  IN THE CASE OF A DEFAULT BY A
SINGLE TENANT COULD CAUSE A REDUCTION IN THE AMOUNT OF DISTRIBUTIONS TO SHAREHOLDERS


      A single tenant may occupy certain of our properties. As a result, the success of those properties will depend on the financial stability of a single tenant. Lease payment defaults by tenants could cause a reduction in the amount of distributions to shareholders. A default by a tenant on its lease payments could force us to find an alternative source of revenue to pay any mortgage loan on the property. In the event of a tenant default, we may experience delays in enforcing our rights as landlord and may incur substantial costs in protecting our investment and re-leasing the property. If a lease is terminated, we may be unable to lease the property for the rent previously received or sell the property without incurring a loss.


WE MAY NOT HAVE FUNDING FOR FUTURE TENANT IMPROVEMENT AND WE CANNOT ASSURE YOU THAT WE WILL HAVE ANY SOURCES OF FUNDING AVAILABLE TO US FOR SUCH PURPOSES IN THE FUTURE

      When a tenant at one of our properties does not renew its lease or otherwise vacates its space in one of our buildings, it is likely that, in order to attract one or more new tenants, we will be required to expend substantial funds to construct new tenant improvements in the vacated space. Substantially all of our net offering proceeds will be invested in real estate properties, and we do not anticipate that we will maintain permanent working capital reserves. We also have not identified any funding source to provide funds which may be required in the future for tenant improvements and tenant refurbishments in order to attract new tenants.

UNINSURED LOSSES RELATING TO REAL PROPERTY MAY AFFECT SHAREHOLDER RETURNS


      The Advisor will attempt to ensure that all of our properties are adequately insured to cover casualty losses. However, changes in the cost or availability of insurance, particularly after the terrorist attacks of September 11, 2001 could expose us to uninsured casualty losses. In the event that any of our properties incurs a casualty loss, which is not fully covered by insurance, the value of our assets will be reduced by any such uninsured loss. In addition, we have no source of funding to repair or reconstruct the damaged property, and we cannot assure you that any such sources of funding will be available to us for such purposes in the future.

DEVELOPMENT AND CONSTRUCTION OF PROPERTIES MAY RESULT IN DELAYS AND INCREASE COSTS AND RISKS


      We may invest some of the proceeds available for investment in the acquisition of raw land upon which we will develop and construct improvements at a fixed contract price. In any such projects we will be subject to risks relating to the builder's ability to control construction costs or to build in conformity with plans, specifications and timetables. The builder's failure to perform may result in legal action by us to rescind the purchase or construction contract or to enforce the builder's obligations. Performance may also be affected or delayed by conditions beyond the builder's control. Delays in completion of construction could also give tenants the right to terminate pre-construction leases for space at a newly developed project. We may incur additional risks when we make periodic progress payments or other advances to such builders prior to completion of construction. Each of those factors could result in increased costs of a project or loss of our investment. In addition, we will be subject to normal lease-up risks relating to newly constructed projects. Furthermore, the price paid for the property will be based on projections of rental income and expenses and estimates of the fair market value of property upon completion of construction. If the projections are inaccurate, we may pay too much for a property.


COMPETITION FOR INVESTMENT MAY INCREASE COST AND REDUCE RETURNS

      We will compete for real property investments with individuals, corporations, and bank and insurance company investment accounts, as well as other real estate investment trusts, real estate limited partnerships, and other entities engaged in real estate investment activities which may have much greater assets than the Company. Thus, there can be no assurance of our success in acquiring suitable properties. Competition for investments may have the effect of increasing costs and reducing your returns.

DELAYS IN ACQUISITION OF PROPERTIES MAY HAVE AFFECTS ON YOUR INVESTMENT

      Delays we encounter in the selection, acquisition and development of properties could affect your returns. Where properties are acquired prior to the start of construction or during the early stages of construction, it will typically take several months to complete construction and rent available space. Therefore, you could suffer delays in the distribution of cash dividends attributable to those particular properties.

UNCERTAIN MARKET CONDITIONS AND THE BROAD DISCRETION OF THE ADVISOR RELATING TO THE FUTURE DISPOSITION OF PROPERTIES COULD AFFECT THE RETURN ON INVESTMENTS

      We expect to hold the various real properties in which we invest until such time as the Advisor decides that a sale or other disposition is appropriate given our investment objectives. The Advisor, subject to approval of the board, may exercise its discretion as to whether and when to sell a property, and we will have no obligation to sell properties at any particular time, except upon a liquidation of Fidelity Equity Group, or if we do not list the shares within five years after the initial closing under this offering. We cannot predict various market conditions affecting real estate investments, which may exist at any particular time in the future. Due to the uncertainty of market conditions, which may affect the future disposition of the properties, we cannot assure you that we will be able to sell our properties at a profit in the future. Accordingly, the extent to which you will receive cash distributions and realize potential appreciation on our real estate investments will be dependent upon fluctuating market conditions.

DISCOVERY OF PREVIOUSLY UNDETECTED ENVIRONMENTALLY HAZARDOUS CONDITIONS MAY AFFECT OUR OPERATING RESULTS


      Under various federal, state and local environmental laws, a current or previous owner or operator of real property may be liable for the cost of removing or remediating hazardous or toxic substances on such property. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Environmental laws also may impose restrictions on the manner in which property may be used or businesses may be operated. A property owner who violates environmental laws may be subject to sanctions, which may be enforced by governmental agencies or, in certain circumstances, by private parties. In connection with the acquisition and ownership of our properties, we may be exposed to such costs. The cost of defending against environmental claims, of compliance with environmental regulatory requirements or of remediating any contaminated property could materially adversely affect the business, assets or results of operations of Fidelity Equity Group Inc and, consequently, amounts available for distribution to our shareholders.

IF WE FAIL TO MAKE DEBT PAYMENTS, WE COULD LOSE THE INVESTMENT IN A PROPERTY

      Loans obtained to fund property acquisitions will generally be secured by first mortgages on those properties. If we are unable to make our debt service payments as required, a lender could foreclose on the property or properties securing its debt. This could cause us to lose part or all of our investment, which in turn could cause the value of the shares and the distributions payable to shareholders to be reduced. In addition, any amount of debt incurred through the mortgaging of properties will reduce the amount of cash available for distributions. The maximum amount of debt financing on the combined portfolio of our properties cannot exceed 75% loan to value. (See "Description of Properties -- Real Estate Loans.")

OUR PORTFOLIO CONCENTRATION MAY EXPOSE THE COMPANY TO SIGNIFICANT RISK

      If we begin to acquire properties, these properties may be concentrated as far as industry type, location or tenant classification. This concentration would expose the Company to more risk than a highly diversified portfolio. As a result, a negative impact to a sector we are heavily concentrated in could severely impact our operations.

LENDERS MAY REQUIRE US TO ENTER INTO RESTRICTIVE COVENANTS RELATING TO OUR OPERATIONS, WHICH MAY AFFECT OUR ABILITY TO INCUR ADDITIONAL DEBT AND OUR ABILITY TO MAKE DISTRIBUTIONS TO OUR SHAREHOLDERS

      In connection with obtaining certain financing, a lender may impose restrictions on us, which affects our ability to incur additional debt and our ability to make distributions to our shareholders. Loan documents we enter into may contain negative covenants, which limit our ability to further mortgage the property, replace the Advisor as our advisor or impose other limitations.

IF WE ENTER INTO FINANCING ARRANGEMENTS INVOLVING BALLOON PAYMENT OBLIGATIONS, IT MAY AFFECT OUR ABILITY TO PAY DISTRIBUTIONS


      Some of our financing arrangements may require us to make a lump sum or "balloon" payment at maturity. Our ability to make a balloon payment at maturity is uncertain and may depend upon our ability to obtain additional financing or our ability to sell the property. At the time the balloon payment is due, we may or may not be able to refinance the balloon payment on terms as favorable as the original loan or sell the property at a price sufficient to make the balloon payment. The effect of a refinancing or sale could affect the rate of return to shareholders and the projected time of disposition of our assets. In addition, payments of principal and interest made to service our debts may leave us with insufficient cash to pay the distributions that we are required to be paid to maintain our qualification as a REIT.

WE TAKE BACK A PURCHASE MONEY MORTGAGE ON A PARTICULAR PROPERTY GREATER THAN OUR TAXABLE INCOME, WHICH COULD AFFECT OUR ABILITY TO MAKE DISTRIBUTIONS

      This may cause us to fail to distribute at least the sum of 85% of our ordinary income for the year or 95% of our REIT capital gain net income for such year but never the less maintain our qualification as a REIT because certain other conditions were met. This could subject us to a 100% tax on an amount equal to the greater of the amount by which we fail the 75% or 95% distribution to shareholders test for such year.

                            FEDERAL INCOME TAX RISKS


RISKS RELATED TO OUR QUALIFICATION AND OPERATION AS A REIT

      OUR  FAILURE  TO  QUALIFY  AS  A  REIT  WOULD  HAVE  SIGNIFICANT   ADVERSE
      CONSEQUENCES TO US AND THE VALUE OF OUR STOCK

      We intend to operate in a manner that will allow us to qualify as a REIT for federal income tax purposes under the Code. We have not requested and do not plan to request a ruling from the Internal Revenue Service, or IRS, that we qualify as a REIT, and the statements in this prospectus are not binding on the IRS or any court. If we were to lose our REIT status, we would face serious tax consequences that would substantially reduce the funds available for distribution to you for each of the years involved because:

      o we would not be entitled to a deduction for distributions to stockholders in computing our taxable income and would be required to pay federal income tax at regular corporate rates;

      o we also could be required to pay the federal alternative minimum tax and possibly increased state and local taxes; and

      o     unless  we  are  entitled  to  relief  under  applicable   statutory
            provisions, we could not elect to be taxed as a REIT for four taxable years following the year during which we were disqualified.

      In addition, if we fail to qualify as a REIT, we will not be required to make distributions to our stockholders. As a result of all these factors, our failure to qualify as a REIT also could impair our ability to expand our business and raise capital, and would adversely affect the value of our common stock.

      Qualification as a REIT involves the application of highly technical and complex Code provisions for which there are only limited judicial and administrative interpretations. The determination of various factual matters and circumstances not entirely within our control may affect our ability to qualify as a REIT. In order to qualify as a REIT, we must satisfy a number of requirements, including requirements regarding the ownership of our shares, the composition of our assets and a requirement that at least 95% of our gross income in any year be derived from qualifying sources, such as interest on mortgage loans. Also, we must make distributions to stockholders aggregating annually at least 90% of our net taxable income, excluding capital gains.

      Even if we qualify as a REIT for federal income tax purposes, we may be required to pay some federal, state and local taxes on our income or property. In addition, any taxable REIT subsidiary we own, will be required to pay federal, state and local income taxes on its taxable income, as well as any other applicable taxes.

      REIT DISTRIBUTION REQUIREMENTS COULD ADVERSELY AFFECT OUR LIQUIDITY

      To qualify as a REIT, we generally must distribute to our stockholders at least 90% of our net taxable income each year, excluding capital gains, and we will be required to pay regular corporate income taxes to the extent that we distribute less than 100% of our net taxable income each year. In addition, we will be required to pay a 4% nondeductible excise tax on the amount, if any, by which distributions paid by us in any calendar year are less than the sum of 85% of our ordinary income, 95% of our capital gain net income and 100% of our undistributed income from prior years. We intend to make distributions to our stockholders to comply with the 90% distribution requirement and to avoid corporate income tax and the nondeductible excise tax. However, differences in timing between the recognition of REIT taxable income and the actual receipt of cash or the effect of non-deductible capital expenditures could require us to
(i) sell assets in adverse market conditions, (ii) borrow funds on unfavorable terms, or (iii) distribute amounts that would otherwise be invested in future acquisitions, capital expenditures or repayment of debt in order to comply with the 90% distribution requirement and to avoid corporate income tax and the nondeductible excise tax. Further, amounts distributed will not be available to fund investment activities. We expect to fund our investments, initially, by raising capital in this offering and, subsequently, through borrowings from financial institutions, along with securitization financings. Our failure to obtain debt or equity capital in the future could limit our ability to grow, which could have a material adverse effect on the value of our common stock.

      COMPLYING WITH REIT REQUIREMENTS MAY FORCE US TO LIQUIDATE OTHERWISE ATTRACTIVE INVESTMENTS

      At the close of each quarter of our taxable year, we must satisfy four tests relating to the nature and diversification of our assets. First, at least 75% of the value of our total assets must be represented by real estate assets, cash, cash items and government securities. For purposes of this test, real estate assets include stock or debt instruments that are purchased with the proceeds of a stock offering or a public offering of debt with a term of at least five years, but only for the one-year period beginning on the date we receive such proceeds. Second, not more than 25% of our total assets may be represented by securities, other than those securities includable in the 75% asset test. Third, of the investments included in the 25% asset class, and except for investments in REITs, qualified REIT subsidiaries and taxable REIT subsidiaries, the value of any one issuer's securities may not exceed 5% of the value of our total assets, and we may not own more than 10% of the total vote or value of the outstanding securities of any one issuer except, in the case of the 10% value test, certain "straight debt" securities. Fourth, not more than 20% of the value of our total assets may be represented by the securities of one or more taxable REIT subsidiaries.

      If we fail to satisfy an asset test because we acquire securities or other property during a quarter, under certain circumstances we may cure this failure by disposing of sufficient non-qualifying assets within 30 days after the close of that quarter. Although we plan to take steps to ensure that we satisfy such tests for any quarter with respect to which testing is to occur, there can be no assurance that such steps will always be successful, or will not require a reduction in our overall interest in an issuer. If we fail to timely cure any noncompliance with the asset tests, we would cease to qualify as a REIT.

      U.S. FEDERAL INCOME TAX TREATMENT OF REITS AND INVESTMENTS IN REITS MAY CHANGE WHICH MAY CAUSE US TO LOSE THE TAX BENEFITS OF OPERATING AS A REIT

      The present U.S. federal income tax treatment of a REIT and an investment in a REIT may be modified by legislative, judicial or administrative action at any time. Revisions in U.S. federal income tax laws and interpretations of these laws could adversely affect us and the tax consequences of an investment in us.

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                                       18

                            ESTIMATED USE OF PROCEEDS

      The following tables sets forth our best estimate of how we intend to use the proceeds raised in this offering assuming that it sells 200,000 shares, 12,500,000 shares, and 25,000,000 shares, respectively, pursuant to this offering. We expect that at least 84.0% of the money you invest will be used to buy real estate, while the remaining proceeds will be used to pay expenses and fees including the payment of fees to the Dealer Manager, our Advisor, and our Property Manager. Presently, we have not identified any properties for acquisition.

                                              200,000       12,500,000       25,000,000
                                              SHARES           SHARES            SHARES        PERCENT
                                          ------------     ------------     ------------      --------
Gross Offering Proceeds (1)               $  2,000,000     $125,000,000     $250,000,000           100%
Less Public Offering Expenses:
Selling Commissions (2)                        140,000        8,750,000       17,500,000           7.0%
Dealer Manager Fee (2)                          50,000        3,125,000        6,250,000           2.5%
Organization and Offering Expense (3)            2,000        1,250,000        2,500,000           1.0%
                                          ------------     ------------     ------------      --------

Amount Available for Investment (4)       $  1,808,000     $114,375,000     $223,750,000          89.5%

Acquisition and Development:
Acquisition and Advisory Fees (5)         $     27,120     $  1,715,625     $  3,356,250           1.5%
Acquisition Expense (6)                         72,320        4,575,000        8,950,000           4.0%
Initial Working Capital Reserve (7)

Amount Invested in Properties (4) (8)     $  1,708,560     $108,084,375     $211,443,750          84.0%
                                          ------------     ------------     ------------      --------

FOOTNOTES TO ESTIMATED USE OF PROCEEDS

(1) The table does not reflect the possible sale of up to 4,000,000 shares under the distribution reinvestment plan or the sale of up to 1,000,000 shares which may be issued upon exercise of the soliciting dealer warrants. Further this table does not reflect the elimination of the $0.70 sales commission and the $0.25 dealer manager fee for the sale of stock sold to officers and directors, the Advisor and it's affiliates.

(2) Includes selling commissions equal to 7.0% of aggregate gross offering proceeds which commissions may be reduced under certain circumstances and a dealer manager fee equal to 2.5% of aggregate gross offering proceeds, both of which are payable to the Dealer Manager. The Dealer Manager, in its sole discretion, may re-allow selling commissions of up to 7.0% of gross offering proceeds to other broker-dealers participating in this offering attributable to the shares sold by them and may re-allow out of its dealer manager fee up to 1.5% of gross offering proceeds in marketing fees and due diligence expenses to broker-dealers participating in this offering based on such factors as the volume of units sold by such participating broker-dealers, marketing support provided by such participating broker-dealers and bona fide conference fees incurred. The amount of selling commissions may also be reduced under certain circumstances for volume discounts. See the" Plan of Distribution" section of this prospectus for a description of such provisions.

(3) Organization and offering expenses consist of reimbursement of actual legal, accounting, printing and other accountable offering expenses, including amounts to reimburse the Advisor for marketing, salaries and direct expenses of its employees, employees of its affiliates and others while engaged in registering and marketing the shares, which shall include development of marketing materials and marketing presentations, planning and participating in due diligence and marketing meetings and coordinating generally the marketing process for Fidelity Equity Group Inc. The Advisor and its affiliates will be responsible for the payment of organization and offering expenses, other than selling commissions and the dealer manager fee, to the extent they exceed 1.0% of gross offering proceeds on a cumulative basis without recourse against or reimbursement by Fidelity Equity Group Inc.

(4) Until required in connection with the acquisition and development of properties, substantially all of the net proceeds of the offering and, thereafter, the working capital reserves of Fidelity Equity Group Inc, may be invested in short-term, highly-liquid investments including government obligations, bank certificates of deposit, short-term debt obligations and interest-bearing accounts. The number of properties we are able to acquire will depend on several factors, including the amount of capital raised in this offering; the extent to which we incur debt or issues limited partnership interests in the Partnership in order to acquire properties and the purchase price of the properties we acquire. We are not able to estimate the number of properties we may acquire assuming the sale of any particular number of shares. However, in general we expect that the concentration risk of our portfolio of properties will be inversely related to the number of shares sold in this offering.

(5)   Acquisition   and  advisory  fees  are  defined   generally  as  fees  and
      commissions paid by any party to any person in connection with the purchase, development or construction of properties. We will pay the Advisor acquisition and advisory fees up to a maximum amount of 1.5% of the aggregate purchase price of all properties we acquire.

(6) Acquisition expenses include legal fees and expenses, travel expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, title insurance premiums and other closing costs and miscellaneous expenses relating to the selection, acquisition and development of real estate properties. We will reimburse the Advisor for acquisition expenses in an amount up to 4% of the aggregate purchase price of all properties we acquire. As described in note (5) above, the use of debt or new securities to acquire properties would increase acquisition expenses.

(7) Because most of the leases for the properties to be acquired by Fidelity Equity Group Inc. will likely provide for tenant reimbursement of operating expenses, we do not anticipate that a permanent reserve for maintenance and repairs of real estate properties will be established. However, in the event that we acquire any properties that are not on a triple net lease basis, we intend to set aside reserves from gross revenues for maintenance, repairs and/or taxes. We also may, but are not required to, establish reserves from gross offering proceeds, out of cash flow generated by operating properties or out of net sale proceeds in non-liquidating sale transactions.

(8) Includes amounts to be invested in properties net of fees and expenses. We estimate that approximately 84.0% of the proceeds received from the sale of shares will be used to acquire properties. Because our activities will be managed and carried out primarily by the Advisor and the Property Manager (subject to supervision by our board of directors), we do not intend to incur the significant salaries or related expenses associated with a large internal management organization.

      The Company intends to acquire real property projects upon completion of the offering conducted pursuant to this prospectus. We will seek to invest substantially all of the offering proceeds available for investment after the payment of fees and expenses in the acquisition of high quality commercial real estate, the majority of which are anticipated to include industrial buildings and commercial properties located primarily in the top 20% of the United States' largest commercial and industrial markets ranked by square footage of commercial property space. We may also consider investments in certain commercial properties located in Canada and, to a lesser extent, Mexico. We may acquire buildings which are newly constructed, under construction, or which have been previously constructed and have operating histories. We will invest in Industrial and other commercial properties such as office buildings, apartment buildings, shopping centers, special purpose buildings and undeveloped acreage. We will primarily attempt to acquire existing commercial properties, the space in which has been leased or pre-leased to one or more corporate tenants who satisfy our standards of creditworthiness. Currently, the Company has not identified any specific properties.

LIQUIDITY AND CAPITAL RESOURCES

      Currently, the company has virtually no capital resources. As discussed in the use of proceeds section, the Company expects to use at least 84% of the money obtained in this offering to invest in properties. Depending on the number of shares sold in this offering, the Company will be able to determine the size and number of projects that can be pursued with the Company's available capital.

      The Company has not obtained any debt financing to date, however, to some extent, the Company will likely use debt financing to acquire specific properties.

CERTAIN RELATIONSHIP AND RELATED TRANSACTIONS

      The Company currently does not have significant operations and does not own any properties or assets. Other than the agreements with the Advisor and the Property Manger, discussed in detail later in this prospectus, the Company has not entered into any related-party transactions.

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                                       21

                                   MANAGEMENT

GENERAL

      We operate under the direction of our Board of Directors, the members of which are accountable to us and our shareholders as fiduciaries. The board is responsible for the management and control of our affairs. The board has retained the Advisor to manage our day-to-day affairs and the acquisition and disposition of our investments, subject to the board's supervision. The Articles of Incorporation of Fidelity Equity Group Inc are reviewed and ratified by the Board of Directors at their initial meeting.


      Our Articles of Incorporation and Bylaws provide that the number of directors of Fidelity Equity Group may be established by a majority of the entire Board of Directors but may not be fewer than the minimum required by Maryland corporate law nor more than 15. We currently have a total of six Directors. The Articles of Incorporation also provide that a majority of the Directors must be Independent Directors. An "Independent Director" is a person who is not an officer or employee of Fidelity Equity Group, the Advisor or their affiliates and has not otherwise been affiliated with such entities for the previous two years. An "Affiliated Director" is any director or officer of the Company. Each Director will serve for a term of three years and Independent Directors will serve a term of one year until the next annual meeting of shareholders or until his successor has been duly elected and qualified. Although the number of Directors may be increased or decreased, a decrease shall not have the effect of shortening the term of any incumbent Director. Of the six current Directors, four of our Directors are considered Independent Directors.


      Any Director may resign at any time and may be removed with cause by the shareholders upon the affirmative vote of at least a majority of all the votes entitled to be cast at a meeting called for the purpose of the proposed removal. The notice of the meeting shall indicate that the purpose, or one of the purposes, of the meeting is to determine if the Director shall be removed.

      Unless filled by a vote of the shareholders as permitted by Maryland Corporation Law, a vacancy created by an increase in the number of Directors or the death, resignation, removal, adjudicated incompetence or other incapacity of a Director shall be filled by a vote of a majority of the remaining Directors and,

      o In the case of a Director who is not an Affiliated Director; by a vote of a majority of the remaining Affiliated Directors, or

      o In the case of an "Independent Director," by a vote of a majority of the remaining Independent Directors, unless there is no remaining Affiliated Directors or Independent Directors, as the case may be. In such case a majority vote of the remaining Directors shall be sufficient. If at any time there are no Independent or Affiliated Directors in office, successor Directors shall be elected by the shareholders. The Articles of Incorporation and the Bylaws will bind each Director.

      The Directors are not required to devote all of their time to our business and are only required to devote the time to our affairs, as their duties require. The Directors will meet quarterly or more frequently if necessary. We do not expect that the Directors will be required to devote a substantial portion of their time to discharge their duties as our Directors. Consequently, in the exercise of their fiduciary responsibilities, the Directors will be relying heavily on the Advisor. The board is empowered to fix the compensation of all officers that it selects and may pay compensation to Directors for services rendered to us in any other capacity.

      Our general investment and borrowing policies are set forth in this prospectus. The Directors may establish further written policies on investments and borrowings and shall monitor our administrative procedures, investment operations and performance to ensure that the policies are fulfilled and are in the best interest of the shareholders. We will follow the policies on investments and borrowings set forth in this prospectus unless and until they are modified by the Directors.

      The board is also responsible for reviewing fees and expenses for Fidelity Equity Group on at least an annual basis and with sufficient frequency to determine that the expenses incurred are in the best interest of the shareholders. In addition, the Directors will also be responsible for reviewing the performance of the Advisor and determining that the compensation to be paid to the Advisor is reasonable in relation to the nature and quality of services to be performed and that the provisions of the Advisory Agreement are being carried out. Specifically, the Directors will consider factors such as:

o The amount of fees paid to the Advisor in relation to the size, composition and performance of the investments;

o     The  success  of  the  Advisor  in   generating   appropriate   investment
      opportunities;

o Rates charged to other externally advised REITs and other similar investors by advisors performing similar services;

o Additional revenues realized by the Advisor and its affiliate through their relationship with us, whether we pay them or they are paid by others with whom we do business;

o The quality and extent of service and advice furnished by the Advisor and the performance of our investment portfolio; and

o The quality of our portfolio relative to the investments generated by the Advisor or any of its affiliate.


COMMITTEES OF THE BOARD OF DIRECTORS


      Our entire Board of Directors considers all major decisions concerning our business, including any property acquisitions. However, our board may establish an Audit Committee and a Compensation Committee so that issues arising in these areas can be addressed in more depth than may be possible at a full board meeting.

      AUDIT COMMITTEE

      The Audit Committee will meet on a regular basis at least annually and throughout the year as necessary. The Audit Committee's primary function is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing the financial information to be provided to the shareholders and others, the system of internal controls which management has established, and the audit and financial reporting process, all in accordance with the Company's Audit Committee Charter.

      COMPENSATION COMMITTEE


      The Board of Directors will established a Compensation Committee to administer the 2005 Employee Stock Option Plan, as described below, and to determine officer and director compensation. The Compensation Committee will be comprised of three Directors. The primary function of the Compensation Committee is to administer the granting of stock options to selected employees of the Advisor and the Property Manager based upon recommendations from the Advisor, and to set the terms and conditions of such options in accordance with the 2005 Employee Stock Option Plan.

                        DIRECTORS AND EXECUTIVE OFFICERS

      The Directors and Executive Officers of the Company, their ages and their positions and offices are as follows:


NAME                       AGE     POSITION
-----------------------    ---     --------------------------------------
William T. Frattalone      67      President, Chief Executive Officer,
                                     Treasurer and Director
Dennis P. Sweenor          37      Executive Vice-President,
                                     Secretary and Director
Peter D. Sheridan          47      Independent Director
Floyd L. Shearin           68      Independent Director
Arthur J. Pollio           46      Independent Director
George L. Williams         64      Independent Director

      WILLIAM T. FRATTALONE, age 67, is the President and Chief Executive Officer, Treasurer and a Director of Fidelity Equity Group, Inc. Mr. Frattalone is also a manager and director of Fidelity Equity Group Advisors, LLC, our Advisor, and Fidelity Equity Group Property Management, LLC, our Property
Manager. From August 1998 to present Mr. Frattalone is presently a Broker-Salesperson associated with Prudential Florida WCI Realty specializing in the acquisition, sales, and development of commercial and industrial real estate for investors. From 1993 to 1998 Mr. Frattalone was employed by Riffland Financial Group as its Vice President and Senior Loan Officer in charge of commercial loans. From 1983 to 1992 Mr. Frattalone was President and Chief Financial Officer for Community Equities Corporation, a NASD Securities Broker Dealer, Mr. Frattalone was the founder of the company and was responsible for the over all operations of the firm. From 1974 thru 1982, Mr. Frattalone was employed by Brocato & Company, Realtors, as its President in charge of the overall operations of the company and its real estate agents. Mr. Frattalone is presently a licensed Real Estate and Mortgage Broker in the State of Florida. Mr. Frattalone attended Emory University where he took advance studies in Administration and Accounting in the Securities Industry.

      DENNIS P. SWEENOR, age 37, is the Executive Vice-President, Secretary and a Director of Fidelity Equity Group, Inc. Mr. Sweenor is also a manager and Director of Fidelity Equity Group Advisors, LLC our Advisor and Fidelity Equity Group Property Management, LLC our Property Manager. From August of 2003 to September 2004 Mr. Sweenor was employed by Fidelity Dividend Capital a real estate holding company as its President and Chief Operations Officer responsible for the day to day operations. From April 2001 to August 2003 Mr. Sweenor was a licensed securities broker employed by Clearing Services of America, a registered NASD Securities Broker-Dealer. From September 1998 to April 2001, Mr. Sweenor was employed by Baxter, Banks and Smith a registered NASD Securities Broker Dealer, and was responsible for individual account management. Mr. Sweenor graduated from the College of Oceaneering and holds degrees in Arts, Science and Marine Technologies.

INDEPENDENT DIRECTORS

      PETER D. SHERIDAN, age 47, is an Independent Director of Fidelity Equity Group, Inc... From 2000 to present, Mr. Sheridan has been employed by Premier Commercial Realty, Inc. as its President. Mr. Sheridan reports directly to and advises the owners of the company in the marketing, leasing acquisition, management design and development of properties within and for its commercial real estate portfolio. From 1995 to 2000 Mr. Sheridan was the Regional Vice President for The Hogan Group, a full service real estate development and brokerage company. Mr. Sheridan was directly responsible for new business development, managing development and construction activity, real estate brokerage, marketing, leasing and property management activity. From 1984 t0 1995 Mr. Sheridan was Senior Vice President of Colliers International-Lehrer & Company responsible for landlord representation, project marketing, site selection for build-to-suites and development and investment sales. From 1979 to 1983 Mr. Sheridan worked for General Electric Company as a Corporate Auditor and a Corporate Financial Analyst and is a graduate of GE's Financial Management Program. Mr. Sheridan holds an active Florida Real Estate Brokers License and Florida Mortgage Brokers License. Mr. Sheridan graduated from Wabash College in Crawfordsville, Indiana with a Bachelor of Arts Degree in 1979 with a major in Economics.

      FLOYD L. SHEARIN, age 68 is an Independent Director of Fidelity Equity Group, Inc. From 1992 to present Mr. Shearin has been employed by Prudential Florida WCI Realty, Inc. as a Broker/Salesperson specializing in the sales and marketing of Commercial and Industrial real estate. From 1985 to 1992 Mr. Shearin the position of President and CEO of Abacus Mortgage Company and was responsible for the overall operations of the company which provided residential and commercial real estate financing. From 1980 thru 1984 Mr. Shearin was the Chairman, President and CEO of Hanover Bank and was responsible for the over all operation of the bank. From 1973 to 1980 Mr. Shearin was employed by South East Bank Corporation as a President and CEO for their Hollywood, Florida office. Mr. Shearin presently holds an active Florida Real Estate Brokers License as well as a Florida Mortgage Brokers License. Mr. Shearin has a degree from the University of Virginia and is a graduate of their School of Banking.

      ARTHUR J. POLLIO, age 46 is an Independent Director of Fidelity Equity Group, Inc. From 1998 to present Mr. Pollio has been employed by Prudential Florida WCI Realty, Inc. specializing in land sales and development and is active in Commercial, Industrial and Residential real estate transactions. From 1987 thorough 1989 Mr. Pollio was the elected President and Treasurer of the Greater Fort Lauderdale Area Association of Realtors, his responsibilities included Chairman of the Audit and Finance Committee overseeing a $1.45 million fiscal year budget and during his presidency of the association he oversaw a volunteer membership of over 6300 members. Mr. Pollio is a State of Florida Registered Real Estate Broker/Salesperson and has been an active Realtor since 1978. Mr. Pollio attended Broward Community College and has an Associate in Arts Degree and holds a degree in Bachelor of Business Administration with a major in Accounting from Florida Atlantic University.

      GEORGE L. WILLIAMS, DDS, Age 65 is an Independent Director of Fidelity Equity Group, Inc. Dr. Williams is active in the professional practice of Dentistry in South Florida. Dr. Williams practice is the Cosmetic Implant Dentistry of Broward County. Dr. Williams' specialty is Implant Dentistry. Dr. Williams holds licensure in the National, Virginia, and Florida Boards of Dentistry. Presently, Dr. Williams is a Director of Kirshner Entertainment and Technology a public company. Dr. Williams was a Director of Hanover Bank from 1980 thru 1984. Dr. Williams is a graduate of High Point University, High Point, North Carolina and the Medical College of University of Virginia where he earned degrees in Doctor of Dental Science as well as Doctor of Dental Surgery.

EXECUTIVE COMPENSATION

      The following table sets forth, for the fiscal year ended March 31, 2004 certain information regarding the compensation earned by Fidelity Equity's Chief Executive Officer and each of Fidelity Equity's most highly compensated executive officers whose aggregate annual salary and bonus for fiscal 2003 exceeds $100,000, (the "Named Executive Officers"), with respect to services rendered by such persons to Fidelity Equity and its subsidiaries.

                           SUMMARY COMPENSATION TABLE

                                      ANNUAL COMPENSATION                             LONG-TERM COMPENSATION
                          ----------------------------------------   --------------------------------------------------
NAME AND PRINCIPAL                                    OTHER          RESTRICTED STOCK   UNDERLYING      OTHER
  POSITION                YEAR   SALARY     BONUS     COMPENSATION   AWARDS             OPTIONS         COMPENSATION
----------------------    ----   ------     -----     ------------   ----------------   ----------      ---------------
William T. Frattalone     2004   $   --      none        none           26,000,000         none              none
CEO and
President

Dennis Sweenor,           2004   $   --      none        none           26,000,000         none              none
COO and
Secretary

OPTION GRANTS

      No stock options were granted for the fiscal years ended March 31, 2004. No stock appreciation rights were granted to these individuals during any year.

                                                                 INDIVIDUAL GRANTS
                                                NUMBER              OF % OF TOTAL
                                                SECURITIES        OPTIONS GRANTED
                                            UNDERLYING OPTIONS    TO EMPLOYEES IN      EXERCISE PRICE
NAME                      YEAR OF GRANT          GRANTED           CALENDAR YEAR         ($/SH) (1)       EXPIRATION DATE
---------------------     -------------          -------           -------------         ----------       ---------------
William T. Frattalone     2004                      --                  --                  --                  --

Dennis Sweenor            2004                      --                  --                  --                  --

FISCAL YEAR-END OPTION VALUES

      The following table sets forth information regarding each exercise of stock options and the value realized and the number and values of unexercised options held by each of the Named Executive Officers as of November __, 2004.

                                                      NUMBER OF SECURITIES UNDERLYING           VALUE OF UNEXERCISED
                                                            UNEXERCISED OPTIONS                 IN-THE-MONEY OPTIONS
                             SHARES                             AT 12/28/03                         AT 12/28/03
                           ACQUIRED ON    VALUED       ------------------------------      ------------------------------
NAME                        EXERCISE     REALIZED      EXERCISABLE      UNEXERCISABLE      EXERCISABLE      UNEXERCISABLE
------------------------    --------     --------      -----------      -------------      -----------      -------------
William T. Frattalone          --        $     --            --                 --               --                 --

Dennis Sweenor                 --        $     --            --                 --               --                 --

Bruno Sartori                  --

                             PRINCIPAL SHAREHOLDERS


      The following table sets forth information known to the Company, as of November 15, 2004, regarding the beneficial ownership of the Company's voting securities by (i) each of the Company's directors and executive officers, and
(ii) all directors and executive officers of the company as a group. Except as indicated below, management is not aware of any individual or entity that owns 5% or more of the voting stock of the Company.

                                   NUMBER OF COMMON SHARES   % OF COMMON SHARES
BENEFICIAL OWNER                    BENEFICIALLY OWNED(1)       OUTSTANDING(1)
---------------------------------  -----------------------   ------------------
William T. Frattalone                     26,000,000                    50%
Dennis P. Sweenor                         26,000,000                    50%
Directors and officers as a group         52,000,000                   100%

----------
(1)   Based on 52,000,000 shares outstanding as of November 18, 2004.

      Applicable percentage of ownership is based on 52,000,000 shares of common stock outstanding as of November 16, 2004 for each stockholder. Beneficial ownership is determined in accordance within the rules of the Commission and generally includes voting of investment power with respect to securities. Shares of common stock subject to securities exercisable or convertible into shares of common stock that are currently exercisable or exercisable within 60 days of November 16, 2004 are deemed to be beneficially owned by the person holding such options for the purpose of computing the percentage of ownership of such persons, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

COMPENSATION OF DIRECTORS


      We pay each of our Independent Directors $1000 per quarter plus $500 for each board meeting attended. In addition, we have reserved 300,000 shares of common stock for future issuance upon the exercise of stock options granted to the Independent Directors pursuant to our Independent Director Stock Option Plan. All Directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at meetings of the Board of Directors. If a Director also is an officer of Fidelity Equity Group, we will not pay separate compensation for services rendered as a Director.

INDEPENDENT DIRECTOR STOCK OPTION PLAN

      We have adopted an Independent Director Stock Option Plan, which we will use in an effort to attract and retain qualified Independent Directors (Director Option Plan). We intend to grant non-qualified stock options to purchase 10,000 shares (Initial Options) to each Independent Director pursuant to our Director Option Plan upon the sale of at least 200,000 shares in this offering. In addition, we intend to issue options to purchase 5,000 shares to each Independent Director then in office on the date of each annual stockholder's meeting. Options may not be granted under the Independent Director Stock Option Plan at any time when the grant would cause the total number of options outstanding under the Independent Director Stock Option Plan and the Employee Stock Option Plan to exceed 10% of our issued and outstanding shares. The exercise price for options to be issued under the Director Option Plan shall be the greater of (1) $12.00 per share or (2) the fair market value of the shares on the date they are granted. Fair market value is defined generally to mean:

o If the shares are traded on a national exchange, the average closing price for the five consecutive trading days ending on such date;

o If the shares are quoted on NASDAQ, the average of the high bid and low asked prices;

o If there is a current public offering and no market maker for the shares, the average of the last 10 sales made pursuant to a public offering;

o If there is no current public offering, the average of the last 10 purchases (or fewer if less than 10 purchases) under our share redemption program; or

o The price per share under the distribution reinvestment plan if there are no purchases under the share redemption program.

      A total of 300,000 shares are authorized and reserved for issuance under the Director Option Plan. If the number of outstanding shares is changed into a different number or kind of shares or securities through a reorganization or merger in which Fidelity Equity Group Inc. is the surviving entity, or through a combination, recapitalization or otherwise, an appropriate adjustment will be made in the number and kind of shares that may be issued pursuant to exercise of the options. A corresponding adjustment to the exercise price of the options granted prior to any change will also be made. Any such adjustment, however, will not change the total payment, if any, applicable to the portion of the Director options not exercised, but will change only the exercise price for each share. Options granted under the Director Option Plan shall lapse on the first to occur of (1) the tenth anniversary of the date we grant them, (2) the removal of the Independent Director for cause, or (3) three months following the date the Independent Director ceases to be a Director for any reason other than death or disability. Options may be exercised by payment of cash or through the delivery of fully paid common stock. Options granted under the Director Option Plan are generally exercisable in the case of death or disability for a period of one year after death or the disabling event. No option may be granted or exercised if such grant or exercise would jeopardize Fidelity Equity Group's status as a REIT under the Internal Revenue Code or otherwise violate the ownership and transfer restrictions imposed under the Articles of Incorporation. The Independent Directors may not sell pledge, assign or transfer their options other than by will or the laws of descent or distribution.

      Upon the dissolution or liquidation of Fidelity Equity Group, upon our reorganization, merger or consolidation with one or more corporations as a result of which we are not the surviving corporation or upon sale of all or substantially all of our properties, the Director Option Plan will terminate, and any outstanding options will terminate and be forfeited. The Board of Directors may provide in writing in connection with any such transaction for any or all of the following alternatives:

o For the assumption by the successor corporation of the options granted or the replacement of the options with options covering the stock of the successor corporation, or a parent or subsidiary of such corporation, with appropriate adjustments as to the number and kind of shares and exercise prices;

o For the continuance of the Director Option Plan and the options by such successor corporation under the original terms; or

o For the payment in cash or shares of common stock in lieu of and in complete satisfaction of such options.

EMPLOYEE STOCK OPTION PLAN

      We intend to adopt an Employee Stock Option Plan of Fidelity Equity Group Inc (Employee Option Plan). Our Employee Option Plan will be designed to enable Fidelity Equity Group Inc, the Advisor and the Property Manager to obtain or retain the services of employees (not to include any person who is a sponsor or affiliate of Fidelity Equity Group Inc) considered essential to our long-range success and the success of the Advisor and the Property Manager by offering such employees an opportunity to participate in the growth of Fidelity Equity Group through ownership of our common stock. The Employee Option Plan will be administered by our directors, who are authorized to grant "non-qualified" stock options ("Employee Options") to selected employees of the Advisor and the Property Manager. All grants of Employee Options will be based upon the recommendation of the Advisor and subject to the absolute discretion of the directors and applicable limitations of the Employee Option Plan. Options may not be granted under the Employee Stock Option Plan at any time when the grant would cause the total number of options under the Employee Stock Option Plan and the Independent Director Stock Option Plan to exceed 10% of our issued and outstanding shares. The exercise price for the Employee Options shall be the greater of (1) $11.00 per share or (2) the fair market value of the shares on the date the option is granted. A total of 750,000 shares are authorized and reserved for issuance under the Employee Option Plan. The directors shall set the term of the Employee Options in its discretion, which shall not exceed ten years. The directors shall set the period during which the right to exercise an option vests in the holder of the option. No Employee Option may be issued or exercised, however, if such issuance or exercise would jeopardize Fidelity Equity Group's status as a REIT under the Internal Revenue Code or otherwise violate the ownership and transfer restrictions imposed under the Articles of Incorporation. In addition, no option may be sold, pledged, assigned or transferred by an employee in any manner other than by will or the laws of descent or distribution.

      In the event that the directors determines that any dividend or other distribution, recapitalization, stock split, reorganization, merger, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of Fidelity Equity Group's assets, or other similar corporate transaction or event, affects the shares such that an adjustment is determined by the directors to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Employee Option Plan or with respect to an Employee Option, then the directors shall, in such manner as it may deem equitable, adjust the number and kind of shares or the exercise price with respect to any option.

LIMITED LIABILITY AND INDEMNIFICATION OF DIRECTORS, OFFICERS AND OTHERS

      Our organizational documents limit the personal liability of our Shareholders, Directors and Officers for monetary damages to the fullest extent permitted under current Maryland Corporation Law. We also may obtain in the future a Directors and Officers liability insurance policy. Maryland Corporation Law allows Directors and Officers to be indemnified against judgments, penalties, fines, settlements and expenses actually incurred in a proceeding unless the following can be established:

o An act or omission of the Director or Officer was material to the cause of action adjudicated in the proceeding, and was committed in bad faith or was the result of active and deliberate dishonesty;

o The Director or Officer actually received an improper personal benefit in money, property or services; or

o With respect to any criminal proceeding, the Director or Officer had reasonable cause to believe his act or omission was unlawful.

      Any indemnification or any agreement to hold harmless is recoverable only out of our assets and not from the shareholders. Indemnification could reduce the legal remedies available to us and the shareholders against the indemnified individuals, however.

      This provision does not reduce the exposure of Directors and Officers to liability under Federal or State securities laws, nor does it limit the shareholder's ability to obtain injunctive relief or other equitable remedies for a violation of a Director's or an Officer's duties to us or our shareholders, although the equitable remedies may not be an effective remedy in some circumstances.


      In spite of the above provisions of Maryland Corporation Law, our Articles of Incorporation provide that the Directors, the Advisor and its affiliate will be indemnified by us for losses arising from our operation only if all of the following conditions are met:

o The Directors, the Advisor or its affiliate have determined, in good faith, that the course of conduct, which caused the loss or liability, was in our best interest;

o The Directors, the Advisor or its affiliate were acting on our behalf or performing services for us;


o In the case of Affiliated Directors, the Advisor or its affiliates, the liability or loss was not the result of negligence or misconduct by the party seeking indemnification;

o In the case of Independent Directors, the liability or loss was not the result of gross negligence or willful misconduct by the party seeking indemnification; and

o The indemnification or agreement to hold harmless is recoverable only out of our net assets and not from the shareholders.


      We have agreed to indemnify and hold harmless the Advisor and its affiliate performing services for us from specific claims and liabilities arising out of the performance of their obligations under the Advisory Agreement. As a result, we and our shareholders may be entitled to a more limited right of action than we would otherwise have if these indemnification rights were not included in the Advisory Agreement.


      The general effect to investors of any arrangement under which any of our controlling persons, directors or officers are insured or indemnified against liability is a potential reduction in distributions resulting from our payment of premiums associated with insurance. In addition, indemnification could reduce the legal remedies available to Fidelity Equity Group and our shareholders against the Officers and Directors.

      The Securities and Exchange Commission takes the position that indemnification against liabilities arising under the Securities Act of 1933 is against public policy and unenforceable. Indemnification of the Directors, Officers, the Advisor or its affiliate will not be allowed for liabilities arising from or out of a violation of State or Federal securities laws, unless one or more of the following conditions are met:


o There has been a successful adjudication on the merits of each count involving alleged securities law violations;

o Such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

o A court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which the securities were offered as to indemnification for violations of securities laws.

      Indemnification will be allowed for settlements and related expenses of lawsuits alleging securities laws violations and for expenses incurred in successfully defending any lawsuits, provided that a court either:

o Approves the settlement and finds that indemnification of the settlement and related costs should be made; or

o Dismisses with prejudice or there is a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnities and a court approves the indemnification.

THE ADVISOR

      Certain of our Officers and Directors manage and direct the business of the Advisor. The Advisor has certain contractual responsibilities to Fidelity Equity Group and its stockholders pursuant to the Advisory Agreement. The Advisor is managed by: Dennis P. Sweenor and William T. Frattalone.

      Certain information concerning the managers of the Advisor is set forth above in the "Management-Executive Officers and Directors" section of this prospectus.

THE ADVISORY AGREEMENT


      Many of the services to be performed by the Advisor in managing our day-to-day activities are summarized below. This summary is provided to illustrate the material functions, which the Advisor will perform for us as our advisor and it is not intended to include all of the services, which may be provided to us by third parties. Under the terms of the Advisory Agreement, the Advisor undertakes to use its best efforts to present to us investment opportunities consistent with our investment policies and objectives as adopted by the Board of Directors. In its performance of this undertaking, the Advisor, shall, subject to the authority of the Board:


o Find, present and recommend to us real estate investment opportunities consistent with our investment policies and objectives;


o Structure the terms and conditions of transactions pursuant to which acquisitions, sales and insurance of properties will be made;


o Acquire properties on our behalf in compliance with our investment objectives and policies;

o     Arrange for financing and refinancing of properties; and

o     Enter into leases and service contracts for the properties acquired.

      The term of the current Advisory Agreement ends one year after the initial closing date under this offering, subject to renewals for an unlimited number of successive three-year periods. The Advisory Agreement may be terminated:

o Immediately by us for "cause," or upon the bankruptcy of the Advisor, or upon a material breach of the Advisory Agreement by the Advisor;


o With cause by a majority of the Directors of Fidelity Equity Group upon 60 days' written notice; or


o     With "good reason" by the Advisor upon 60 days' written notice.

      "Good reason" is defined in the Advisory Agreement to mean either any failure by us to obtain a satisfactory agreement from our successor to assume and agree to perform our obligations under the Advisory Agreement or any material breach of the Advisory Agreement of any nature whatsoever by us. "Cause" is defined in the Advisory Agreement to mean fraud, criminal conduct, willful misconduct or willful or negligent breach of fiduciary duty by the Advisor or a breach of the Advisory Agreement by the Advisor.


      Pursuant to the Advisory Agreement, the Advisor must devote sufficient resources to our business operations to discharge its obligations. The Advisor may not assign the Advisory Agreement without the approval of a majority of our directors. The Advisor may not make any acquisition of property or financing of such acquisition on our behalf without the prior approval of a majority of our Directors. The actual terms and conditions of transactions involving investments in properties shall be determined in the sole discretion of the Advisor, subject at all times to such board approval.


      We will reimburse the Advisor for all of the costs it incurs in connection with the services it provides to us, including, but not limited to:


o Organization and offering expenses in an amount up to 1.0% of gross offering proceeds, which include actual legal, accounting, printing and expenses attributable to organizing the Company, preparing the SEC registration statement, qualification of the shares for sale in the states and filing fees incurred by the Advisor, as well as reimbursements for marketing, salaries and direct expenses of its employees while engaged in registering and marketing the shares, other than selling commissions and the dealer manager fee;


o The annual cost of goods and materials used by us and obtained from entities not affiliated with the Advisor, including brokerage fees paid in connection with the purchase and sale of securities;

o Administrative services including personnel costs; provided, however, that no reimbursement shall be made for costs of personnel to the extent that personnel are used in transactions for which the Advisor receives a separate fee; and

o Acquisition expenses, which are defined to include expenses related to the selection and acquisition of properties, at the lesser of actual cost or 90% of competitive rates charged by unaffiliated persons providing similar services.


      The Advisor must reimburse us at least annually for reimbursements paid to the Advisor in any year to the extent that such reimbursements to the Advisor cause operating expenses to exceed the greater of (1) 2% of our average invested assets, which generally consists of the average book value of our real estate properties before reserves for depreciation or bad debts, or (2) 25% of our net income, which is defined as our total revenues less total expenses for any given period excluding reserves for depreciation and bad debt. Such operating expenses do not include amounts payable out of capital contributions which may be capitalized for tax and/or accounting purposes such as the acquisition and advisory fees payable to the Advisor. To the extent that operating expenses payable or reimbursable by us exceed this limit and the Independent Directors determine that the excess expenses were justified based on unusual and nonrecurring factors which they deem sufficient, the Advisor may be reimbursed in future years for the full amount of the excess expenses, or any portion thereof, but only to the extent the reimbursement would not cause our operating expenses to exceed the limitation in any year. Within 60 days after the end of any of our fiscal quarters for which total operating expenses for the 12 months then ended exceed the limitation, there shall be sent to the shareholders a written disclosure, together with an explanation of the factors the Independent Directors considered in arriving at the conclusion that the excess expenses were justified.


      The Advisor and its affiliate will be paid fees in connection with services provided to us. (See "Management Compensation.") In the event the Advisory Agreement is terminated, the Advisor will be paid all accrued and unpaid fees and expense reimbursements, and any subordinated acquisition fees earned prior to the termination. We will not reimburse the Advisor or its affiliate for services for which the Advisor or its affiliate are entitled to compensation in the form of a separate fee.

HOLDINGS OF SHARES AND PARTNERSHIP UNITS

      The Advisor currently owns 20,000 limited partnership units of the Partnership, our operating partnership, for which it contributed $20,000 and which constitutes 100% of the regular limited partner units outstanding at this time. The Advisor may not sell any of these units during the period it serves as our advisor. Fidelity Equity Group Inc., which serves as the General Partner of the Partnership, currently owns 200 regular partnership units for which it contributed $2,000. The resale of any shares by our affiliates is subject to the provisions of Rule 144 promulgated under the Securities Act of 1933, which rule limits the number of shares that may be sold at any one time and the manner of such resale. Although the Advisor generally is not prohibited from acquiring our shares, the Advisor has no options or warrants acquiring any shares and has no current plans to acquire shares.

AFFILIATED COMPANIES

      PROPERTY MANAGER


      Our properties will be managed and leased initially by Fidelity Equity Group Property Management LLC (the Property Manager). The Property Manager is an affiliate of the Advisor. The Advisor is responsible for the purchases, sales and insurance for our properties. The business of the Property Manager is currently managed and directed by Dennis P. Sweenor and William T. Frattalone, (See "Conflicts of Interest."). The backgrounds of Sweenor and Frattalone are described above in the "Management -- Executive Officers and Directors" section of this prospectus.

      The Property Manager was organized in March 2004 to lease and manage properties, which we acquire. The Property Manager will commence active operations at such time as proceeds from the initial closing of this offering are used to acquire our first property. We will pay the Property Manager property management and leasing fees not exceeding the lesser of: (A) 4.0% of total gross revenues, or (B) 0.6% of the net asset value of the properties (excluding vacant properties) owned by us, calculated on an annual basis. For purposes of this calculation, net asset value shall be defined as (1) the aggregate of the fair market value of all properties owned by us (excluding vacant properties). "Fair Market Value" is defined as the price that probably would be negotiated between a willing seller and a willing buyer in a reasonable time, which will usually be arrived at by comparable sales in the area, minus
(2) our aggregate outstanding debt (excluding debts having maturities of one year or less). In addition, we may pay the Property Manager a separate fee for the one-time initial rent-up or leasing-up of newly constructed properties in an amount not to exceed the fee customarily charged in arm's length transactions by others rendering similar services in the same geographic area for similar properties as determined by a survey of brokers and agents in such area (customarily equal to the first month's rent).

      In  the  event  the  Property   Manager   assists  a  tenant  with  tenant
improvements, a separate fee may be charged to the tenant and paid by the tenant. This fee will not exceed 5% of the cost of the tenant improvements. The Property Manager only will provide these services if the provision of the services does not cause any of our income from the applicable property to be treated as other than rents from real property for purposes of the applicable REIT requirements described under "Federal Income Tax Considerations" below. The Property Manager will derive all of its income from the property management and leasing services it performs.


      The Property Manager will hire, direct and establish policies for employees who will have direct responsibility for the operations of each property we acquire, which may include but not be limited to on-site managers and building and maintenance personnel. Certain employees of the Property Manager may be employed on a part-time basis and may also be employed by our Advisor, or certain companies affiliated with them.

      The Property Manager will also direct the purchase of equipment and supplies and will supervise all maintenance activity. The management fees to be paid to the Property Manager will cover, without additional expense to us, all of the Property Manager's general overhead costs.

      The principal office of the Property Manager is located at 1137 S. University Dr. Plantation, FL 33324.

MANAGEMENT DECISIONS


      William T. Frattalone and Dennis P. Sweenor initially will have the primary responsibility for the management decisions of the Advisor and its affiliates, including the selection of investment properties to be recommended to our Board of Directors, the negotiation for these investments, and the property management and leasing of these investment properties. The Advisor will attempt to invest in industrial and commercial properties that are expected to achieve our investment objectives. Our properties are expected to consist primarily of industrial and commercial properties which are newly constructed, under construction, or which have been previously constructed and have operating histories.

                             MANANEMENT COMPENSATION

      Applicable percentage of ownership is based on 52,000,000 shares of common stock outstanding as of November 16, 2004 for each stockholder. Beneficial ownership is determined in accordance within the rules of the Commission and generally includes voting of investment power with respect to securities. Shares of common stock subject to securities exercisable or convertible into shares of common stock that are currently exercisable or exercisable within 60 days of November 16, 2004 are deemed to be beneficially owned by the person holding such options for the purpose of computing the percentage of ownership of such persons, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

COMPENSATION TO ADVISOR, PROPERTY MANAGER AND THE DEALER MANAGER

      Fidelity Equity Group has not yet paid any compensation to its Advisor. The following table summarizes and discloses all of the compensation and fees, including reimbursement of expenses, to be paid by Fidelity Equity Group to the Advisor, the Property Manager and the Dealer Manager. The estimated maximum dollar amount of each fee assumes the sale of 25,000,000 shares to the public and the sale of 4,000,000 shares pursuant to our Distribution Reinvestment Plan.


ORGANIZATIONAL AND OFFERING STAGE

      SALES COMMISSIONS


      o Payable to Participating Broker Dealers.

      o Estimated Maximum Amount of $17,500,000.

      o Up to 7.0% of gross offering proceeds before re-allowance of commissions earned by participating broker-dealers. The Dealer Manager will likely to re-allow 100% of selling commissions to participating broker-dealers.


      DEALER MANAGER FEE

      o Payable to The Dealer Manager.


      o Estimated Maximum Amount of $6,250,000.

      o Up to 2.5% of gross offering proceeds. The Dealer Manager, in its sole discretion, may re-allow a portion of its Dealer Manager fee of up to 1.5% of the gross offering proceeds to be paid to such participating broker-dealers as a marketing fee and due diligence expense reimbursement, based on such factors as the volume of shares sold by such participating broker-dealers, marketing support and bona fide conference fees incurred.

      REIMBURSEMENT OF ORGANIZATION AND OFFERING EXPENSES

      o Payable to the Advisor or its Affiliate.

      o Estimated Maximum Amount of $2,500,000.

      o Up to 1.0% of gross offering proceeds. All organization and offering expenses (excluding selling commissions and the dealer manager fee) that are advanced by the Advisor or its affiliate will be reimbursed by Fidelity Equity Group up to 1.0% of gross offering proceeds.

ACQUISITION AND DEVELOPMENT STAGE

      ACQUISITION AND ADVISORY FEES

      o Payable to the Advisor or its Affiliate.

      o Estimated Maximum Amount of $ 3,356,250 (assumes that 25,000,000 shares are sold in this offering, that $211,443,750 of offering proceeds plus an amount not to exceed 75% debt financing are used to purchase properties and that Fidelity Equity Group does not acquire properties by issuing new shares or limited partnership interests).

      o Up to 1.5% of the aggregate purchase price of all properties acquired by us for the review and evaluation of such acquisitions. Includes the acquisition of a specific property or the acquisition of a portfolio of properties through a purchase of assets, merger or similar transaction (subject to the restriction described below in the "Description of Securities-Restrictions on Roll-Up Transactions" section of this prospectus).

      REIMBURSEMENT OF ACQUISITION EXPENSES

      o Payable to the Advisor or its Affiliate.

      o Estimated Maximum Amount of $8,950,000 (assumes that 25,000,000 shares are sold in this offering, that $223,750,000 in offering proceeds plus an amount not to exceed 75% debt financing are used to purchase properties and that we do not acquire properties by issuing new shares or limited partnership interests).

      o Up to 4.0% of the aggregate purchase price of all properties acquired by us for reimbursement of expenses related to real property acquisitions, such as legal fees, travel expenses, property appraisals, title insurance premium expenses and other closing costs. However, the total of all such acquisition and advisory fees and acquisition expenses shall not exceed, in the aggregate, an amount equal to 6.0% of the contract price of all of the properties, which we will purchase.

OPERATIONAL STAGE

      PROPERTY MANAGEMENT AND LEASING FEE

      o Payable to the Property Manager.

      o Maximum Amount Will Depend on Operations.

      For the management and leasing of the properties, we will pay the Property Manager property management and leasing fees equal to 4.0% of total gross revenues with respect to each property (or such other percentage of gross revenues that we consider reasonable, taking into account the going rate of compensation for managing similar properties in the same locality, the services rendered and other relevant factors); provided, however, that aggregate property management and leasing fees payable to the Property Manager may not exceed the lesser of: (A) 4.0% of total gross revenues, or (B) 0.6% of the net asset value of the properties (excluding vacant properties) owned by Fidelity Equity Group, calculated on an annual basis. For purposes of this calculation, net asset value shall be defined as (1) the aggregate of the fair market value of all properties owned by Fidelity Equity Group (excluding vacant properties), minus (2) the aggregate outstanding debt of Fidelity Equity Group (excluding debts having maturities of one year or less). In addition, we may pay the Property Manager a separate fee for the one-time initial rent-up or leasing-up of newly constructed properties in an amount not to exceed the fee customarily charged in arm's length transactions by others rendering similar services in the same geographic area for similar properties as determined by a survey of brokers and agents in such area (customarily equal to the first month's rent).

      REAL ESTATE COMMISSIONS

      o Payable to the Advisor or its Affiliate.

      o Maximum amount will depend on property sales.


      o In connection with the sale of properties (which shall include the sale of a specific property or the sale of a portfolio of properties through a sale of assets, merger or similar transaction), an amount not exceeding the lesser of: (A) 50% of the reasonable, customary and competitive total real estate brokerage commissions paid for the sale of a comparable property in light of the size, type and location of the property, or (B) 3.0% of the contract price of each property sold. The payment of these fees will be deferred until distributions to investors from sale proceeds, together with prior distributions to the investors, equals 100% of their capital contributions plus a 7.0% cumulative non-compounded annual return on their net capital contributions. (1)

      FIDELITY EQUITY GROUP MAY NOT REIMBURSE ANY ENTITY FOR OPERATING EXPENSES OF THE GREATER OF 2% OF OUR AVERAGE INVESTED ASSETS OR 25% OF OUR NET INCOME FOR THE YEAR. OPERATING EXPENSES FOR THESE PURPOSES INCLUDE AGGREGATE EXPENSES OF EVERY CHARACTER PAID OR INCURRED BY FIDELITY EQUITY GROUP OTHER THAN THE EXPENSES OF RAISING CAPITAL (SUCH AS ORGANIZATIONAL AND OFFERING EXPENSES), INTEREST PAYMENTS, TAXES NON-CASH EXPENDITURES SUCH AS DEPRECIATION AND AMORTIZATION, PROPERTY ACQUISITION FEES AND PROPERTY ACQUISITION EXPENSES.

(FOOTNOTE TO "MANAGEMENT COMPENSATION")

(1) If the Advisory Agreement is terminated, then the properties owned by Fidelity Equity Group will be appraised and any deferred real estate commissions shall be deemed to have been earned to the extent the appraised value of the properties plus total distributions paid to investors exceeds 100% of their capital contributions plus a 7% cumulative non-compounded annual return on their net capital contributions. Any such deferred real estate commissions shall be promptly paid to the Advisor after termination of the Advisory Agreement.

      If at any time the shares become listed on a national securities exchange or included for quotation on Nasdaq, we will negotiate in good faith with the Advisor a fee structure appropriate for an entity with a perpetual life. A majority of the Independent Directors must approve the new fee structure negotiated with the Advisor. In negotiating a new fee structure, the Independent Directors shall consider all of the factors they deem relevant, including but not limited to:

      o The size of the advisory fee in relation to the size, composition and profitability of our portfolio;

      o The success of the Advisor in generating opportunities that meet our investment objectives;

      o The rates charged to other REITs and to investors other than REITs by advisors performing similar services;


      o Additional revenues realized by the Advisor and its affiliate through its relationship with us;


      o The quality and extent of service and advice furnished by the Advisor;

      o  The  performance  of  our  investment   portfolio,   including  income,
conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations; and


      o The quality of our portfolio in relationship to the investments generated by the Advisor or its affiliate for the account of other clients.


      The Board, including a majority of the Independent Directors, may not approve a new fee structure that is, in its judgment, more favorable to the Advisor than the current fee structure.


      The Advisor and its affiliate will also be reimbursed only for the actual cost of goods, services and materials used for or by Fidelity Equity Group. The Advisor may be reimbursed for the administrative services necessary to the prudent operation of Fidelity Equity Group provided that the reimbursement shall be at the lower of the Advisor's actual cost or the amount Fidelity Equity Group would be required to pay to independent parties for comparable administrative services in the same geographic location. We will not reimburse the Advisor or its affiliate for services for which they are entitled to compensation by way of a separate fee.

      Since the Advisor and its affiliate is entitled to different levels of compensation for undertaking different transactions on behalf of Fidelity Equity Group (such as the property management fees for operating the properties and the acquisition and advisory fees), the Advisor has the ability to affect the nature of the compensation it receives by undertaking different transactions. However, the Advisor is obligated to exercise good faith and integrity in all its dealings with respect to our affairs pursuant to the Advisory Agreement. (See "Management -- The Advisory Agreement.") Because these fees or expenses are payable only with respect to certain transactions or services, they may not be recovered by the Advisor or its affiliate by reclassifying them under a different category.

STOCK OWNERSHIP AND OWNERSHIP OF PARTNERSHIP INTEREST


      The Advisor has contributed $20,000 to Fidelity Equity Group Operating Partnership and is currently its sole limited partner. For so long as it serves as our Advisor, Fidelity Equity Group Advisors may not sell its limited partnership interests in Fidelity Equity Group Operating Partnership. In the event of the termination of the advisory agreement the advisors limited partnership interest shall be assigned to the substitute advisor.

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                                       38

                              CONFLICTS OF INTEREST


      We are subject to various conflicts of interest arising out of our relationship with the Advisor and its affiliate, including conflicts related to the compensation arrangements between the Advisor and Fidelity Equity Group (See "Management Compensation") and conflicts related to the interests in the Partnership held by the Advisor. (See "The Operating Partnership Agreement.") The Directors have an obligation to function on our behalf in all situations in which a conflict of interest may arise and will have a fiduciary obligation to act on behalf of the shareholders. These conflicts include, but are not limited to, the following:


INTEREST IN OTHER REAL ESTATE PROGRAMS


      Other than its activities related to its status as advisor to Fidelity Equity Group, the Advisor presently has no interest in other real estate programs and does not provide similar services to any other entity, even though it may in the future. However, certain affiliates of the Advisor may presently, and plan in the future to continue to be, involved with real estate programs and activities which are unrelated to Fidelity Equity Group. Affiliates of the Advisor are not presently involved in any real estate activities related to the acquisition, development or management of commercial and industrial properties located in the United States.


COMPETITION


      Conflicts of interest will exist to the extent that we may acquire properties in the same geographic areas where properties owned by other programs operated by affiliates of the Advisor are located. In such a case, a conflict could arise in the leasing of properties in the event that Fidelity Equity Group and a related entity were to compete for the same tenants in negotiating leases, or a conflict could arise in connection with the resale of properties in the event that Fidelity Equity Group and a related entity were to attempt to sell similar properties at the same time. (See "Risk Factors -- Investment Risks"). Conflicts of interest may also exist at such time as Fidelity Equity Group or our affiliates managing property on our behalf seek to employ developers, contractors or building managers. The Advisor will seek to reduce conflicts relating to the employment of developers, contractors or building managers by making prospective employees aware of all such properties seeking to employ such persons. In addition, the Advisor will seek to reduce conflicts, which may arise with respect to properties available for sale or rent by making prospective purchasers or tenants aware of all such properties. However, these conflicts cannot be fully avoided in that the Advisor may establish differing compensation arrangements for employees at different properties or differing terms for re-sales or leasing of the various properties.


AFFILIATED PROPERTY MANAGER


      The properties we acquire will be managed and leased for us by our property manager. Regardless of how a property performs, the property manager will be entitled to receive property management fees. Our Property Manager is affiliated with the Advisor and a number of the members and managers of the Advisor and the Property Manager may overlap. The property Managers executive officers are Dennis P. Sweenor and William T. Frattalone. As a result, we might not always have the benefit of independent property management to the same extent as if the Advisor and Property Manager were unaffiliated and did not share any employees or managers. (See "Management -- Affiliated Companies.")

JOINT VENTURES WITH THE AFFILIATE OF THE ADVISOR

      Subject to approval by the our Board of Directors and the separate approval of our Independent Directors, we may enter into joint ventures or other arrangements with third parties, to acquire and own properties. (See "Investment Objectives and Criteria -- Joint Venture Investments.") These third parties may include affiliates, officers or directors of the Company, as the Company currently does not have a policy prohibiting such parties form having a direct or indirect pecuniary interest in any investment to be acquired or disposed of by the Company. In addition, the Company does not have a policy against affiliates, officers or directors engaging in business activities of the types planned to be conducted by the Company.

FEES AND OTHER COMPENSATION TO THE ADVISOR

      A transaction involving the purchase and sale of properties may result in the receipt of commissions, fees and other compensation by the Advisor and its affiliate and partnership distributions to the Advisor and its affiliate, including acquisition and advisory fees, the dealer manager fee, property management and leasing fees, real estate brokerage commissions, and participation in non-liquidating net sale proceeds. However, certain fees and distributions (but not expense reimbursements) payable to the Advisor and its affiliate relating to the sale of properties are subordinated to the return to the shareholders or partners of the Partnership of their capital contributions plus cumulative non-compounded annual returns on such capital. Subject to oversight by the Board of Directors, the Advisor has considerable discretion with respect to all decisions relating to the terms and timing of all transactions. Currently, Dennis P. Sweenor and William T. Frattalone are the sole executive officers of the Advisor and of Fidelity Equity Group. Therefore, the Advisor may have conflicts of interest concerning certain actions taken on behalf of Fidelity Equity Group, particularly due to the fact that such fees and other amounts will generally be payable to the Advisor and its affiliate regardless of the quality of the properties acquired or the services provided to Fidelity Equity Group (See "Management Compensation" and "The Operating Partnership Agreement".)

      Every transaction we enter into with the Advisor or its affiliate is subject to an inherent conflict of interest. The board may encounter conflicts of interest in enforcing our rights against any affiliate in the event of a default by or disagreement with the affiliate or in invoking powers, rights or options pursuant to any agreement between us and any affiliate. A majority of the Independent Directors who are otherwise disinterested in the transaction must approve each transaction between us and the Advisor or any of its affiliate as being fair and reasonable to us and on terms and conditions no less favorable to us than those available from unaffiliated third parties.


CERTAIN CONFLICT RESOLUTION PROCEDURES


      In order to eliminate conflicts of interest, our articles of incorporation contain a number of restrictions relating to transactions we enter into with the Advisor and its affiliate.

      o We will not accept goods or services from the Advisor or its affiliate or any Directors unless a majority of the Directors not otherwise interested in the transactions approve such transactions as fair and reasonable to Fidelity Equity Group and on terms and conditions not less favorable to Fidelity Equity Group than those available from unaffiliated third parties.

      o We will not purchase or lease properties in which the Advisor or its affiliate has an interest without a determination by a majority of the Directors not otherwise interested in the transactions that such transaction is competitive and commercially reasonable to Fidelity Equity Group and at a price to Fidelity Equity Group no greater than the cost of the property to the Advisor or its affiliate unless there is substantial justification for any amount that exceeds such cost and such excess amount is determined to be reasonable. In no event will we acquire any such property at an amount in excess of its appraised value. We will not sell or lease properties to the Advisor or its affiliate or to our Directors unless a majority of the Directors not otherwise interested in the transactions (including a majority of the Independent Directors) determine the transaction is fair and reasonable to Fidelity Equity Group.

      o We will not make any loans to the Advisor or its affiliate or to our Directors. In addition, the Advisor and its affiliate will not make loans to us or to joint ventures in which we are a venture partner for the purpose of acquiring properties. Any loans made to us by the Advisor or its affiliate or to our Directors for other purposes must be approved by a majority of the Directors not otherwise interested in the transaction (including a majority of the Independent Directors), as fair, competitive and commercially reasonable, and no less favorable to Fidelity Equity Group than comparable loans between unaffiliated parties. The Advisor and its affiliate shall be entitled to reimbursement, at cost, for actual expenses incurred by them on behalf of Fidelity Equity Group or joint ventures in which we are a joint venture partner, subject to the limitation on reimbursement of operating expenses to the extent that they exceed the greater of 2% of our average invested assets or 25% of our net income, as described in the "Management -- The Advisory Agreement" section of this prospectus.

      o In the event that an investment opportunity becomes available which, in the discretion of the Advisor, is suitable, under all of the factors considered by the Advisor, for Fidelity Equity Group, then the Advisor shall present the opportunity to the Board of Directors of Fidelity Equity Group. In determining whether or not an investment opportunity is suitable, the Advisor, subject to approval by the Board of Directors, shall examine, among others, the following factors as they relate to Fidelity Equity Group:

            o The cash requirements of each purchase;

            o The effect of the acquisition both on diversification of each purchase investment by type of commercial property and geographic area, and on diversification of the tenants of the property;

            o The policy of the company relating to leverage of individual properties;

            o The anticipated cash flow of each property;

            o The income tax effects of the purchase on each property;

            o The size of the investment; and

            o The amount of funds available for the purchase and the length of time such funds have been available for investment.

      If a subsequent development, such as a delay in the closing of a property or a delay in the construction of a property, causes any such investment, in the opinion of our Board of Directors and the Advisor, to be more appropriate for a property other than the property that we committed on to make the investment. The Advisor may determine that another property submitted by the Advisor may be a more suitable investment.



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

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                                       42

                       INVESTMENT OBJECTIVES AND CRITERIA

GENERAL


      We intend to invest in industrial and commercial properties, including properties, which are under development or construction, are newly constructed or have been constructed and have operating histories. We may also invest in vacant land.

      Our investment objectives are:

      o To maximize quarterly cash dividends paid to our investors;

      o To invest conservatively in order to preserve, protect and return our investors' capital contributions;

      o To realize growth in the value of our properties upon the ultimate sale of such properties; and

      o To ultimately list our shares on a national exchange or an over-the-counter market, complete a sale or merger of Fidelity Equity Group Inc. in a transaction which provides our shareholders with securities of a publicly-traded company or, if we do not obtain listing of the shares within five years after the initial closing under this offering, by selling our properties and distributing the cash to our investors.

      We cannot assure you that we will attain these objectives or that our capital will not decrease. We may not change our investment objectives, except upon approval of shareholders holding a majority of the shares. The Advisor, subject to approval by the Board of Directors, will make decisions relating to the purchase or sale of properties. See "Management" for a description of the background and experience of the Directors and Executive Officers.

      We will be providing annual reports to our shareholders, which shall contain financial statements certified by independent public accountants. Such policy shall not change without a vote of securities holders.

      We plan on making direct investments in real estate projects, in all geographic areas, however, there is a possibility that there will be a focus in Florida. The Company does not intend to invest in real estate mortgages, securities or interests in persons primarily engaged in real estate activities or in other securities. However, this policy may change without shareholder approval.

ACQUISITION AND INVESTMENT POLICIES

      We  will  seek  to  invest  substantially  all  of the  offering  proceeds available for investment after the payment of fees and expenses in the acquisition of high quality commercial real estate, the majority of which are anticipated to include industrial buildings and commercial properties located primarily in the top 20% of the United States' largest commercial and industrial markets ranked by square footage of commercial property space. We may also consider investments in certain commercial properties located in Canada and, to a lesser extent, Mexico. We may acquire buildings which are newly constructed, under construction, or which have been previously constructed and have operating histories. We will invest in Industrial and other commercial properties such as office buildings, apartment buildings, shopping centers, special purpose buildings and undeveloped acreage. We will primarily attempt to acquire existing commercial properties, the space in which has been leased or pre-leased to one or more corporate tenants who satisfy our standards of creditworthiness. (See "Terms of Leases and Tenant Creditworthiness.")

      We will seek to invest in properties that will satisfy the primary objective of providing cash distributions to shareholders. However, because a significant factor in the valuation of income-producing real properties is their potential for future income, we anticipate that the majority of properties we acquire will have both the potential for growth in value and providing cash distributions to shareholders. To the extent feasible, we will attempt to invest in a diversified portfolio of properties, in terms of geography and type of property that will satisfy our investment objectives of maximizing cash available for payment of distributions, preserving our capital and realizing growth in value upon the ultimate sale of our properties. However, there may nevertheless be concentrations in our portfolio based on the geographic location and type of property.

      We anticipate that a minimum of 84% of the proceeds from the sale of shares will be used to acquire real estate properties and the balance will be used to pay various fees and expenses. (See "Estimated Use of Proceeds.")

      We will not invest more than 10% of the net offering proceeds available for investment in unimproved or non-income producing properties. A property, which is expected to produce income within two years of its acquisition, will not be considered a non-income producing property. Our investment in real estate generally will take the form of holding fee title or a long-term leasehold estate. We intend to acquire such interests either directly in the Partnership, indirectly through limited liability companies or through investments in joint ventures, general partnerships, co-tenancies or other co-ownership arrangements with the developers of the properties, the affiliate of the Advisor or other persons. (See "Joint Venture Investments" below.) In addition, we may purchase properties and lease them back to the sellers of such properties.


      While we will use our best efforts to structure any such sale-leaseback transaction such that the lease will be characterized as a "true lease" so that we will be treated as the owner of the property for federal income tax purposes, we cannot assure you that the Internal Revenue Service will not challenge such characterization. In the event that any such re-characterization were successful, deductions for depreciation and cost recovery relating to such property would be disallowed and it is possible that under some circumstances we could fail to qualify as a REIT as a result. (See "Federal Income Tax Considerations -- Sale-Leaseback Transactions.") Although we are not limited as to the geographic area where we may conduct our operations, we normally intend to invest in properties located in the United States.

      We are not specifically limited in the number or size of properties we may acquire or on the percentage of net proceeds of this offering, which we may invest in a single property. The number and mix of properties we acquire will depend upon real estate and market conditions and other circumstances existing at the time we are acquiring our properties and the amount of proceeds we raise in this offering.

      In making investment decisions for us, the Advisor will consider relevant real estate property and financial factors, including the location of the property, its income-producing capacity, its suitability for any development contemplated or in progress, the prospects for long-range appreciation, its liquidity and income tax considerations. In this regard, the Advisor will have substantial discretion with respect to the selection of specific investments. Our obligation to close the purchase of any investment will generally be conditioned upon the delivery and verification of certain documents from the seller or developer, including, where appropriate:

      o Plans and specifications;

      o Environmental reports;

      o Surveys;

      o Evidence of marketable title subject to such liens and encumbrances as are acceptable to the Advisor;

      o Audited financial statements covering recent operations of properties having operating histories unless such statements are not required to be filed with the Securities and Exchange Commission and delivered to shareholders; and

      o Title and liability insurance policies.

      We will not close the purchase of any property unless and until we obtain an environmental assessment (generally a minimum of a Phase I review) for each property purchased and are generally satisfied with the environmental status of the property.

      In determining whether to purchase a particular property, we may, in accordance with customary practices, obtain an option on such property. The amount paid for an option, if any, is normally surrendered if the property is not purchased and is normally credited against the purchase price if the property is purchased.

      In purchasing, leasing and developing real estate properties, we will be subject to risks generally incident to the ownership of real estate, including:

      o Changes in general economic or local conditions;

      o Changes in supply of or demand for similar or competing properties in an area;

      o Changes in interest rates and availability of permanent mortgage funds, which may render the sale of a property difficult or unattractive;

      o Changes in tax, real estate, environmental and zoning laws;

      o Periods of high interest rates and tight money supply, which may make the sale of properties more difficult;

      o Tenant turnover;

      o General overbuilding or excess supply in the market area;

      o Bankruptcies, financial difficulties or lease defaults; and

      o Changes in the cost or availability of insurance, particularly after terrorist attacks of September 11, 2001.



DEVELOPMENT AND CONSTRUCTION OF PROPERTIES

      We may invest a portion of the proceeds available for investment in properties on which improvements are to be constructed or completed. However, we may not invest in excess of 10% of the offering proceeds available for investment in properties, which are not expected to produce income within two years of their acquisition. To help ensure performance by the builders of properties, which are under construction, we expect that completion of properties under construction shall be guaranteed at the price contracted either by an adequate completion bond or performance bond. The Advisor may rely upon the substantial net worth of the contractor or developer or a personal guarantee accompanied by financial statements showing a substantial net worth provided by an affiliate of the person entering into the construction or development contract as an alternative to a completion bond or performance bond. Development of real estate properties is subject to risks relating to a builder's ability to control construction costs or to build in conformity with plans, specifications and timetables. (See "Risk Factors -- Real Estate Risks.") The Advisor may elect to employ one or more project managers (who under some circumstances may be affiliated with the Advisor or the Property Manager) to plan, supervise and implement the development of any unimproved properties, which we may acquire. Such persons would be compensated by Fidelity Equity Group.

TERMS OF LEASES AND TENANT CREDITWORTHINESS

      The terms and conditions of any lease we enter into with our tenants may vary substantially from those we describe in this prospectus. However, we expect that a majority of our leases will be what is generally referred to as "triple net" leases. A "triple net" lease provides that the tenant will be required to pay or reimburse Fidelity Equity Group for all real estate taxes, sales and use taxes, special assessments, utilities, insurance and building repairs, and other building operation and management costs, in addition to making its lease payments.


      The Advisor has developed specific standards for determining the creditworthiness of potential tenants of our properties. While authorized to enter into leases with any type of tenant, we anticipate that a majority of our tenants will be entities, which have a substantial net worth, sufficient to satisfy the Advisor of its ability to perform on the lease obligations, or whose lease obligations are personally guaranteed or guaranteed by another corporation or entity with a substantial net worth or who otherwise meet creditworthiness. At a minimum, a credit check by the combination of the three major credit companies, a check on their corporate ratings, including a request for a copy of the companies current financial statements. Substantial net worth will be evidenced if a tenant has high credit ratings or other evidence of ability to pay its lease payments.


      We anticipate that tenant improvements required to be funded by the landlord in connection with newly acquired properties will be funded from our offering proceeds. However, at such time as a tenant at one of our properties does not renew its lease or otherwise vacates its space in one of our buildings, it is likely that, in order to attract new tenants, we will be required to expend substantial funds for tenant improvements and tenant refurbishments to the vacated space. Since we do not anticipate maintaining permanent working capital reserves, we may not have access to funds required in the future for tenant improvements and tenant refurbishments in order to attract new tenants to lease vacated space. (See "Risk Factors -- Real Estate Risks.")

JOINT VENTURE INVESTMENTS


      We may enter into joint ventures in the future for the acquisition, development or improvement of properties for the purpose of diversifying our portfolio of assets. We may also enter into joint ventures, general partnerships, co-tenancies and other participations with real estate developers, owners and others for the purpose of developing, owning and leasing real properties. (See "Conflicts of Interest.") In determining whether to recommend a particular joint venture, the Advisor will evaluate the real property, which such joint venture owns or is being formed to, own under the same criteria described elsewhere in this prospectus for the selection of real estate property investments of Fidelity Equity Group. (See generally "Investment Objectives and Criteria.")


      BORROWING POLICIES

      Our ability to increase our diversification through borrowing could be adversely impacted by banks and other lending institutions reducing the amount of funds available for loans secured by real estate. When interest rates on mortgage loans are high or financing is otherwise unavailable on a timely basis, we may purchase certain properties for cash with the intention of obtaining a mortgage loan for a portion of the purchase price at a later time.

      There is no limitation on the amount we may invest in any single improved property. However, under our Articles of Incorporation, we have a limitation on borrowing which precludes us from borrowing in the aggregate in excess of 75% of the value of all of our properties.

      By operating on a leveraged basis, we will have more funds available for investment in properties. This will allow us to make more investments than would otherwise be possible, resulting in a more diversified portfolio. Our use of leverage increases the risk of default on the mortgage payments and a resulting foreclosure of a particular property. (See "Risk Factors -- Real Estate Risks.") To the extent that we do not obtain mortgage loans on our properties, our ability to acquire additional properties will be restricted. The Advisor will use its best efforts to obtain financing on the most favorable terms available to us. Lenders may have recourse to assets not securing the repayment of the indebtedness. The Advisor will refinance properties during the term of a loan only in limited circumstances, such as when a decline in interest rates makes it beneficial to prepay an existing mortgage, when an existing mortgage matures or if an attractive investment becomes available and the proceeds from the refinancing can be used to purchase such investment. The benefits of the refinancing may include an increased cash flow resulting from reduced debt service requirements, an increase in dividend distributions from proceeds of the refinancing, if any, and an increase in property ownership if some refinancing proceeds are reinvested in real estate.


      We may not borrow money from any of our Directors or from the Advisor or its affiliate for the purpose of acquiring real properties. Any loans by such parties for other purposes must be approved by a majority of the Directors not otherwise interested in the transaction (including a majority of the Independent Directors) as fair, competitive and commercially reasonable and no less favorable to Fidelity Equity Group than comparable loans between unaffiliated parties.


      DISPOSITION POLICIES

      We intend to acquire properties for investment with an expectation of holding each property for an extended period. However, circumstances might arise which could result in the early sale of some properties. A property may be sold before the end of the expected holding period if:

      o The tenant has involuntarily liquidated;

      o In the judgment of the Advisor, the value of a property might decline;

      o An opportunity has arisen to improve other properties;

      o We can increase cash flow through the disposition of the property;

      o The tenant is in default under the lease; or

      o In the judgment of the Advisor, the sale of the property is in our best interests.


      The determination of whether a particular property should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing economic conditions, with a view to achieving maximum capital appreciation. We cannot assure you that this objective will be realized. The selling price of a property, which is net leased, will be determined in large part by the amount of rent payable under the lease. If a tenant has a repurchase option at a formula price, we may be limited in realizing any appreciation. In connection with our sales of properties we may lend the purchaser all or a portion of the purchase price. In these instances, our taxable income may exceed the cash received in the sale. This may cause us to fail to distribute at least the sum of 85% of our ordinary income for the year or 95% of our REIT capital gain net income for such year but never the less maintain our qualification as a REIT because certain other conditions were met. This could subject us to a 100% tax on an amount equal to the greater of the amount by which we fail the 75% or 95% distribution to shareholders test for such year.

      The terms of payment will be affected by custom in the area in which the property being sold is located and the then-prevailing economic conditions. If our shares are not listed for trading on a national securities exchange or included for quotation on Nasdaq within five years after the initial closing under this offering, our Articles of Incorporation require us to sell all of our properties and distribute the net sale proceeds to our share holders in the liquidation of Fidelity Equity Group. In making the decision to apply for listing of our shares, the Directors will try to determine whether listing our shares or liquidating our assets will result in greater value for the shareholders. It cannot be determined at this time the circumstances, if any, under which the Directors will agree to list our shares. If our shares are not listed or included for quotation within five years after the initial closing under this offering, we will promptly begin to sell our portfolio. We will continue in existence until all properties are sold and our other assets are liquidated.

      INVESTMENT LIMITATIONS

      Our Articles of Incorporation place numerous limitations on us with respect to the manner in which we may invest our funds. These limitations cannot be changed unless our Articles of Incorporation are amended, which requires the approval of the shareholders. Unless the articles are amended, we will not:

      o Invest in commodities or commodity futures contracts, except for futures contracts the income or gain with respect to which is qualifying income under the 95% Income Test described below under "Federal Income Tax Considerations" when used solely for the purpose of hedging in connection with our ordinary business of investing in real estate assets and mortgages;

      o Invest in real estate contracts of sale, otherwise known as land sale contracts, unless the contract is in recordable form and is appropriately recorded in the chain of title;

      o Make or invest in mortgage loans except in connection with a sale or other disposition of a property;

      o Make or invest in mortgage loans unless an appraisal is obtained concerning the underlying property except for those mortgage loans insured or guaranteed by a government or government agency. Mortgage debt on any property shall not exceed such property's appraised value. In cases where a majority of our Independent Directors determines, and in all cases in which the transaction is with any of our Directors or the Advisor and its affiliate, such appraisal shall be obtained from an independent appraiser. We will maintain such appraisal in our records for at least eight years after the end of the year in which the loan is repaid, refinanced or otherwise disposed of by us and will be available for your inspection and duplication. We will also obtain a mortgage or owner's title insurance policy as to the priority of the mortgage;

      o Make or invest in mortgage loans that are subordinate to any mortgage or equity interest of any of our Directors, the Advisor or its affiliate;

      o Make or invest in mortgage loans, including construction loans, on any one property if the aggregate amount of all mortgage loans on such property would exceed an amount equal to 85% of the appraised value of such property as determined by appraisal unless substantial justification exists because of the presence of other underwriting criteria;

      o Invest in junior debt secured by a mortgage on real property which is subordinate to the lien of other senior debt except where the amount of such junior debt plus any senior debt does not exceed 90% of the appraised value of such property, if after giving effect thereto, the value of all such mortgage loans of Fidelity Equity Group would not then exceed 25% of our net assets, which shall mean our total assets less our total liabilities;

      o Borrow in excess of 75% of the aggregate value of all properties owned by us;

      o Make investments in unimproved property or indebtedness secured by a deed of trust or mortgage loans on unimproved property in excess of 10% of our total assets;

      o Issue equity securities on a deferred payment basis or other similar arrangement;

      o Issue debt securities in the absence of adequate cash flow to cover debt service;

      o Issue equity securities, which are assessable;

      o Issue "redeemable securities" as defined in Section 2(a)(32) of the Investment Company Act of 1940;


      o Grant warrants or options to purchase shares to Officers or Affiliated Directors or to the Advisor or its affiliate except on the same terms as the options or warrants are sold to the general public and the amount of the options or warrants does not exceed an amount equal to 10% of the outstanding shares on the date of grant of the warrants and options;


      o Engage in trading, as compared with investment activities, or engage in the business of underwriting or the agency distribution of securities issued by other persons;

      o Make any investment which is inconsistent with qualifying as a REIT; or


      o Lend money to the Advisor or its officers or directors or its affiliate and its officers and directors or any officer or director of Fidelity Equity Group or to any individual.


      The Advisor will continually review our investment activity to attempt to ensure that we do not come within the application of the Investment Company Act of 1940. Among other things, the Advisor will attempt to monitor the proportion of our portfolio that is placed in various investments so that we do not come within the definition of an "investment company" under the act. If at any time the character of our investments could cause us to be deemed an investment company for purposes of the Investment Company Act of 1940, we will take the necessary action to attempt to ensure that we are not deemed to be an "investment company."

      CHANGE IN INVESTMENT OBJECTIVES AND LIMITATIONS

      Our Articles of Incorporation require that the Directors review our investment policies at least annually to determine that the policies we are following are in the best interest of the shareholders. Each determination and the basis therefore shall be set forth in our minutes. The methods of implementing our investment policies also may vary as new investment techniques are developed. The methods of implementing our investment objectives and policies, except as otherwise provided in the organizational documents, may be altered by a majority of the Directors, including a majority of the Independent Directors, without the approval of the shareholders.

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                                       49

                        FEDERAL INCOME TAX CONSIDERATIONS

GENERAL


      The following is a summary of United States material federal income tax considerations associated with an investment in our common shares that may be relevant to you. The statements made in this section of the prospectus are based upon current provisions of the Internal Revenue Code and Treasury Regulations promulgated thereunder, as currently applicable, currently published administrative positions of the Internal Revenue Service and judicial decisions, all of which are subject to change, either prospectively or retroactively. We cannot assure you that any changes will not modify the conclusions expressed in counsel's opinions described herein. This summary does not address all possible tax considerations that may be material to an investor and does not constitute legal or tax advice. Moreover, this summary does not deal with all tax aspects that might be relevant to you, as a prospective shareholder, in light of your personal circumstances, nor does it deal with particular types of shareholders that are subject to special treatment under the federal income tax laws, such as insurance companies, holders whose shares are acquired through the exercise of stock options or otherwise as compensation, holders whose shares are acquired through the Distribution Reinvestment Plan or who intend to sell their shares under the Share Redemption Program, tax-exempt organizations except as provided below, financial institutions or broker-dealers, or foreign corporations or persons who are not citizens or residents of the United States except as provided below. The Internal Revenue Code provisions governing the federal income tax treatment of REITs and their shareholders are highly technical and complex, and this summary is qualified in its entirety by the express language of applicable Internal Revenue Code provisions, Treasury Regulations promulgated thereunder and administrative and judicial interpretations thereof. We have not requested and do not intend to request a ruling from the IRS that we qualify as a REIT, and the statements in the prospectus are not binding on the IRS or any court. Thus, we can provide no assurance that the tax considerations contained in this summary will not be challenged by the IRS or will be sustained by a court if challenged by the IRS. This summary does not discuss any state, local or foreign tax consequences associated with the acquisition, ownership, sale or other disposition of our common stock or our election to be taxed as a REIT.


      WE URGE YOU, AS A PROSPECTIVE SHAREHOLDER, TO CONSULT YOUR OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO YOU OF A PURCHASE OF SHARES, OWNERSHIP AND SALE OF THE SHARES AND OF FIDELITY EQUITY GROUP'S ELECTION TO BE TAXED AS A REIT, INCLUDING THE FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES OF SUCH PURCHASE, OWNERSHIP, SALE AND ELECTION AND OF POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

REIT QUALIFICATION

      We intend to elect to be taxable as a REIT commencing with our first short taxable year ending December 31, 2005. We believe that we will operate in a manner intended to qualify us as a REIT beginning with our first taxable year. This section of the prospectus discusses the laws governing the tax treatment of a REIT and its shareholders. These laws are highly technical and complex.

TAXATION OF THE COMPANY

      If we qualify for taxation as a REIT, we generally will not be subject to Federal Corporate Income Taxes on that portion of our ordinary income or capital gain that we distribute currently to our shareholders, because the REIT provisions of the Internal Revenue Code generally allow a REIT to deduct distributions paid to its shareholders. This substantially eliminates the federal "double taxation" on earnings (taxation at both the corporate level and shareholder level) that usually results from an investment in a corporation. Even if we qualify for taxation as a REIT, however, we will be subject to Federal Income Taxation as follows:

      o We will be taxed at regular corporate rates on our undistributed REIT taxable income, including undistributed net capital gains;


      o Under some circumstances, we may be required to pay the "alternative minimum tax" on our items of tax performance.

      o If we have net income from the sale or other disposition of "foreclosure property" that is held primarily for sale to customers in the ordinary course of business or other non-qualifying income from foreclosure property, we will be subject to tax at the highest corporate rate on that income. "Foreclosure property" generally is defined as property we acquired through foreclosure or after a default on a loan secured by the property or a lease of the property.

      o If we have net income from prohibited transactions (which are, in general, sales or other taxable dispositions of property, other than foreclosure property, held primarily for sale to customers in the ordinary course of business), the income will be subject to a 100% tax;


      o If we fail to satisfy either of the 75% or 95% gross income tests (discussed below) but have otherwise maintained our qualification as a REIT because certain conditions have been met, we will be subject to a 100% tax on an amount equal to the greater of the amount by which we fail the 75% or 95% test multiplied by a fraction calculated to reflect our profitability;

      o If we fail to distribute during each year at least the sum of (i) 85% of our REIT ordinary income for the year, (ii) 95% of our REIT capital gain net income for such year and (iii) any undistributed taxable income from prior periods, we will be subject to a 4% excise tax on the excess of the required distribution over the amounts actually distributed;

      o We may elect to retain and pay tax on our net long-term capital gain. In that case, a United States shareholder would be taxed on its proportionate share of our undistributed long-term capital gains and would receive a credit or refund for its proportionate share of the tax we paid; and


      o If we acquire any asset from a C corporation (i.e., a corporation generally subject to corporate-level tax) in a transaction in which the basis of the asset in our hands is determined by reference to the basis of the asset in the hands of the C corporation and we subsequently recognize gain on the disposition of the asset during the ten -year period beginning on the date on which we acquired the asset, then a portion of the gain may be subject to tax at the highest regular corporate rate, unless the C corporation made an election to treat the asset as if it were sold for its fair market value at the time of our acquisition.


      We will be required to pay a 100% tax on any "redetermined rents," "redetermined deductions" or "excess interest." In general, redetermined deductions and excess interest generally represent amounts that are deducted by a taxable REIT subsidiary of ours for amounts paid to us that are in excess of the amounts that would have been deducted based on arm's length negotiations. Redetermined rents are rents from real property that are overstated as a result of services furnished to any of our tenants by a "taxable REIT subsidiary" of ours.

      With respect to a residual interest in a real estate mortgage investment conduit, or REMIC, the ownership of which is attributed to us or to a REIT in which we own an interest, we may be required to pay tax at the highest corporate rate on the amount of any excess inclusion income for the taxable year allocable to the percentage of our shares that are held by "disqualified organizations." Although the law is unclear, similar rules may apply if we own an equity interest in a taxable mortgage pool. To the extent that we own a REMIC residual interest or a taxable mortgage pool through a taxable REIT subsidiary, we will not be required to pay this tax. A "disqualified organization" includes:

            o     the United States;

            o     any state or political subdivision of thereof;

            o     any foreign government;

            o     any international organization;

            o     any agency or instrumentality of any of the foregoing;

            o any other tax-exempt organization, other than a farmer's cooperative described in section 521 of the Code, that is exempt both from income taxation and from taxation under the unrelated business taxable income provisions of the Code; and

            o     any rural electrical or telephone cooperative.

      For  this  reason,  our  charter  generally  will  prohibit   disqualified
organizations from owning our shares.

REQUIREMENTS FOR QUALIFICATION AS A REIT

      In order for us to qualify as a REIT, we must meet and continue to meet the requirements discussed below relating to our organization, sources of income, nature of assets and distributions of income to our shareholders.

      ORGANIZATIONAL REQUIREMENTS

      In order to qualify for taxation as a REIT under the Internal Revenue Code, we must meet tests regarding our income and assets described below and:

      1. Be a corporation, trust or association that would be taxable as a domestic corporation for the REIT provisions of the Internal Revenue Code;

      2. Elect to be taxed as a REIT and satisfy relevant filing and other administrative requirements;

      3. Be managed by one or more Trustees or Directors;

      4. Have our beneficial ownership evidenced by transferable shares;

      5. Not be a financial institution or an insurance company subject to special provisions of the Federal Income Tax laws;

      6. Use a calendar year for Federal Income Tax purposes;

      7. Have at least 100 shareholders for at least 335 days of each taxable year of 12 months or during a proportionate part of a taxable year of less than 12 months; and

      8. Not be closely held as defined for purposes of the REIT provisions of the Internal Revenue Code.

      We would be treated as closely held if, during the last half of any taxable year, more than 50% in value of our outstanding capital stock is owned, directly or indirectly through the application of certain attribution rules, by five or fewer individuals, as defined in the Internal Revenue Code to include certain entities. Items 7 and 8 above will not apply until after the first taxable year for which we elect to be taxed as a REIT. If we comply with Treasury regulations that provide procedures for ascertaining the actual ownership of our shares for each taxable year and we did not know, and with the exercise of reasonable diligence could not have known, that we failed to meet item 8 above for a taxable year, we will be treated as having met item 8 for that year.

      We intend to elect to be taxed as a REIT commencing with our first taxable year ending December 31, 2005 and we intend to satisfy the other requirements described in items 1-6 above at all times during each of our taxable years. We believe that we will have sufficient diversity of share ownership by the beginning of 2005 to satisfy items 7 and 8 above. In addition, our Articles of Incorporation contain restrictions regarding ownership and transfer of shares of our stock that are intended to assist us in continuing to satisfy the share ownership requirements in items 7 and 8 above. (See "Description of Securities - Restriction on Ownership of Shares.")

      For purposes of the requirements described herein, any corporation that is a qualified REIT subsidiary of ours will not be treated as a corporation separate from us and all assets, liabilities, and items of income, deduction and credit of our qualified REIT subsidiaries will be treated as our assets, liabilities and items of income, deduction and credit. A qualified REIT subsidiary is a corporation, other than a taxable REIT subsidiary (as described below under "Operational Requirements - Asset Tests"), all of the capital stock of which is owned by a REIT.

      In the case of a REIT that is a partner in an entity treated as a partnership for federal tax purposes, the REIT is treated as owning its proportionate share of the assets of the partnership and as earning its allocable share of the gross income of the partnership for purposes of the requirements described herein. In addition, the character of the assets and gross income of the partnership will retain the same character in the hands of the REIT for purposes of the REIT requirements, including the asset and income tests described below. As a result, our proportionate share of the assets, liabilities and items of income of the Partnership and of any other partnership, joint venture, limited liability company or other entity treated as a partnership for federal tax purposes in which we or the Partnership have an interest will be treated as our assets, liabilities and items of income.

      OPERATIONAL REQUIREMENTS -- GROSS INCOME TESTS

      To maintain our qualification as a REIT, we must satisfy annually two gross income requirements.


      o At least 75% of our gross income, excluding gross income from prohibited transactions, for each taxable year must be derived from investments relating to real property or mortgages on real property and from other specified sources, including qualified temporary investment income, as described below. Gross income includes "rents from real property" and, in some circumstances, interest, but excludes gross income from dispositions of property held primarily for sale to customers in the ordinary course of a trade or business. These dispositions are referred to as "prohibited transactions." This is the 75% Income Test.


      o At least 95% of our gross income, excluding gross income from prohibited transactions, for each taxable year must be derived from the real property investments described above and generally from dividends and interest and gains from the sale or disposition of stock or securities or from any combination of the foregoing. This is the 95% Income Test.

      The rents we will receive or deemed as received will qualify as "rents from real property" for purposes of satisfying the gross income requirements for a REIT only if the following conditions are met:

      o The amount of rent received from a tenant must not be based in whole or in part on the income or profits of any person; however, an amount received or accrued generally will not be excluded from the term "rents from real property" solely by reason of being based on a fixed percentage or percentages of gross receipts or sales;

      o In general, neither we nor an owner of 10% or more of our stock may directly or constructively own 10% or more of a tenant (a "Related Party Tenant") or a subtenant of the tenant (in which case only rent attributable to the subtenant is disqualified);

      o Rent attributable to personal property leased in connection with a lease of real property cannot be greater than 15% of the total rent received under the lease, as determined based on the average of the fair market values as of the beginning and end of the taxable year; and

      o We normally must not operate or manage the property or furnish or render services to tenants, other than through an "independent contractor" who is adequately compensated and from whom we do not derive any income. However, a REIT may provide services with respect to its properties, and the income derived there from will qualify as "rents from real property," if the services are "usually or customarily rendered" in connection with the rental of space only and are not otherwise considered "rendered to the occupant." Even if the services provided by us with respect to a property are impermissible tenant services, the income derived will qualify as "rents from real property" if such income does not exceed one percent of all amounts received or accrued with respect to that property.


      Prior to the making of investments in properties, we may invest the net proceeds of the offering in liquid assets such as Government Securities or Certificates of Deposit. For purposes of the 75% Income Test, income attributable to a stock or debt instrument purchased with the proceeds received by a REIT in exchange for stock in the REIT (other than amounts received pursuant to a Distribution Reinvestment Plan) constitutes qualified temporary investment income if such income is received or accrued during the one-year period beginning on the date the REIT receives such new capital. To the extent that we hold any proceeds of the offering for longer than one year, we may invest those amounts in less liquid investments such as mortgage-backed securities, maturing mortgage loans purchased from mortgage lenders or shares in other REITs in order to satisfy the 75% Income and the 95% Income Tests and the Asset Tests described below. We expect the bulk of the remainder of our income to qualify under the 75% Income and 95% Income Tests as rents from real property in accordance with the requirements described above. In this regard, we anticipate that most of our leases will be for fixed rentals with annual CPI or similar adjustments and that none of the rentals under our leases will be based on the income or profits of any person. In addition, none of our tenants are expected to be Related Party Tenants and the portion of the rent attributable to personal property is not expected to exceed 15% of the total rent to be received under any lease. Finally, we anticipate that the Property Manager will perform all or most of the services to be performed with respect to our properties and such services are expected to be those usually or customarily rendered in connection with the rental of real property and not rendered to the occupant of such property. However, we can give no assurance that the actual sources of its gross income will allow it to satisfy the 75% Income and the 95% Income Tests described above.

      Notwithstanding our failure to satisfy one or both of the 75% Income and the 95% Income Tests for any taxable year, we may still qualify as a REIT for that year if we are eligible for relief under specific provisions of the Internal Revenue Code. These relief provisions generally will be available if:

      o Our failure to meet these tests was due to reasonable cause and not due to willful neglect;

      o We attach a schedule of our income sources to our Federal Income Tax return; and

      o Any incorrect information on the schedule is not due to fraud with intent to evade tax.


      It is not possible, however, to state whether, in all circumstances, we would be entitled to the benefit of these relief provisions. For example, the IRS could conclude that our failure to satisfy the tests was not due to a reasonable cause. If these relief provisions do not apply to a particular set of circumstances, we will not qualify as a REIT. In addition, as discussed above in "Taxation of the Company," even if these relief provisions apply, a tax would be imposed with respect to the excess net income.


      OPERATIONAL REQUIREMENTS -- ASSET TESTS

      At the close of each quarter of our taxable year, we also must satisfy four tests ("Asset Tests") relating to the nature and diversification of our assets.

      o First, at least 75% of the value of our total assets must be represented by real estate assets, cash, cash items and government securities. The term "real estate assets" includes real property, mortgages on real property, shares in other qualified REITs, property attributable to the temporary investment of new capital as described above and a proportionate share of any real estate assets owned by a partnership in which we are a partner or of any qualified REIT subsidiary of ours.


      o Second, no more than 25% of our total assets may be represented by securities other than those includable in the 75% asset test.

      o Third, of the investments included in the 25% asset class, the value of any one issuer's securities that we own may not exceed 5% of the value of our total assets. Additionally, we may not own more than 10% of the voting power or value of any one issuer's outstanding securities (excluding certain "straight debt" securities). For purposes of this Asset Test and the second Asset Test, securities do not include the equity or debt securities of a REIT, a qualified REIT subsidiary, or a taxable REIT subsidiary of ours or an equity interest in any entity treated as a partnership for federal tax purposes. The third Asset Test does not apply in respect of a taxable REIT subsidiary.

      o Fourth, no more than 20% of the value of our total assets may consist of the securities of one or more taxable REIT subsidiaries. Subject to certain exceptions, a taxable REIT subsidiary is any corporation, other than a REIT, in which we directly or indirectly own stock and with respect to which a joint election has been made by us and the corporation to treat the corporation as a taxable REIT subsidiary of ours and also includes any corporation, other than a REIT or a qualified REIT subsidiary, in which a taxable REIT subsidiary of our owns, directly or indirectly, more than 35 percent of the voting power or value.


      The Asset Tests must generally be met for any quarter in which we acquire securities or other property. Upon full investment of the net proceeds from the offering we expect that most of our assets will consist of real property and we therefore expect to satisfy the Asset Tests.


      If we meet the Asset Tests at the close of any quarter, we will not lose our REIT status for a failure to satisfy the Asset Tests at the end of a later quarter if such failure occurs solely because of changes in asset values. If our failure to satisfy the Asset Tests results from an acquisition of securities or other property during a quarter, we can cure the failure by disposing of a sufficient amount of non-qualifying assets within 30 days after the close of that quarter. We intend to maintain adequate records of the value of our assets to ensure compliance with the Asset Tests and to take other action within 30 days after the close of any quarter as may be required to cure any noncompliance. Although we plan to take steps to ensure that we satisfy such tests for any quarter with respect to which testing is to occur, there can be no assurance that such steps will always be successful, or will not require a reduction in our overall interest in the issue. If we fail to timely cure any noncompliance with the asset tests, we would cease to qualify as a REIT.

      OPERATIONAL REQUIREMENTS -- ANNUAL DISTRIBUTION REQUIREMENT


      In order to be taxed as a REIT, we are required to make dividend distributions, other than capital gain dividends, to our shareholders each year in the amount of at least 90% of our REIT taxable income (computed without regard to the distributions paid deduction and our net capital gains and subject to certain other potential adjustments, including adjustments for retiring items of non-cash income) for all tax years. We also may pay a distribution in the following year if it is declared during the last three months of the taxable year, payable to stockholders of record on a specified date during such period and paid during January of the following year. Such distributions are treated as paid by us and received by our stockholders on December 31 of the year in which they are declared. While we must generally pay distributions in the taxable year to which they relate, we may also pay distributions in the following taxable year if (1) they are declared before we timely files our federal income tax return for the taxable year in question, and if (2) they are paid on or before the first regular distribution payment date after the declaration. These distributions are taxable to our stockholders in the year in which paid.


      Even if we satisfy the foregoing dividend distribution requirement and, accordingly, continue to qualify as a REIT for tax purposes, we will still be subject to federal income tax on the excess of our net capital gain and our REIT taxable income, as adjusted, over the amount of dividends distributed to shareholders.


      In addition, if we fail to distribute during each calendar year, or in the case of distributors with declaration and record dates falling in the last three months of the calendar year, by the end of January immediately following such year, at least the sum of:


      o 85% of our ordinary income for that year;


      o 95% of our capital gain net income; and


      o Any undistributed taxable income from prior periods, we will be subject to a 4% nondeductible excise tax on the excess of the amount of the required distributions over amounts actually distributed during such year.


      We intend to make timely distributions sufficient to satisfy this requirement; however, it is possible that we may experience timing differences between (1) the actual receipt of income and payment of deductible expenses, and
2) the inclusion of that income and deduction of those expenses for purposes of computing our taxable income. It is also possible that we be allocated a share of net capital gain attributable to the sale of depreciated property by the Partnership that exceeds our allowable share of cash attributable to that sale. In those circumstances, we may have less cash than is necessary to meet our annual distribution requirement or to avoid income or excise taxation on undistributed income. We may find it necessary in those circumstances to arrange for financing or raise funds through the issuance of additional shares or we may need to pay dividends in the form of taxable stock dividends in order to meet our distribution requirements. If we fail to satisfy the distribution requirement for any taxable year by reason of a later adjustment to our taxable income made by the Internal Revenue Service, we may be able to pay "deficiency dividends" in a later year and include such distributions in our deductions for dividends paid for the earlier year. In that event, we may be able to avoid being taxed on amounts distributed as deficiency dividends, but we would be required in those circumstances to pay interest to the Internal Revenue Service based upon the amount of any deduction taken for deficiency dividends for the earlier year.


      As noted above, we may also elect to retain, rather than distribute, our net long-term capital gains. The effect of such an election would be as follows:

      o We would be required to pay the federal income tax on these gains;

      o Taxable U.S. shareholders, while required to include their proportionate share of the undistributed long-term capital gains in income, would receive a credit or refund for their share of the tax paid by the REIT; and

      o The basis of the shareholder's shares would be increased by the amount of our undistributed long-term capital gains (minus its proportionate share of the amount of capital gains tax we pay) included in the shareholder's long-term capital gains.

      In computing our REIT taxable income, we will use the accrual method of accounting and we intend to depreciate depreciable property under the alternative depreciation system. We are required to file an annual federal income tax return, which, like other corporate returns, is subject to examination by the Internal Revenue Service. Because the tax law requires us to make many judgments regarding the proper treatment of a transaction or an item of income or deduction, it is possible that the Internal Revenue Service will challenge positions we take in computing our REIT taxable income and our distributions.

      Issues could arise, for example, with respect to the allocation of the purchase price of properties between depreciable or amortizable assets and non-depreciable or non-amortizable assets such as land and the current deductibility of fees paid to the Advisor or its affiliates. Were the Internal Revenue Service to successfully challenge our characterization of a transaction or determination of our REIT taxable income, we could be found to have failed to satisfy a requirement for qualification as a REIT. If, as a result of a challenge, we are determined to have failed to satisfy the distribution requirements for a taxable year, we would be disqualified as a REIT, unless we were permitted to pay a deficiency dividend to our shareholders and pay interest thereon to the Internal Revenue Service, as provided by the Internal Revenue Code. A deficiency dividend cannot be used to satisfy the distribution requirement, however, if the failure to meet the requirement is not due to a later adjustment to our income by the Internal Revenue Service.

      OPERATIONAL REQUIREMENTS - RECORD KEEPING

      In order to continue to qualify as a REIT, we must maintain certain records as set forth in applicable Treasury Regulations. Further, to avoid a monetary penalty we must request, on an annual basis, certain information designed to disclose the ownership of our outstanding shares. We intend to comply with these requirements.

      FAILURE TO QUALIFY AS A REIT


      If we fail to qualify as a REIT for any reason in a taxable year and applicable relief provisions do not apply, we will be subject to tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates. We will not be able to deduct dividends paid to our shareholders in any year in which we fail to qualify as a REIT. In addition, if we fail to qualify as a REIT, all distributions to stockholders will be taxable as regular corporate dividends to the extent of our current and accumulated earnings and profits, and subject to certain limitations of the Code, corporate recipients may be eligible for the dividends received deduction. We also will be disqualified for the four taxable years following the year during which qualification was lost unless we are entitled to relief under specific statutory provisions.


      SALE-LEASEBACK TRANSACTIONS


      Some of our investments may be in the form of sale-leaseback transactions. We normally intend to treat these transactions as true leases for federal income tax purposes. However, depending on the terms of any specific transaction, the Internal Revenue Service might take the position that the transaction is not a true lease but is more properly treated in some other manner. If such recharacterization were successful, we would not be entitled to claim the depreciation deductions available to an owner of the property. In addition, the recharacterization of one or more of these transactions might cause us to fail to satisfy the Asset Tests or the Income Tests described above, based upon the asset, we would be treated as holding or the income we would be treated as having been earned and such failure could result in our failing to qualify as a REIT. Alternatively, the amount or timing of income inclusion or the loss of depreciation deductions resulting from the recharacterization might cause us to fail to meet the distribution requirement described above for one or more taxable years absent the availability of the deficiency dividend procedure or might result in a larger portion of our distributions being treated as ordinary distribution income to our shareholders.


      TAXATION OF TAXABLE U.S. SHAREHOLDERS

      DEFINITION

      In this section, the phrase "U.S. shareholder" means a holder of our shares that for federal income tax purposes is:

      o A citizen or resident of the United States;

      o A corporation, partnership or other entity treated as a corporation or partnership for U.S. federal income tax purposes created or organized in or under the laws of the United States or of any political subdivision thereof;

      o An estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

      o A trust if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust.

      This summary does not address all the tax consequences that may be relevant to you in light of your particular circumstances. In addition, it does not address the tax consequences relevant to persons who receive special treatment under the federal income tax law, except where specifically noted. Holders receiving special treatment include, without limitation:

            o     financial institutions, banks and thrifts,

            o     insurance companies,

            o     tax-exempt organizations,

            o     S-corporations,

            o regulated investment companies and real estate investment trusts,

            o foreign corporation or partnerships, and persons who are not residents or citizens of the United States,

            o     dealers in securities or currencies,

            o persons holding our common stock as a hedge against currently risks or as a position in a straddle, or

            o United States persons whose functional currency is not the United States dollar.

      If a partnership holds our common stock, the tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our common stock, you should consult your tax advisor regarding the tax consequences of the ownership and disposition of our common stock.

      If you are considering purchasing our common stock, you should consult your tax advisors concerning the application of United States federal income tax laws to your particular situation as well as any consequences of the purchase, ownership and disposition of our common stock arising under the laws of any state, local or foreign taxing jurisdiction.

      For any taxable year for which we qualify for taxation as a REIT, amounts distributed to, and gains realized by, taxable U.S. shareholders with respect to our common shares generally will be taxed as described below. For a summary of the federal income tax treatment of distributions reinvested in additional shares of our common stock pursuant to our Distribution Reinvestment Plan, see "Description of Securities - Distribution Reinvestment Plan." For a summary of the federal income tax treatment of shares redeemed by Fidelity Equity Group under its Share Redemption Program, see "Description of Securities - Share Redemption Program."

      DISTRIBUTIONS GENERALLY


      Distributions to U.S. shareholders, other than capital gain dividends discussed below, will constitute dividends up to the amount of our current or accumulated earnings and profits and will be taxable to the shareholders as ordinary income. These distributions are not eligible for the distributions received deduction generally available to corporations. To the extent that we make a distribution in excess of the current and accumulated earnings and profits, the distribution will be treated first as a tax-free return of capital, reducing the tax basis in the U.S. shareholder's shares (but not below zero), and the amount of each distribution in excess of a U.S. shareholder's tax basis in its shares will be taxable as gain realized from the sale of its shares. Distributions that we declared in October, November or December of any year payable to a shareholder of record on a specified date in any of these months will be treated as both paid by us and received by the shareholder on December 31 of the year, provided that we actually pay the distribution during January of the following calendar year. U.S. shareholders may not include any of our losses on their own federal income tax returns.


      We will be treated as having sufficient earnings and profits to treat as a dividend any distribution by us up to the amount required to be distributed in order to avoid imposition of the 4% excise tax discussed above. Moreover, any "deficiency dividend" will be treated as an ordinary or capital gain dividend, as the case may be, regardless of our earnings and profits. As a result, shareholders may be required to treat as taxable some distributions that would otherwise result in a tax-free return of capital.

      CAPITAL GAIN DISTRIBUTIONS

      Distributions to U.S. shareholders that we properly designate as capital gain dividends normally will be treated as long-term capital gains, to the extent they do not exceed our actual net capital gain, for the taxable year without regard to the period for which the U.S. shareholder has held his stock. Depending on the characteristics of the assets that produced these gains and on certain designations, if any, which we may make, these gains may be taxable to non-corporate U.S. stockholders at a 15% or 25% rate. A corporate U.S. shareholder, however, might be required to treat up to 20% of some capital gain dividends as ordinary income. See "Operational Requirements - Annual Distribution Requirement" for the treatment by U.S. shareholders of net long-term capital gains that we elect to retain and pay tax on.


      PASSIVE ACTIVITY LOSS AND INVESTMENT INTEREST LIMITATIONS

      Our distributions and any gain you realize from a disposition of our common shares will not be treated as passive activity income, and shareholders may not be able to utilize any of their "passive losses" to offset this income in their personal tax returns. Our distributions (to the extent they do not constitute a return of capital) will generally be treated as investment income for purposes of the limitations on the deduction of investment interest. Net capital gain from a disposition of shares and capital gain dividends generally will be included in investment income for purposes of the investment interest deduction limitations only if, and to the extent, you so elect, in which case those capital gains will be taxed as ordinary income.

      RETENTION OF NET CAPITAL GAINS. We may elect to retain, rather than distribute as a capital gain dividend, all or a portion of our net capital gains.

      If we make this election, we would pay tax on our retained net capital gains. In addition, to the extent we so elect, a U.S. stockholder generally would:

            o include its pro rata share of our undistributed net capital gains in computing its long-term capital gains in its return for its taxable year in which the last day of our taxable year falls, subject to certain limitations as to the amount that is includable;

            o be deemed to have paid the capital gains tax imposed on us on the designated amounts included in the U.S. stockholder's long-term capital gains;

            o receive a credit or refund for the amount of tax deemed paid by it;

            o increase the adjusted basis of its common stock by the difference between the amount of includable gains and the tax deemed to have been paid by it; and

            o in the case of a U.S. stockholder that is a corporation, appropriately adjust its earnings and profits for the retained capital gains in accordance with Treasury regulations to be promulgated by the IRS.

      CERTAIN DISPOSITIONS OF OUR COMMON SHARES


      In general, any gain or loss realized upon a taxable disposition of our common shares by a U.S. shareholder who is not a dealer in securities will be treated as long-term capital gain or loss if the shares have been held for more than 12 months and as short-term capital gain or loss if the shares have been held for 12 months or less. If, however, a U.S. shareholder has included in income any capital gains distributions with respect to the shares, any loss realized upon a taxable disposition of shares held for six months or less, to the extent of the capital gains distributions included in income with respect to the shares, will be treated as long-term capital loss.


      The maximum tax rate for non-corporate taxpayers for (1) capital gains, including "capital gain dividends," has generally been reduced from 20% to 15% (for taxable years ending on or after May 6, 2003, although depending on the characteristics of the assets which produced these gains and on designations which we may make, certain capital gain dividends may be taxed at a 25% rate) and (2) "qualified dividend income" has generally been reduced from 38.6% to 15% (for taxable years beginning after December 31,. 2002). Qualified dividend income generally includes dividends paid by domestic C-corporations and certain qualified foreign corporations to most non-corporate U.S. stockholders. In general, dividends payable by REITs are not eligible for the reduced tax rate on corporate dividends, except to the extent that certain holding requirements have been met and the REIT's dividends are attributable to dividends received from taxable corporations (such as its taxable REIT subsidiaries), to income that was subject to tax at the corporate/REIT level (for example, if it distributed taxable income that is retained and paid tax on in the prior taxable year) or to dividends properly designated by the REIT as "capital gain dividends." The currently applicable provisions of the United States federal income tax laws relating to the 15% tax rate are currently scheduled to "sunset" or revert back to the provisions of prior law effective for taxable years beginning after December 31, 2008, at which time the capital gains tax rate will be increased to 20% and the rate applicable to dividends will be increased to the tax rate then applicable to ordinary income.


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

      INFORMATION   REPORTING   REQUIREMENT  AND  BACKUP  WITHHOLDING  FOR  U.S.
SHAREHOLDERS

      We will report to U.S. shareholders of our common shares and to the Internal Revenue Service the amount of distributions made or deemed made during each calendar year and the amount of tax withheld, if any. Under some circumstances, U.S. shareholders may be subject to backup withholding on payments made with respect to, or cash proceeds of a sale or exchange of, our shares. Backup withholding will apply only if the shareholder:

      o Fails to furnish its taxpayer identification number (which, for an individual, would be his or her Social Security number);

      o Furnishes an incorrect taxpayer identification number;

      o Is notified by the Internal Revenue Service that the shareholder has failed properly to report payments of interest or dividends; or

      o Under some circumstances, fails to certify, under penalties of perjury, that it has furnished a correct taxpayer identification number and has not been notified by the Internal Revenue Service that the shareholder is subject to backup withholding for failure to report interest and dividend payments or has been notified by the Internal Revenue Service that the shareholder is no longer subject to backup withholding for failure to report those payments.

      Backup withholding will not apply with respect to payments made to some shareholders, such as corporations and tax-exempt organizations. Backup withholding is not an additional tax. Rather, the amount of any backup withholding with respect to a payment to a U.S. shareholder will be allowed as a credit against the U.S. shareholder's United States federal income tax liability and may entitle the U.S. shareholder to a refund, provided that the required information is furnished to the Internal Revenue Service. U.S. shareholders should consult their own tax advisors regarding their qualification for exemption from backup withholding and the procedure for obtaining an exemption.

      TREATMENT OF TAX-EXEMPT SHAREHOLDERS

      Tax-exempt entities including employee pension benefit trusts and individual retirement accounts generally are exempt from United States federal income taxation. These entities are subject to taxation, however, on any "unrelated business taxable income" ("UBTI"), as defined in the Internal Revenue Code. The Internal Revenue Service has issued a published ruling that dividend distributions from a REIT to a tax-exempt pension trust did not constitute UBTI. Although rulings are merely interpretations of law by the Internal Revenue Service and may be revoked or modified, based on this analysis, indebtedness incurred by us or by the Partnership in connection with the acquisition of a property should not cause any income derived from the property to be treated as UBTI upon the distribution of those amounts as dividends to a tax-exempt U.S. shareholder of our common shares. A tax-exempt entity that incurs indebtedness to finance its purchase of our common shares, however, will be subject to UBTI under the debt-financed income rules. However, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans that are exempt from taxation under specified provisions of the Internal Revenue Code are subject to different UBTI rules, which generally will require them to treat dividend distributions from Fidelity Equity Group as UBTI. These organizations are urged to consult their own tax advisor with respect to the treatment of our distributions to them.


      In addition, tax-exempt pension and specified other tax-exempt trusts that hold more than 10 percent by value of the shares of a REIT may be required to treat a specified percentage of REIT dividends as UBTI. This requirement applies only if our qualification as a REIT depends upon the application of a look-through exception to the closely held restriction and we are considered to be predominantly held by those tax-exempt trusts. It is not anticipated that our qualification as a REIT will depend upon application of the look-through exception or that we will be predominantly held by these types of trusts. However, we cannot guarantee that this will always be the case.

      SPECIAL TAX CONSIDERATIONS FOR NON-U.S. SHAREHOLDERS

      The rules governing United States federal income taxation of non-resident alien individuals, foreign corporations, foreign partnerships and other foreign stockholders (collectively, "Non-U.S. shareholders") are complex. The following discussion is intended only as a summary of these rules. Non-U.S. shareholders should consult with their own tax advisors to determine the impact of United States federal, state and local income tax laws on an investment in our shares, including any reporting requirements as well as the tax treatment of the investment under the tax laws of their home country.

      INCOME EFFECTIVELY CONNECTED WITH A UNITED STATES TRADE OR BUSINESS

      In general, Non-U.S. shareholders will be subject to regular United States federal income taxation with respect to their investment in our shares, if the income derived therefrom is "effectively connected" with the Non-U.S. shareholder's conduct of a trade or business in the United States. A corporate Non-U.S. shareholder that receives income that is (or is treated as) effectively connected with a United States trade or business also may be subject to a branch profits tax under section 884 of the Internal Revenue Code, which is payable in addition to the regular United States federal corporate income tax.

      The following discussion will apply to Non-U.S. shareholders whose income derived from ownership of our shares is deemed to be not "effectively connected" with a United States trade or business.

      DISTRIBUTIONS NOT ATTRIBUTABLE TO GAIN FROM THE SALE OR EXCHANGE OF A UNITED STATES REAL PROPERTY INTEREST


      A distribution to a Non-U.S. shareholder that is not attributable to the gain realized by us from the sale or exchange of a United States real property interest and that we do not designate as a capital gain dividend will be treated as an ordinary income distributions to the extent that it is made out of our current or accumulated earnings and profits. Generally, any ordinary income distribution will be subject to a United States federal income withholding tax equal to 30% of the gross amount of the distribution, unless this tax is reduced or eliminated by the provisions of an applicable tax treaty under certain treaties; lower withholding rates, generally applicable to dividends, do not apply to dividends from a REIT. A distribution in excess of our earnings and profits will be treated first as a return of capital that will reduce a Non-U.S. shareholder's basis in our shares (but not below zero) and then as gain from the disposition of those shares, the tax treatment of which is described under the rules discussed below with respect to sales of shares.

      We normally intend to withhold United States income tax on any distributions made to a non-U.S. stockholder at the rate of 30% on the gross amount of any distribution paid, unless the shareholder provides us with an Internal Revenue Service Form W-8BEN evidencing eligibility for a reduced treaty rate or an Internal Revenue Service Form W-8ECI claiming that such distribution constitutes effectively connected income. For withholding purposes, we expect to treat all distributions as if made out of our current or accumulated earnings and profits and subject to withholding. However, amounts withheld should generally be refundable if it is subsequently determined that the distribution was, in fact, in excess of our current or accumulated earnings and profits.

      DISTRIBUTIONS ATTRIBUTABLE TO GAIN FROM THE SALE OR EXCHANGE OF A UNITED STATES REAL PROPERTY INTEREST

      Distributions to a non-U.S. stockholder that we properly designate as capital gain dividends, other than those arising from the disposition of a United States real property interest, generally should not be subject to United States federal income taxation, unless:

      (1) the investment in our common stock is treated as effectively connected with the non-U.S. stockholder's United States trade or business, in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain, except that a non-U.S. stockholder that is a foreign corporation may also be subject to the 30% branch profits tax, as discussed above, or

      (2) the non-U.S. stockholder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are met, in which case the nonresident alien individual will be subject to a 30% tax on the individual's capital gains.

      Pursuant to the Foreign Investment in Real Property Tax Act, or FIRPTA, distributions to a non-U.S. stockholder that are attributable to gain from sales or exchanges by us of United States real property interests, whether or not designated as capital gain dividends, will cause the non-U.S. stockholder to be treated as recognizing such gain as income effectively connected with a United States trade or business. Non-U.S. stockholders would thus generally be taxed at the same rates applicable to U.S. stockholders, subject to a special alternative minimum tax in the case of nonresident alien individuals. Also, such gain may be subject to a 30% branch profits tax in the hands of a non-U.S. stockholder that is a corporation, as discussed above. We generally do not expect to make distributions that are subject to FIRPTA.

      If we distribute any amount attributable to the disposition of a United States real property interest, we will be required to withhold and to remit to the IRS 35% of any distribution to non-U.S. stockholders that is designated as a capital gain dividend or, if greater, 35% of a distribution to non-U.S. stockholders that could have been designated as a capital gain dividend. The amount withheld is creditable against the non-U.S. stockholder's United States federal income tax liability.

      RETENTION OF NET CAPITAL GAINS. Although the law is not clear on the matter, it appears that amounts designated by us as retained capital gains in respect of the common stock held by U.S. stockholders generally should be treated with respect to non-U.S. stockholders in the same manner as actual distributions of capital gain dividends. Under that approach, the non-U.S. stockholders would be able to offset as a credit against their United States federal income tax liability resulting there from their proportionate share of the tax paid by us on such retained capital gains and to receive from the IRS a refund to the extent their proportionate share of such tax paid by us were to exceed their actual United States federal income tax liability.


      SALE OF FIDELITY EQUITY GROUP SHARES BY A NON-U.S. SHAREHOLDER

      A sale of our shares by a Non-U.S. shareholder will generally not be subject to United States federal income taxation unless our shares constitute a "United States real property interest" within the meaning of FIRPTA or the gain from the sale is effectively connected with the conduct of a United States trade or business of the Non-U.S. shareholder. Our shares will not constitute a United States real property interest if we are a "domestically controlled REIT." A "domestically controlled REIT" is a REIT that at all times during a specified testing period has less than 50% in value of its shares held directly or indirectly by Non-U.S. shareholders. We currently anticipate that we will be a domestically controlled REIT. Therefore, sales of our shares should not be subject to taxation under FIRPTA. However, we cannot assure you that we will continue to be a domestically controlled REIT. If we were not a domestically controlled REIT, whether a Non-U.S. shareholder's sale of our shares would be subject to tax under FIRPTA as a sale of a United States real property interest would depend on whether our shares were "regularly traded" on an established securities market and on the size of the selling shareholder's interest in us. Our shares currently are not "regularly traded" on an established securities market.

      If the gain on the sale of shares were subject to taxation under FIRPTA, a Non-U.S. shareholder would be subject to the same treatment as a U.S. shareholder with respect to the gain, subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals. In addition, distributions that are treated as gain from the disposition of shares and are subject to tax under FIRPTA also may be subject to a 30% branch profits tax when made to a corporate Non-U.S. shareholder that is not entitled to a treaty exemption. Under FIRPTA, the purchaser of our shares may be required to withhold 10% of the purchase price and remit this amount to the Internal Revenue Service. Even if not subject to FIRPTA, capital gains will be taxable to a Non-U.S. shareholder if the Non-U. S. shareholder is a non-resident alien individual who is present in the United States for 183 days or more during the taxable year and some other conditions apply, in which case the non-resident alien individual will be subject to a 30% tax on his or her U.S. source capital gains.


      BACKUP WITHHOLDING TAX AND INFORMATION REPORTING. Generally, we must report annually to the IRS the amount of dividends paid to a non-U.S. stockholder, such holder's name and address, and the amount of tax withheld, if any. A similar report is sent to the non-U.S. stockholder. Pursuant to tax treaties or other agreements, the IRS may make its reports available to tax authorities in the non-U.S. stockholder's country of residence.

      Payments of dividends or of proceeds from the disposition of stock made to a non-U.S. stockholder may be subject to information reporting and backup withholding unless such holder establishes an exemption, for example, by properly certifying its non-United States status on an IRS Form W-8BEN or another appropriate version of IRS Form W-8. Notwithstanding the foregoing, backup withholding and information reporting may apply if either we or our paying agent has actual knowledge, or reason to know, that a non-U.S. stockholder is a United States person.

      Backup withholding is not an additional tax. Rather, the United States income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may be obtained, provided that the required information is furnished to the IRS.

STATEMENT OF STOCK OWNERSHIP

      We are required to demand annual written statements from the record holders of designated percentages of our shares disclosing the actual owners of the shares. Any record shareholder who, upon our request, does not provide us with required information concerning actual ownership of the shares is required to include specified information relating to his shares in his federal income tax return. We also must maintain, within the Internal Revenue District in which we are required to file our federal income tax return, permanent records showing the information we have received about the actual ownership of our shares and a list of those persons failing or refusing to comply with our demand.

STATE AND LOCAL TAXATION

      We and any operating subsidiaries we may form may be subject to state and local tax in states and localities in which they or we do business or owns property. The tax treatment of Fidelity Equity Group, the Partnership, any operating subsidiaries, joint ventures or other arrangements we or the Partnership may form or enter into and the tax treatment of the holders of our shares in local jurisdictions may differ from the federal income tax treatment described above. Consequently, prospective shareholders should consult their own tax advisors regarding the effect of state and local tax laws on their investment in our common stock.

FEDERAL INCOME TAX ASPECTS OF OUR OPERATING PARTNERSHIP

      The following discussion summarizes certain federal income tax considerations applicable to our investment in the Partnership, our operating partnership. The discussion does not cover state or local tax laws or any federal tax laws other than income tax laws.

CLASSIFICATION AS A PARTNERSHIP

      We will be entitled to include in our income a distributive share of the Partnership's income and to deduct our distributive share of the Partnership's losses only if the Partnership is classified for federal income tax purposes as a partnership, rather than as a corporation or an association taxable as a corporation. Under applicable Treasury Regulations (the "Check-the-Box-Regulations"), an unincorporated domestic entity with at least two members may elect to be classified either as an association taxable as a corporation or as a partnership. If the entity fails to make an election, it generally will be treated as a partnership for federal income tax purposes. The Partnership intends to be classified as a partnership for federal income tax purposes and will not elect to be treated as an association taxable as a corporation under the Check-the-Box-Regulations.

      Even though the Partnership will not elect to be treated as an association for federal income tax purposes, it may be taxed as a corporation if it is deemed to be a "publicly traded partnership." A publicly traded partnership is a partnership whose interests are traded on an established securities market or are readily tradable on a secondary market or the substantial equivalent thereof; provided, that even if the foregoing requirements are met, a publicly traded partnership will not be treated as a corporation for federal income tax purposes if at least 90% of the partnership's gross income for each taxable year consists of "qualifying income" under section 7704(d) of the Internal Revenue Code. Qualifying income generally includes any income that is qualifying income for purposes of the 95% Income Test applicable to REITs (90% Passive-Type Income Exception). (See "Requirements for Qualification as a REIT -- Operational Requirements - Gross Income Tests").

      Under applicable Treasury Regulations the ("PTP Regulations"), limited safe harbors from the definition of a publicly traded partnership are provided. Pursuant to one of those safe harbors (the "Private Placement Exclusion"), interests in a partnership will not be treated as readily tradable on a secondary market or the substantial equivalent thereof if (i) all interests in the partnership were issued in a transaction (or transactions) that were not required to be registered under the Securities Act of 1933, as amended, and (ii) the partnership does not have more than 100 partners at any time during the partnership's taxable year. In determining the number of partners in a partnership, a person owning an interest in a flow-through entity (including a partnership, grantor trust or S corporation) that owns an interest in the partnership is treated as a partner in such partnership only if (a) substantially all of the value of the owner's interest in the flow-through entity is attributable to the flow-through entity's direct or indirect interest in the partnership and (b) a principal purpose of the use of the flow-through entity is to permit the partnership to satisfy the 100 partner limitation. The Partnership presently qualifies for the Private Placement Exclusion. Even if the Partnership were considered a publicly traded partnership under the PTP
Regulations because it was deemed to have more than 100 partners, the Partnership should not be treated as a corporation because it should be eligible for the 90% Passive-Type Income Exception described above.

      We have not  requested,  and do not intend to  request,  a ruling from the
Internal Revenue Service that the Partnership will be classified as a partnership for federal income tax purposes. If for any reason the Partnership were taxable as a corporation, rather than a partnership, for federal income tax purposes, we would not be able to qualify as a REIT. (See Requirements for Qualification as a REIT -- Operational Requirements - Gross Income Tests" and "Requirements for Qualification as a REIT - -- Operational Requirements - Asset Tests.") In addition, any change in the Partnership's status for tax purposes might be treated as a taxable event, in which case we might incur a tax liability without any related cash distribution. Further, items of income and deduction of the Partnership would not pass through to its partners, and its partners would be treated as shareholders for tax purposes. The Partnership would be required to pay income tax at corporate tax rates on its net income, and distributions to its partners would constitute distributions that would not be deductible in computing the Partnership's taxable income.


INCOME TAXATION OF FIDELITY EQUITY GROUP OPERATING PARTNERSHIP AND ITS PARTNERS

      PARTNERS, NOT PARTNERSHIP, SUBJECT TO TAX. A partnership is not a taxable entity for federal income tax purposes. As a partner in the Partnership, we will be required to take into account our allowable share of the Partnership's income, gains, losses, deductions, and credits for any taxable year of the Partnership ending within or with our taxable year, without regard to whether we have received or will receive any distributions from the Partnership.

      PARTNERSHIP ALLOCATIONS. Although a partnership agreement generally determines the allocation of income and losses among partners, such allocations will be disregarded for tax purposes under section 704(b) of the Internal Revenue Code if they do not comply with the provisions of section 704(b) of the Internal Revenue Code and the Treasury Regulations promulgated thereunder. If an allocation is not recognized for federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partner's interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. The Partnership's allocations of taxable income and loss are intended to comply with the requirements of section 704(b) of the Internal Revenue Code and the Treasury Regulations promulgated thereunder.

      TAX  ALLOCATIONS  WITH  RESPECT TO  CONTRIBUTED  PROPERTIES.  Pursuant  to
section 704(c) of the Internal Revenue Code, income, gain, loss, and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for federal income tax purposes in a manner such that the contributor is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution. Under applicable Treasury Regulations, partnerships are required to use a "reasonable method" for allocating items subject to section 704(c) of the Internal Revenue Code and several reasonable allocation methods are described therein.


      Under the partnership agreement, subject to exceptions applicable to the special limited partnership interests, depreciation or amortization deductions of the Partnership generally will be allocated among the partners in accordance with their respective interests in the Partnership, except to the extent that the Partnership is required under section 704(c) to use a different method for allocating depreciation deductions attributable to its properties. In addition, gain or loss on the sale of a property that has been contributed to the Partnership will be specially allocated to the contributing partner to the extent of any built-in gain or loss with respect to the property for federal income tax purposes. It is possible that we may (1) be allocated lower amounts of depreciation deductions for tax purposes with respect to contributed properties than would be allocated to us if each such property were to have a tax basis equal to its fair market value at the time of contribution, and (2) be allocated taxable gain in the event of a sale of such contributed properties in excess of the economic profit allocated to us as a result of such sale. These allocations may cause us to recognize taxable income in excess of cash proceeds received by us, which might adversely affect our ability to comply with the REIT distribution requirements, although we do not anticipate that this event will occur. The foregoing principles also will affect the calculation of our earnings and profits for purposes of determining the portion of our distributions that are taxable as a distribution. The allocations described in this paragraph may result in a higher portion of our distributions being taxed as a distribution than would have occurred had we purchased such properties for cash.


      BASIS IN PARTNERSHIP INTEREST. The adjusted tax basis of our partnership interest in the Partnership generally will be equal to (1) the amount of cash and the basis of any other property contributed to the Partnership by us, (2) increased by (A) our allowable share of the Partnership's income and (B) our allowable share of indebtedness of the Partnership, and (3) reduced, but not below zero, by (A) its allowable share of the Partnership's loss and (B) the amount of cash distributed to us, including constructive cash distributions resulting from a reduction in our share of indebtedness of the Partnership. If the allocation of our distributive share of the Partnership's loss would reduce the adjusted tax basis of our partnership interest in the Partnership below zero, the recognition of the loss will be deferred until such time as the recognition of the loss would not reduce our adjusted tax basis below zero. If a distribution from the Partnership or a reduction in our share of the Partnership's liabilities would reduce our adjusted tax basis below zero, that distribution, including a constructive distribution, will constitute taxable income to us. The gain realized by us upon the receipt of any such distribution or constructive distribution would normally be characterized as capital gain, and if our partnership interest in the Partnership has been held for longer than the long-term capital gain holding period (currently one year), the distribution would constitute long-term capital gain.

      DEPRECIATION DEDUCTIONS AVAILABLE TO THE PARTNERSHIP. The Partnership will use a portion of contributions made by Fidelity Equity Group from offering proceeds to acquire interests in properties. To the extent that the Partnership acquires properties for cash, the Partnership's initial basis in such properties for federal income tax purposes generally will be equal to the purchase price paid by the Partnership. The Partnership plans to depreciate each depreciable property for federal income tax purposes under the alternative depreciation system of depreciation ("ADS"). Under ADS, the Partnership generally will depreciate buildings and improvements over a 40-year recovery period using a straight-line method and a mid-month convention and will depreciate furnishings and equipment over a 12-year recovery period. To the extent that the Partnership acquires properties in exchange for units of the Partnership, the Partnership's initial basis in each such property for federal income tax purposes should be the same as the transferor's basis in that property on the date of acquisition by the Partnership. Although the law is not entirely clear, the Partnership generally intends to depreciate such depreciable property for federal income tax purposes over the same remaining useful lives and under the same methods used by the transferors.

      SALE OF THE OPERATING PARTNERSHIP'S PROPERTY. Generally, any gain realized by the Partnership on the sale of property held for more than one year will be long-term capital gain, except for any portion of such gain that is treated as depreciation or cost recovery recapture. Our share of any gain realized by the Partnership on the sale of any property held by the Partnership as inventory or other property held primarily for sale to customers in the ordinary course of the Partnership's trade or business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. We, however, do not presently intend to acquire or hold or allow the Partnership to acquire or hold any property that represents inventory or other property held primarily for sale to customers in the ordinary course of our or the Partnership's trade or business.

                         RETIREMENT PLAN CONSIDERATIONS

THERE ARE SPECIAL CONSIDERATIONS THAT APPLY TO PENSION OR PROFIT SHARING TRUSTS OR IRAS INVESTING IN SHARES

      If you are investing the assets of an IRA, pension, profit sharing, 401(k), Keogh or other qualified retirement plan, you should satisfy yourself that:

      o Your investment is consistent with your fiduciary obligations under ERISA and the Internal Revenue Code;

      o Your investment is made in accordance with the documents and instruments governing your plan or IRA, including your plan's investment policy;

      o Your investment satisfies the prudence and diversification requirements of Sections 404(a)(1)(B) and 404(a)(1)(C) of ERISA;

      o Your investment will not impair the liquidity of the plan or IRA;

      o Your investment will not produce "unrelated business taxable income" for the plan or IRA;

      o You will be able to value the assets of the plan annually in accordance with ERISA requirements; and

      o Your  investment  will not  constitute  a prohibited  transaction  under
Section 406 of ERISA or Section 4975 of the Internal Revenue Code.

      For a more complete discussion of the foregoing issues and other risks associated with an investment in shares by retirement plans, please see the "ERISA Considerations" section of this prospectus.

                              ERISA CONSIDERATIONS

      The following is a summary of some non-tax considerations associated with an investment in our shares by a qualified employee pension benefit plan or an IRA. This summary is based on provisions of ERISA and the Internal Revenue Code, as amended through the date of this prospectus, and relevant regulations and opinions issued by the Department of Labor and the Internal Revenue Service. We cannot assure you that adverse tax decisions or legislative, regulatory or administrative changes, which would significantly modify the statements expressed herein, will not occur. Any such changes may or may not apply to transactions entered into prior to the date of their enactment. Each fiduciary of an employee pension benefit plan subject to ERISA, such as a profit sharing, section 401(k) or pension plan, or of any other retirement plan or account subject to Section 4975 of the Internal Revenue Code, such as an IRA (collectively, Benefit Plans), seeking to invest plan assets in our shares must, taking into account the facts and circumstances of such Benefit Plan, consider, among other matters:

      o Whether the investment is consistent with the applicable provisions of ERISA and the Internal Revenue Code;

      o Whether, under the facts and circumstances attendant to the Benefit Plan in question, the fiduciary's responsibility to the plan has been satisfied;

      o Whether the investment will produce UBTI to the Benefit Plan (see "Federal Income Tax Considerations - - Treatment of Tax-Exempt Shareholders"); and

      o The need to value the assets of the Benefit Plan annually. Under ERISA, a plan fiduciary's responsibilities include the following duties:

      o To act solely in the interest of plan participants and beneficiaries and for the exclusive purpose of providing benefits to them, as well as defraying reasonable expenses of plan administration;

      o To invest plan assets prudently;

      o To diversify the investments of the plan unless it is clearly prudent not to do so;

      o To ensure sufficient liquidity for the plan; and

      o To consider whether an investment would constitute or give rise to a prohibited transaction under ERISA or the Internal Revenue Code.

      ERISA also requires that the assets of an employee benefit plan be held in trust and that the trustee, or a duly authorized named fiduciary or investment manager, have exclusive authority and discretion to manage and control the assets of the plan. Section 406 of ERISA and Section 4975 of the Internal Revenue Code prohibit specified transactions involving the assets of a Benefit Plan, which are between the plan and any "party in interest" or "disqualified person" with respect to that Benefit Plan. These transactions are prohibited regardless of how beneficial they may be for the Benefit Plan. Prohibited transactions include the sale, exchange or leasing of property, the lending of money or the extension of credit between a Benefit Plan and a party in interest or disqualified person, and the transfer to, or use by, or for the benefit of, a party in interest, or disqualified person, of any assets of a Benefit Plan. A fiduciary of a Benefit Plan also is prohibited from engaging in self-dealing, acting for a person who has an interest adverse to the plan or receiving any consideration for its own account from a party dealing with the plan in a transaction involving plan assets. Furthermore, Section 408 of the Internal Revenue Code states that assets of an IRA trust may not be commingled with other property except in a common trust fund or common investment fund.

PLAN ASSET CONSIDERATIONS

      In order to determine whether an investment in our shares by Benefit Plans creates or gives rise to the potential for either prohibited transactions or the commingling of assets referred to above, a fiduciary must consider whether an investment in our shares will cause our assets to be treated as assets of the investing Benefit Plans. Neither ERISA nor the Internal Revenue Code define the term "plan assets," however, U.S. Department of Labor Regulations provide guidelines as to whether, and under what circumstances, the underlying assets of an entity will be deemed to constitute assets of a Benefit Plan when the plan invests in that entity (the Plan Assets Regulation). Under the Plan Assets Regulation, the assets of corporations, partnerships or other entities in which a Benefit Plan makes an equity investment will generally be deemed to be assets of the Benefit Plan unless the entity satisfies one of the exceptions to this general rule.

      In the event that our underlying assets were treated by the Department of Labor as the assets of investing Benefit Plans, our management would be treated as fiduciaries with respect to each Benefit Plan shareholder, and an investment in our shares might constitute an ineffective delegation of fiduciary responsibility to the Advisor, and expose the fiduciary of the Benefit Plan to co-fiduciary liability under ERISA for any breach by the Advisor of the fiduciary duties mandated under ERISA. Further, if our assets are deemed to be "plan assets," an investment by an IRA in our shares might be deemed to result in an impermissible commingling of IRA assets with other property.


      If our Advisor or the affiliate of our Advisor were treated as fiduciaries with respect to Benefit Plan shareholders, the prohibited transaction restrictions of ERISA and the Internal Revenue Code would apply to any transaction involving our assets. These restrictions could, for example, require that we avoid transactions with entities that are affiliated with us or our affiliate or restructure our activities in order to obtain an administrative exemption from the prohibited transaction restrictions. Alternatively, we might have to provide Benefit Plan shareholders with the opportunity to sell their shares to us or we might dissolve or terminate. If a prohibited transaction were to occur, the Internal Revenue Code imposes an excise tax equal to 15% of the amount involved and authorizes the IRS to impose an additional 100% excise tax if the prohibited transaction is not "corrected." These taxes would be imposed on any disqualified person who participates in the prohibited transaction. In addition, the Advisor and possibly other fiduciaries of Benefit Plan shareholders subject to ERISA who permitted the prohibited transaction to occur or who otherwise breached their fiduciary responsibilities, or a non-fiduciary participating in a prohibited transaction, could be required to restore to the Benefit Plan any profits they realized as a result of the transaction or breach, and make good to the Benefit Plan any losses incurred by the Benefit Plan as a result of the transaction or breach. With respect to an IRA that invests in our shares, the occurrence of a prohibited transaction involving the individual who established the IRA, or his or her beneficiary, would cause the IRA to lose its tax-exempt status under Section 408(e)(2) of the Internal Revenue Code.


      The Plan Assets Regulation provides that the underlying assets of REITs will not be treated as assets of a Benefit Plan investing therein if the interest the Benefit Plan acquires is a "publicly-offered security." A publicly-offered security must be:

      o Sold as part of a public offering registered under the Securities Act of 1933, as amended, and be part of a class of securities registered under the Securities Exchange Act of 1934, as amended, within 120 days (or such later time as may be allowed by the Securities and Exchange Commission) after the end of the fiscal year in which the initial closing under this offering occurs;

      o "Widely held," i.e., part of a class of securities that is owned by 100 or more persons who are independent of the issuer and one another; and

      o "Freely transferable."

      Our shares are being sold as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act, and are part of a class registered under the Securities Exchange Act. In addition, we expect to have over 100 independent shareholders as of the initial closing under this offering, such that our shares will be "widely held." Whether a security is "freely transferable" depends upon the particular facts and circumstances. Our shares are subject to certain restrictions on transferability intended to ensure that we continue to qualify for federal income tax treatment as a REIT. The regulation provides, however, that where the minimum investment in a public offering of securities is $10,000 or less, the presence of a restriction on transferability intended to prohibit transfers which would result in a termination or reclassification of the entity for state or federal tax purposes will not ordinarily affect a determination that such securities are freely transferable. The minimum investment in our shares is less than $10,000; thus, the restrictions imposed in order to maintain our status as a REIT should not cause the shares to be deemed not freely transferable.

      Assuming that our shares will be "widely held," that no other facts and circumstances other than those referred to in the preceding paragraph exist that restrict transferability of our shares and the offering takes place as described in this prospectus, our shares more likely than not constitute "publicly-offered securities" and, accordingly, it is more likely than not that our underlying assets should not be considered "plan assets" under the Plan Assets Regulation. If our underlying assets are not deemed to be "plan assets," the issues discussed in the second and third paragraphs of this "Plan Assets Considerations" section are not expected to arise.

OTHER PROHIBITED TRANSACTIONS

      Regardless of whether the shares qualify for the "publicly-offered security" exception of the Plan Assets Regulation, a prohibited transaction could occur if Fidelity Equity Group, the Advisor, any selected dealer or any of their affiliates is a fiduciary (within the meaning of Section 3(21) of ERISA) with respect to any Benefit Plan purchasing the shares. Accordingly, unless an administrative or statutory exemption applies, a Benefit Plan with respect to which any of the above persons is a fiduciary should not purchase shares. A person is a fiduciary with respect to a Benefit Plan under Section 3(21) of ERISA if, among other things, the person has discretionary authority or control with respect to "plan assets" or provides investment advice for a fee with respect to "plan assets." Under a regulation issued by the Department of Labor, a person shall be deemed to be providing investment advice if that person renders advice as to the advisability of investing in our shares and that person regularly provides investment advice to the Benefit Plan pursuant to a mutual agreement or understanding (written or otherwise) (1) that the advice will serve as the primary basis for investment decisions, and (2) that the advice will be individualized for the Benefit Plan based on its particular needs.

ANNUAL VALUATION

      A fiduciary of an employee benefit plan subject to ERISA is required to determine annually the fair market value of each asset of the plan as of the end of the plan's fiscal year and to file a report reflecting that value with the Department of Labor. When the fair market value of any particular asset is not available, the fiduciary is required to make a good faith determination of that asset's "fair market value" assuming an orderly liquidation at the time the determination is made. In addition, a trustee or custodian of an IRA must provide an IRA participant with a statement of the value of the IRA each year.

      In discharging its obligation to value assets of a plan, a fiduciary subject to ERISA must act consistently with the relevant provisions of the plan and the general fiduciary standards of ERISA. Unless and until our shares are listed on a national securities exchange or are included for quotation on Nasdaq, it is not expected that a public market for the shares will develop. To date, neither the Internal Revenue Service nor the Department of Labor has promulgated regulations specifying how a plan fiduciary should determine the "fair market value" of the shares, namely when the fair market value of the shares is not determined in the marketplace. Therefore, to assist fiduciaries in fulfilling their valuation and annual reporting responsibilities with respect to ownership of shares, we intend to provide reports of our annual determinations of the current value of our net assets per outstanding share to those fiduciaries (including IRA trustees and custodians) who identify themselves to us and request the reports.

      For so long as we are offering shares pursuant to this prospectus at a price of $10 per share, we intend to use the offering price of shares as the per share net asset value. Beginning with the year 2005, the value of the properties and our other assets will be based on a valuation. A person independent of us and of the Advisor will perform such valuation.

      We anticipate that we will provide annual reports of our determination of value (1) to IRA trustees and custodians not later than January 15 of each year, and (2) to other Benefit Plan fiduciaries within 75 days after the end of each calendar year. Each determination may be based upon valuation information available as of October 31 of the preceding year, up-dated, however, for any material changes occurring between October 31 and December 31.

      We intend to revise these valuation procedures to conform with any relevant guidelines that the Internal Revenue Service or the Department of Labor may hereafter issue. Meanwhile, we cannot assure you:

      o That the value determined by us could or will actually be realized by us or by shareholders upon liquidation (in part because appraisals or estimated values do not necessarily indicate the price at which assets could be sold and because no attempt will be made to estimate the expenses of selling any of our assets);

      o That shareholders could realize this value if they were to attempt to sell their shares; or

      o That the value, or the method used to establish value, would comply with the ERISA or IRA requirements described above.

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                                       69

                            DESCRIPTION OF SECURITIES

      The following description of the shares is not complete but is a summary of portions of our Articles of Incorporation and is qualified in its entirety by reference to the Articles of Incorporation. Under our Articles of Incorporation, we have authority to issue a total of 500,000,000 shares of capital stock. Of the total shares authorized, 350,000,000 shares are designated as common stock with a par value of $0.001 per share, 50,000,000 shares is designated as preferred stock and 100,000,000 shares are designated as shares-in-trust, which would be issued only in the event that there is a purported transfer of, or other change in or affecting the ownership of, our shares that would result in a violation of the ownership described below. As of the date of this prospectus, 57,000,000 shares of Fidelity Equity Group common stock were issued and outstanding, and no shares of preferred stock were issued and outstanding.

COMMON STOCK

      The holders of common stock are entitled to one vote per share on all matters voted on by shareholders, including election of our Directors. Our Articles of Incorporation do not provide for cumulative voting in the election of Directors. Therefore, the holders of a majority of the outstanding common shares can elect our entire Board of Directors. Subject to any preferential rights of any outstanding series of preferred stock and to the distribution of specified amounts upon liquidation with respect to shares-in-trust, the holders of common stock are entitled to such dividends as may be declared from time to time by our Board of Directors out of legally available funds and, upon liquidation, are entitled to receive all assets available for distribution to shareholders. All shares issued in the offering will be fully paid and non-assessable shares of common stock. Holders of shares of common stock will not have preemptive rights, which means that you will not have an automatic option to purchase any new shares that we issue.

      We will issue certificates for our shares. Old Monmouth Stock Transfer Co. acts as our registrar and as the transfer agent for our shares. Transfers can be affected simply by mailing a transfer and assignment form, which we will provide to you at no charge, to:

                      Old Monmouth Stock Transfer Co., Inc
                              200 Memorial Parkway
                      Atlantic Highlands, New Jersey 07716

PREFERRED STOCK


      Our Articles of Incorporation authorize our Board of Directors to designate and issue one or more classes or series of preferred stock without stockholder approval. The Board of Directors may determine the relative rights, preferences and privileges of each class or series of preferred stock so issued, which may be more beneficial than the rights, preferences and privileges attributable to the common stock. The issuance of preferred stock could have the effect of delaying or preventing a change in control of Fidelity Equity Group. Our Board of Directors has no present plans to issue preferred stock, but may do so at any time in the future without shareholder approval.

SHARES-IN-TRUST

      Upon any  purported  Transfer  or  Acquisition  or a change in the capital structure of the Company, or any other purported change in the Beneficial or Constructive Ownership of the Company, such shares shall be transferred to a trust for the exclusive benefit of the Beneficiary. Shares-in-Trust so held in trust shall be issued and outstanding stock of the Company. The Purported Record Transferee or Purported Record Holder shall have no rights in such Shares-in-Trust except in the event of any voluntary or involuntary liquidation, dissolution or winding up, or any other distribution of the assets, of the Company, each holder of Shares-in Trust resulting from the exchange of Equity Shares of any specified class or series shall be entitled to receive, ratably with each other holder of Shares-in-Trust resulting from the exchange of Equity Shares of such class or series and each holder of Equity Shares of such class or series, that portion of the remaining assets of the Company, as are due to holders of Preferred Shares of such series or available for distribution to the holders of such class of Common Shares, as applicable. Shares-in-Trust shall be entitled to the same rights and privileges as all other shares of the same class or series. The Trustee shall be entitled to vote the Shares-in-Trust on any matters on which holders of Equity Shares of the same class or series are entitled to vote.

SOLICITING DEALER WARRANTS


      We will issue to the Dealer Manager one soliciting dealer warrant for every 25 shares sold during the offering period. These warrants, as well as the shares issuable upon their exercise, have been registered as part of this offering. The Dealer Manager may retain or re-allow these warrants to broker-dealers participating in the offering, unless such issuance of soliciting dealer warrants is prohibited by either federal or state securities laws. The holder of a soliciting dealer warrant will be entitled to purchase one share from Fidelity Equity Group at a price of $12 per share during the period beginning on the first anniversary of the effective date of this offering and ending five years after the effective date of this offering. Subject to certain exceptions, a soliciting dealer warrant may not be transferred, assigned, pledged or hypothecated for a period of one year following the effective date of this offering. Exercise of the soliciting dealer warrants is governed by the terms and conditions detailed in this prospectus and in the Warrant Purchase Agreement, which is an exhibit to the Registration Statement.

INDEPENDENT DIRECTOR WARRANTS

      The Company has determined that it is in the best interests of the Company to issue a Warrant to purchase one share of Common Stock for every 25 shares of Common Stock purchased in the future by each of the Independent Directors of the Company. The Company has adopted a plan to issue up to 50,000 shares of its Common Stock upon the exercise of Warrants issued pursuant to this Plan.


MEETINGS, SPECIAL VOTING REQUIREMENTS AND ACCESS TO RECORDS

      An annual meeting of the shareholders will be held each year, at least 30 days after delivery of our annual report. Special meetings of shareholders may be called only upon the request of the Chairman, the President or upon the written request of shareholders holding at least 10% of the shares. The presence of a majority of the outstanding shares either in person or by proxy shall constitute a quorum. Generally, the affirmative vote of a majority of all votes entitled to be cast is necessary to take shareholder action authorized by our Articles of Incorporation, except that a majority of the votes represented in person or by proxy at a meeting at which a quorum is present is sufficient to elect a Director.


      Under Maryland Corporation Law and our Articles of Incorporation, a majority of shareholders, entitled to vote at a duly held meeting at which a quorum (a quorum being 51% or more of the outstanding shares either in person or by proxy) is present, are required to approve the following: (1) amendment of our Articles of Incorporation, (2) liquidation or dissolution of Fidelity Equity Group, (3) reorganization of Fidelity Equity Group, (4) merger, consolidation or sale or other disposition of substantially all of Fidelity Equity Group assets, and (5) revocation of our status as a REIT. Shareholders voting against any merger or sale of assets are permitted under Maryland Corporation Law to petition a court for the appraisal and payment of the fair value of their shares. In an appraisal proceeding, the court appoints appraisers who attempt to determine the fair value of the stock as of the date of the shareholder vote on the merger or sale of assets. After considering the appraisers' report, the court makes the final determination of the fair value to be paid to the dissenting shareholder and decides whether to award interest from the date of the merger or sale of assets and costs of the proceeding to the dissenting shareholders.


      A shareholder may request a copy of the shareholder list in connection with matters relating to voting rights and the exercise of shareholder rights under federal proxy laws. However, a shareholder shall not have the right to secure the shareholder list or other information for the purpose of selling or using the list for a commercial purpose not related to the requesting shareholder's interest in the affairs of the Company.

RESTRICTION ON OWNERSHIP OF SHARES


      In order for us to qualify as a REIT, beginning in 2005 not more than 50% in value of our outstanding shares may be owned, directly or indirectly through the application of certain attribution rules under the Internal Revenue Code, by any five or fewer individuals, as defined in the Internal Revenue Code to include specified entities, during the last half of any taxable year. In addition, 100 or more persons must own the outstanding shares independent of each other and us during at least 335 days of a 12-month taxable year or during a proportionate part of a shorter taxable year, excluding our first taxable year ending December 31, 2005. In addition, we must meet requirements regarding the nature of our gross income in order to qualify as a REIT. One of these requirements is that at least 75% of our gross income for each calendar year must consist of rents from real property and income from other real property investments. The rents received by the Partnership from any tenant will not qualify as rents from real property, which could result in the loss of REIT status, if we own, actually or constructively within the meaning of certain provisions of the Internal Revenue Code, 10% or more of the ownership interests in that tenant. In order to assist us in preserving our status as a REIT, our Articles of Incorporation contain limitations on ownership and transfer of shares which, prohibit the beneficial ownership of our outstanding shares by fewer than 100 persons and prohibit any transfer of or other event or transaction with respect to our shares that would result in the beneficial ownership of our outstanding shares by fewer than 100 persons. In addition, our Articles of Incorporation prohibit, from the date of the first closing of this offering, any transfer of or other event with respect to its shares that would cause us to violate the Closely Held Test, or that would cause us to own, actually or constructively, 9.9% or more of the ownership interests in a tenant of its real property or the real property of the Partnership or any direct or indirect subsidiary of the Partnership or that would otherwise cause us to fail to qualify as a REIT.

DISTRIBUTIONS


      It is the Company's present intention to pay distributions (out of funds legally available therefore) on a quarterly basis. Distributions will be paid to investors who are shareholders as of the record dates selected by the Directors. We currently calculates our quarterly distributions based upon daily record and distribution declaration dates so our investors will be entitled to be paid distributions beginning with the quarter in which their shares are purchased. We then make quarterly distribution payments following the end of each calendar quarter.

      We are required to make distributions sufficient to satisfy the requirements for qualification as a REIT for federal income tax purposes. Generally, income distributed will not be taxable to us under the Internal Revenue Code if we distribute at least 90% of our taxable income each year (computed without regard to the dividends paid deduction and our net capital gain). (See "Federal Income Tax Considerations -- Requirements for Qualification as a REIT" - Operational Requirements-Annual Distribution Requirement.") Distributions will be declared at the discretion of the Board of Directors, in accordance with our earnings, cash flow and general financial condition. The Board's discretion will be directed, in substantial part, by its obligation to cause us to comply with the REIT requirements. Because we may receive income from interest or rents at various times during our fiscal year, distributions may not reflect our income earned in that particular distribution period and may be made in advance of actual receipt of funds in an attempt to make distributions relatively uniform. We are authorized to borrow money, issue new securities or sell assets in order to make distributions.

      We are not prohibited from distributing our own securities in lieu of making cash distributions to shareholders, provided that the securities distributed to shareholders are readily marketable. The receipt of marketable securities in lieu of cash distributions may cause shareholders to incur transaction expenses in liquidating the securities.

DISTRIBUTION REINVESTMENT PLAN

      We currently have a distribution reinvestment plan available that allows you to have cash otherwise distributable to you invested in additional shares of Fidelity Equity Group. You may purchase shares under the Distribution Reinvestment Plan for an amount per share equal to the fair market value of the share on the relevant distribution date including applicable fees and commissions, (7.0% selling commissions, 2.5% dealer-manager fee and 1% organization and offering expenses), until all of the shares registered as part of this offering have been sold. However, Ohio residents who purchase shares under the distribution reinvestment plan will only be charged the actual expenses associated with administration of the plan, which expenses will not exceed 2%. Until there is more than a de minimis amount of trading in our shares, the fair market value of our common stock purchased from us under the Distribution Reinvestment Plan will be the same as the price of a share in this offering. After that time, our Board will estimate the fair market value of our shares by reference to the applicable sales price in respect of the most recent trades occurring on or prior to the relevant distribution date. After all the shares registered as part of this offering have been sold, we may purchase shares either through purchases on the open market, if a market then exists, or through an additional issuance of shares. In either case, the price per share will be equal to the then-prevailing market price, which shall equal the price on the securities exchange or over-the-counter market on which such shares are listed at the date of purchase if such shares are then listed. A copy of our Distribution Reinvestment Plan is included as Appendix B to this prospectus. You may elect to participate in the Distribution Reinvestment Plan by completing the Subscription Agreement, the enrollment form or by other written notice to the plan administrator. Participation in the plan will begin with the next distribution made after receipt of your written notice. We may terminate the Distribution Reinvestment Plan for any reason at any time upon 10 days' prior written notice to participants.

      Your participation in the plan will also be terminated to the extent that a reinvestment of your distributions in our shares would cause the share ownership limitations contained in Fidelity Equity Group's Articles of Incorporation to be violated.

      If you elect to participate in the distribution reinvestment plan and are subject to United States federal income taxation, you will incur a tax liability on an amount equal to the fair market value on the relevant distribution date of the shares of our stock purchased with reinvested distributions, even though you have elected not to receive the distributions used to purchase those shares in cash. Under present law, the United States federal income tax treatment of that amount will be as described with respect to distributions under "Federal Income Tax Considerations - Taxation of Taxable U.S. Shareholders" in the case of a taxable U.S. shareholder (as defined therein) and as described under "Federal Income Tax Considerations -Special Tax Considerations for Non-U.S. Shareholders" in the case of a Non-U.S. Shareholder (as defined therein). However, the tax consequences to you of participating in our Distribution Reinvestment Plan will vary depending upon your particular circumstances and you are urged to consult your own tax advisor regarding the specific tax consequences to you of participation in the plan.

SHARE REDEMPTION PROGRAM

      Prior to the time that our shares are listed on a national securities exchange, shareholders of Fidelity Equity Group who have held their shares for at least one year may receive the benefit of limited interim liquidity by presenting for redemption all or any portion of their shares to us at any time in accordance with the procedures outlined herein. At that time, we may, subject to the conditions and limitations described below, redeem the shares presented for redemption for cash to the extent that we have sufficient funds available to fund such redemptions.


      If you have held your shares for the required one-year period, you may redeem your shares for a purchase price equal to the lesser of (1) $10 per share, or (2) the purchase price per share that you actually paid for your shares of Fidelity Equity Group. In the event that you are redeeming all of your shares, shares purchased pursuant to our distribution reinvestment plan may be excluded from the foregoing one-year holding period requirement, in the discretion of the Board of Directors. In addition, for purposes of the one-year holding period, limited partners of the Partnership who exchange their limited partnership units for shares in Fidelity Equity Group shall be deemed to have owned their shares as of the date they were issued their limited partnership units in the Partnership. The Board of Directors reserves the right in its sole discretion at any time and from time to time to (1) waive the one-year holding period in the event of the death or bankruptcy of a shareholder or other exigent circumstances, (2) reject any request for redemption for any reason or no reason, (3) change the purchase price for redemptions, or (4) otherwise amend the terms of our share redemption program.

      Redemption of shares, when requested, will be made quarterly on a first-come, first-served basis. Subject to funds being available, we will limit the number of shares redeemed pursuant to our share redemption program as follows: (1) during any calendar year, we will not redeem in excess of three percent (3.0%) of the weighted average number of shares outstanding during the prior calendar year; and (2) funding for the redemption of shares will come exclusively from the proceeds we receive from the sale of shares under our Distribution Reinvestment Plan such that in no event shall the aggregate amount of redemptions under our Share Redemption Program exceed aggregate proceeds received from the sale of shares pursuant to our Distribution Reinvestment Plan. The Board of Directors, in its sole discretion, may choose to terminate the share redemption program or to reduce the number of shares purchased under the share redemption program if it determines the funds otherwise available to fund our share redemption program are needed for other purposes. (See "Risk Factors - Investment Risks.")


      We cannot guarantee that the funds set aside for the share redemption program will be sufficient to accommodate all requests made in any year. If we do not have such funds available, at the time when redemption is requested, you can (1) withdraw your request for redemption, or (2) ask that we honor your request at such time, if any, when sufficient funds become available. Such pending requests will be honored on a first-come, first-served basis.

      The share redemption program is only intended to provide possible interim liquidity for shareholders until a secondary market develops for the shares. No such market presently exists, and we cannot assure you that any market for your shares will ever develop.

      The shares we purchase under the share redemption program will be cancelled, and will have the status of authorized, but un-issued shares. We will not reissue such shares unless they are first registered with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933 and under appropriate state securities laws or otherwise issued in compliance with such laws. If we terminate, reduce the scope of or otherwise change the share redemption program, we will disclose the changes in reports filed with the Commission.


      The federal income tax treatment of shareholders whose shares are redeemed by us under the share redemption program will depend on whether our redemption is treated as a payment in exchange for the shares. Redemption normally will be treated as an exchange if the redemption results in a complete termination of the shareholder's interest in our company, qualifies as "substantially disproportionate" with respect to the shareholder or is treated as "not essentially equivalent to a dividend" with respect to the shareholder. In order for the redemption to be substantially disproportionate, the percentage of our voting shares considered owned by the shareholder immediately after the redemption must be less than 80 percent of the percentage of our voting shares considered owned by the shareholder immediately before the redemption. In order for the redemption to be treated as not essentially equivalent to a distribution with respect to the shareholder, the redemption must result in a "meaningful reduction" in the shareholder's interest in our company. The Internal Revenue Service has indicated in a published ruling that, in the case of a small minority holder of a publicly held corporation whose relative stock interest is minimal and who exercises no control over corporate affairs, a reduction in the holder's proportionate interest in the corporation from .0001118% to .0001081% would constitute a meaningful reduction. In determining whether any of these tests have been met, shares considered to be owned by the shareholder by reason of applicable constructive ownership rules, as well as the shares actually owned by the shareholder, normally will be taken into account.



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

      In general, if the redemption is treated as an exchange, the United States federal income tax treatment of the redemption under present law will be as described under "Federal Income Tax Considerations - Taxation of Taxable U.S. Shareholders - Certain Dispositions of our Common Shares" in the case of taxable U.S. shareholder (as defined therein) and as described under "Federal Income Tax Considerations - Special Tax Considerations for Non-U.S. Shareholders - - Sale of our Shares by a Non-U.S. Shareholder" in the case of a Non-U.S. shareholder (as defined therein) whose income derived from the investment in our shares is not effectively connected with the Non-U.S. shareholder's conduct of a trade or business in the United States. If the redemption does not qualify as an exchange of our shares, the United States federal income tax treatment of the redemption under present law generally will be as described under "Federal Income Tax Considerations - Taxation of Taxable U.S. Shareholders - Distributions
Generally" in the case of a taxable U.S. shareholder and as described under "Federal Income Tax Considerations - Special Tax Considerations for Non-U.S. Shareholders - Distributions Not Attributable to Gain From the Sale or Exchange of a United States Real Property Interest" in the case of a Non-U.S. shareholder whose income derived from the investment in our shares is not effectively connected with the Non-U.S. shareholder's conduct of a trade or business in the United States. However, the tax consequences to you of participating in our share redemption program will vary depending upon your particular circumstances and you are urged to consult your own tax advisor regarding the specific tax consequences to you of participation in the share redemption program.

RESTRICTIONS ON ROLL-UP TRANSACTIONS

      In connection with any proposed transaction considered a "Roll-up Transaction" involving Fidelity Equity Group and the issuance of securities of an entity (a "Roll-up Entity") that would be created or would survive after the successful completion of the Roll-up Transaction, an appraisal of all properties shall be obtained from a competent independent appraiser. If the appraisal is included in a prospectus used to offer the securities of the Roll-up Entity, then the appraisal will be filed with the Securities and Exchange Commission and state securities administrators as an exhibit to the registration statement covering the offering. The properties shall be appraised on a consistent basis, and the appraisal shall be based on the evaluation of all relevant information and shall indicate the value of the properties as of a date immediately prior to the announcement of the proposed Roll-up Transaction.

      The appraisal shall assume an orderly liquidation of properties over a 12-month period. The terms of the engagement of the independent appraiser shall clearly state that the engagement is for our benefit and the shareholders. A summary of the appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to shareholders in connection with any proposed Roll-up Transaction. A "Roll-up Transaction" is a transaction involving the acquisition, merger, conversion or consolidation, directly or indirectly, of Fidelity Equity Group and the issuance of securities of a Roll-up Entity. This term does not include:

      o A transaction involving our securities that have been for at least 12 months listed on a national securities exchange or included for quotation on Nasdaq; or

      o A transaction involving the conversion to corporate, trust, or association form of only Fidelity Equity Group if, as a consequence of the transaction, there will be no significant adverse change in any of the following: shareholder voting rights; the term of our existence; compensation to the Advisor; or our investment objectives.

      In connection with a proposed Roll-up Transaction, the person sponsoring the Roll-up Transaction must offer to shareholders who vote "no" on the proposal the choice of: (1) accepting the securities of a Roll-up Entity offered in the proposed Roll-up Transaction; or (2) one of the following: (A) remaining as shareholders of Fidelity Equity Group and preserving their interests therein on the same terms and conditions as existed previously, or (B) receiving cash in an amount equal to the shareholder's pro rata share of the appraised value of our net assets.

      We are prohibited from participating in any proposed Roll-up Transaction:


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


      o Which would result in a vote of a percentage of shareholders being decisive in a Roll-up Entity that is less than those provided in our bylaws and described elsewhere in this prospectus, including rights with respect to the election and removal of Directors, annual reports, annual and special meetings, amendment of our Articles of Incorporation, and dissolution of Fidelity Equity Group;


      o Which includes provisions that would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the Roll-up Entity, except to the minimum extent necessary to reserve the tax status of the Roll-up Entity, or which would limit the ability of an investor to exercise the voting rights of its securities of the Roll-up Entity on the basis of the number of shares held by that investor;

      o In which investor's rights to access of records of the Roll-up Entity will be less than those provided in the section of this prospectus entitled "Description of Securities -- Meetings and Special Voting Requirements;" or

      o In which any of the costs of the Roll-up  Transaction  would be borne by
Fidelity   Equity  Group  if  the   shareholders  do  not  approve  the  Roll-up
Transaction.

BUSINESS COMBINATIONS

      Under Maryland Corporation Law, business combinations between a Maryland corporation and an interested shareholder or the interested shareholder's affiliate are prohibited for five years after the most recent date on which the shareholder becomes an interested shareholder. For this purpose, the term "business combinations" includes mergers, consolidations, share exchanges, asset transfers and issuances or reclassifications of equity securities. An "interested shareholder" is defined for this purpose as: (1) any person who beneficially owns ten percent or more of the voting power of the corporation's shares; or (2) an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of ten percent or more of the voting power of the then outstanding voting shares of the corporation.

      After the five-year prohibition, any business combination between the corporation and an interested shareholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least: (1) 80% of the votes entitled to be cast by holders of outstanding voting shares of the corporation; and (2) two-thirds of the votes entitled to be cast by holders of voting shares of the corporation other than shares held by the interested shareholder or its affiliate with whom the business combination is to be effected, or held by an affiliate or associate of the interested shareholder voting together as a single voting group.

      These super-majority vote requirements do not apply if the corporation's common shareholders receive a minimum price, as defined under Maryland Corporation Law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested shareholder for its shares. None of these provisions of the Maryland Corporation Law will apply, however, to business combinations that are approved or exempted by the board of directors of the corporation prior to the time that the interested shareholder becomes an interested shareholder.

      The business combination statute may discourage others from trying to acquire control of Fidelity Equity Group and increase the difficulty of consummating any offer.

CONTROL SHARE ACQUISITIONS

      Maryland Corporation Law provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquirers, or by officers or directors who are employees of the corporation are not entitled to vote on the matter. As permitted by Maryland Corporation Law, we have provided in its bylaws that the control share provisions of Maryland Corporation Law will not apply to transactions involving Fidelity Equity Group, but the Board of Directors retains the discretion to change this provision in the future. "Control shares" are voting shares which, if aggregated with all other shares owned by the acquirers or with respect to which the acquirers has the right to vote or to direct the voting of, other than solely by virtue of revocable proxy, would entitle the acquirers to exercise voting power in electing directors within one of the following ranges of voting powers:

      o One-fifth or more but less than one-third;

      o One-third or more but less than a majority; or


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

      o A majority or more of all voting power.

      Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained shareholder approval. Except as otherwise specified in the statute, a "control share acquisition" means the acquisition of control shares. Once a person who has made or proposes to make a control share acquisition has undertaken to pay expenses and has satisfied other required conditions, the person may compel the board of directors to call a special meeting of shareholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any shareholders meeting.

      If voting rights are not approved for the control shares at the meeting or if the acquiring person does not deliver an "acquiring person statement" for the control shares as required by the statute, the corporation may redeem any or all of the control shares for their fair value, except for control shares for which voting rights have previously been approved. Fair value is to be determined for this purpose without regard to the absence of voting rights for the control shares, and is to be determined as of the date of the last control share acquisition or of any meeting of shareholders at which the voting rights for control shares are considered and not approved.

      If voting rights for control shares are approved at a shareholders meeting and the acquirers becomes entitled to vote a majority of the shares entitled to vote, all other shareholders may exercise appraisal rights. The fair value of the shares as determined for purposes of these appraisal rights may not be less than the highest price per share paid in the control share acquisition. Some of the limitations and restrictions otherwise applicable to the exercise of dissenters' rights do not apply in the context of a control share acquisition.

      The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or to acquisitions approved or exempted by the articles of incorporation or bylaws of the corporation.


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                       THE OPERATING PARTNERSHIP AGREEMENT

GENERAL


      Fidelity Equity Group Operating Partnership LP (the "Partnership") was formed in April 2004 ( the Partnership will become operative at such time as we have closed on the sale of the first 200,000 shares from at least 100 subscribers who are independent of Fidelity Equity Group and of each other, and will expire on December 31, 2034), to acquire, own and lease properties on our behalf. We utilize this Umbrella Partnership Real Estate Investment Trust ("UPREIT") structure generally to enable us to acquire real property in exchange for limited partnership interests in the Partnership from owners who desire to defer taxable gain that would otherwise normally be recognized by them upon the disposition of their property or the transfer of their property to us in exchange for our shares or cash. These owners may also desire to achieve diversity in their investment and other benefits afforded to owners of stock in a REIT. For purposes of satisfying the Asset and Income Tests for qualification as a REIT for federal income tax purposes, the REIT's proportionate share of the assets and income of the Partnership will be deemed to be assets and income of the REIT.


      The property owner's goals are accomplished because the owner may contribute property to the Partnership in exchange for limited partnership units on a tax-free basis. Further, the Partnership is structured to make distributions with respect to regular limited partnership units, which are equivalent to the dividend distributions made to shareholders of Fidelity Equity Group. Finally, a limited partner in the Partnership may later exchange his regular limited partnership units for shares of Fidelity Equity Group (in a taxable transaction) and, if our shares are then listed, achieve liquidity for his investment.


      We intend to hold substantially all of our assets in the Partnership or in subsidiary entities in which the Partnership owns an interest, and we intend to make future acquisitions of real properties using the UPREIT structure. Fidelity Equity Group is the sole general partner of the Partnership. The Advisor has contributed $20,000 to the Partnership and is currently the only limited partner. As the sole general partner of the Partnership, we have the exclusive power to manage and conduct the business of the Partnership.


      The following is a summary of certain provisions of the partnership agreement of the Partnership. This summary is not complete and is qualified by the specific language in the partnership agreement. You should refer to the actual partnership agreement, a copy of which we have filed as an exhibit to the registration statement, for more detail.

CAPITAL CONTRIBUTIONS

      As we accept subscriptions for shares, we will transfer substantially all of the net proceeds of the offering to the Partnership as a capital contribution. However, we will be deemed to have made capital contributions in the amount of the gross offering proceeds received from investors, and the Partnership will be deemed to have simultaneously paid the selling commissions and other costs associated with the offering.

      If the Partnership requires additional funds at any time in excess of capital contributions made by us and the Advisor, we may borrow funds from a financial institution or other lenders and lend such funds to the Partnership on the same terms and conditions as are applicable to our borrowing of such funds. In addition, we are authorized to cause the Partnership to issue partnership interests for less than fair market value if we conclude in good faith that such issuance is in the best interest of the Partnership and Fidelity Equity Group.

OPERATIONS

      The partnership agreement requires that the Partnership be operated in a manner that will enable Fidelity Equity Group to (1) satisfy the requirements for being classified as a REIT for federal income tax purposes, unless we otherwise ceases to qualify as a REIT, (2) avoid any federal income or excise tax liability, and (3) ensure that the Partnership will not be classified as a "publicly traded partnership" for purposes of Section 7704 of the Internal Revenue Code, which classification could result in the Partnership being taxed as a corporation, rather than as partnership. (See "Federal Income Tax Considerations - Federal Income Tax Aspects of the Operating Partnership - Classification as a Partnership.")

      The partnership agreement generally provides that the Partnership will distribute cash flow from operations and, except as provided below, net sales proceeds from disposition of assets, to the partners of the Partnership in accordance with their relative percentage interests, on at least a quarterly basis, in amounts determined by Fidelity Equity Group as general partner such that a holder of one unit of limited partnership interest in the Partnership will receive the same amount of annual cash flow distributions from the Partnership as the amount of annual dividends paid to the holder of one of Fidelity Equity Group shares.


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

      Similarly, the partnership agreement of the Partnership provides that income of the Partnership from operations and, except as provided below, income of the Partnership from disposition of assets, normally will be allocated to the partners of the Partnership in accordance with their relative percentage interests such that a holder of one unit of limited partnership interest in the Partnership will be allocated income for each taxable year in an amount equal to the amount of taxable income allocated to us in respect of a holder of one of our shares, subject to compliance with the provisions of Sections 704(b) and 704(c) of the Internal Revenue Code and corresponding Treasury Regulations. Losses, if any, will generally be allocated among the partners in accordance with their respective percentage interests in the Partnership. Upon the liquidation of the Partnership, after payment of debts and obligations, any remaining assets of the Partnership will be distributed in accordance with the distribution provisions of the partnership agreement to the extent of each partner's positive capital account balance. If Fidelity Equity Group were to have a negative balance in its capital account following a liquidation, it would be obligated to contribute cash to the Partnership equal to such negative balance for distribution to other partners, if any, having positive balances in their capital accounts.

      In addition to the administrative and operating costs and expenses incurred by the Partnership in acquiring and operating real properties, the Partnership will pay all administrative costs and expenses of Fidelity Equity Group and such expenses will be treated as expenses of the Partnership. Such expenses will include:

      o All expenses relating to the formation and continuity of existence of Fidelity Equity Group;

      o All expenses relating to the public offering and registration of securities by Fidelity Equity Group;

      o All expenses associated with the preparation and filing of any periodic reports by Fidelity Equity Group under federal, state or local laws or regulations;

      o All expenses associated with compliance by Fidelity Equity Group with applicable laws, rules and regulations; and

      o All other operating or administrative costs of Fidelity Equity Group incurred in the ordinary course of its business on behalf of the Partnership.

EXCHANGE RIGHTS

      The limited partners of the Partnership generally have the right to cause the Partnership to redeem their limited partnership units for cash equal to the value of an equivalent number of our shares, or, at our option, we may purchase their limited partnership units by issuing one share of Fidelity Equity Group for each limited partnership unit redeemed. These exchange rights may not be exercised, however, if and to the extent that the delivery of shares upon such exercise would (1) result in any person owning shares in excess of our ownership limits in our Articles of Incorporation, (2) result in our shares being owned by fewer than 100 persons, (3) result in Fidelity Equity Group being "closely held" within the meaning of Section 856(h) of the Internal Revenue Code, (4) cause Fidelity Equity Group to own 9.9% or more of the ownership interests in a tenant of Fidelity Equity Group, the Partnership, or a subsidiary entity's real property within the meaning of Section 856(d)(2)(B) of the Internal Revenue Code, or (5) cause the acquisition of shares by a redeemed limited partner to be "integrated" with any other distribution of our shares for purposes of complying with the Securities Act. The Units will be redeemed for a specified amount of cash upon the occurrence of specified termination events under the Advisory Agreement or the listing of our shares. See "Management - Management Compensation."

      Subject to the foregoing, limited partners may exercise their exchange rights at any time after one year following the date of issuance of their limited partnership units; provided, however, that a limited partner may not deliver more than two exchange notices each calendar year and may not exercise an exchange right for less than 1,000 limited partnership units, unless the limited partner holds less than 1,000 units, in which case, he must exercise his exchange right for all of his units.


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

TRANSFERABILITY OF INTEREST


      Fidelity Equity Group may not (1) voluntarily withdraw as the general partner of the Partnership, (2) engage in any merger, consolidation or other business combination, or (3) transfer its general partnership interest in the Partnership (except to a wholly-owned subsidiary), unless the transaction in which such withdrawal, business combination or transfer occurs results in the limited partners receiving or having the right to receive an amount of cash, securities or other property equal in value to the amount they would have received if they had exercised their exchange rights immediately prior to such transaction or unless, in the case of a merger or other business combination, the successor entity contributes substantially all of its assets to the Partnership in return for an interest in the Partnership and agrees to assume all obligations of the general partner of the Partnership. Fidelity Equity Group may also enter into a business combination or we may transfer our general partnership interest upon the receipt of the consent of a majority-in-interest of the limited partners of the Partnership, other than the Advisor and its affiliate. With certain exceptions, the limited partners may not transfer their interests in the Partnership, in whole or in part, without the written consent of Fidelity Equity Group as general partner. In addition, the Advisor may not transfer its interest in the Partnership as long as it is acting as the advisor to Fidelity Equity Group.



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                                       81

                              PLAN OF DISTRIBUTION


      We are offering a maximum of 25,000,000 shares to the public through _________________________, the Dealer Manager, a registered broker-dealer. The shares are being offered at a price of $10.00 per share on a "best efforts" basis, which means generally that the Dealer Manager and the participating broker-dealers described below will be required to use only their best efforts to sell the shares and they have no firm commitment or obligation to purchase any of the shares. The offering price was arbitrarily determined by the Company. We are also offering 4,000,000 shares for sale pursuant to our Distribution Reinvestment Plan. An additional 1,000,000 warrants and the shares into which they may be converted upon there exercise, which shares are reserved for issuance upon exercise of soliciting dealer warrants, which are granted to participating broker-dealers based upon the number of shares they sell.

      Therefore, a total of 30,000,000 shares are being registered in this offering. Except as provided below, the Dealer Manager will receive selling commissions of 7.0% of the gross offering proceeds. The Dealer Manager will also receive 2.5% of the gross offering proceeds in the form of a dealer manager fee as compensation for acting as the Dealer Manager and for expenses incurred in connection with coordinating sales efforts, training of personnel and generally managing the offering of our shares. We will not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of the shares. Shareholders who elect to participate in the Distribution Reinvestment Plan will be charged selling commissions and dealer manager fees on shares purchased pursuant to the distribution reinvestment plan on the same basis as shareholders purchasing shares directly in this offering.

      We will issue to the Dealer Manager one soliciting dealer warrant for every 25 shares sold during the offering period. These warrants, as well as the shares issuable upon their exercise, have been registered as part of this offering. The Dealer Manager may retain or re-allow these warrants to broker-dealers participating in the offering, unless such issuance of soliciting dealer warrants is prohibited by either federal or state securities laws. The holder of a soliciting dealer warrant will be entitled to purchase one share from Fidelity Equity Group at a price of $12 per share during the period beginning on the first anniversary of the effective date of this offering and ending five years after the effective date of this offering. Subject to certain exceptions, a soliciting dealer warrant may not be transferred, assigned, pledged or hypothecated for a period of one year following the effective date of this offering. For the life of the soliciting dealer warrants, participating broker-dealers are given the opportunity to profit from a rise in the market price for the common stock without assuming the risk of ownership, with a resulting dilution in the interest of other shareholders upon exercise of such warrants. Exercise of the soliciting dealer warrants is governed by the terms and conditions detailed in this prospectus and in the Warrant Purchase Agreement, which is an exhibit to the Registration Statement.

      The Dealer Manager will authorize certain other broker-dealers who are members of the NASD to sell shares. In connection with the sale of shares by such participating broker-dealers, the Dealer Manager may re-allow its commissions in the amount of up to 7.0% of the gross offering proceeds to such participating broker-dealers. In addition, the Dealer Manager, in its sole discretion, may re-allow to broker-dealers participating in the offering a portion of its dealer manager fee in the aggregate amount of up to 1.5% of gross offering proceeds to be paid to such participating broker-dealers as marketing fees and as reimbursement of due diligence expenses based on such factors as the number of shares sold by such participating broker-dealers and the assistance of such participating broker-dealers in marketing the offering . Out of organization and offering expenses, we may also reimburse actual due diligence expenses incurred by the Dealer Manager or nonaffiliated broker-dealers in an amount of up to .5% of gross offering proceeds.


      We anticipate that the total underwriting compensation, including sales commissions, the dealer manager fee and underwriting expense reimbursements, will not exceed 9.5% of gross offering proceeds, except for the soliciting dealer warrants and reimbursement of due diligence expenses described above.

      We have agreed to indemnify the participating broker-dealers, including the Dealer Manager, against certain liabilities arising under the Securities Act of 1933, as amended. The broker-dealers participating in the offering of our shares are not obligated to obtain any subscriptions on our behalf, and we cannot assure you that any shares will be sold. Our Executive Officers and Directors, as well as officers and employees of the Advisor or other affiliates, may purchase shares offered in this offering at a discount. The Company expects that a limited number of shares will be sold to such persons. However, except for certain share ownership and transfer restrictions contained in our Articles of Incorporation, there is no limit on the number of shares that may be sold to such persons. The purchase price for such shares shall be $8.90 per share reflecting the fact that the acquisition and advisory fees relating to such shares will be reduced by $0.15 per share and selling commissions in the amount of $0.70 per share and dealer manager fees in the amount of $0.25 per share will not be payable in connection with such sales. The net offering proceeds we receive will not be affected by sales of shares at a discount. The Advisor and its affiliates shall be expected to hold their shares purchased as shareholders for investment and not with a view towards distribution. In addition, shares purchased by the Advisor or its affiliates shall not be entitled to vote on any matter presented to the shareholders for a vote. Shares purchased by our Executive Officers and Directors and by officers, employees or other affiliates of the Advisor shall not count toward the sale of the minimum number of shares required to be sold in this offering.

      You should pay for your shares by check payable to "Fidelity Equity Group, Inc." Subscriptions will be effective only upon our acceptance, and we reserve the right to reject any subscription in whole or in part. We may not accept a subscription for shares until at least five business days after the date you receive this prospectus and until you have received a confirmation of your purchase. After investors have satisfied the minimum purchase requirement, minimum additional purchases must be in increments of at least 10 shares ($100), except for purchases made pursuant to our Distribution Reinvestment Plan.

      We will place the subscription proceeds in an interest-bearing escrow account with Wachovia Bank, N.A. until subscriptions totaling at least $2,000,000 (exclusive of subscriptions by our executive officers and directors, the Advisor or its affiliates) have been received from at least 100 investors who are independent of Fidelity Equity Group and of each other and accepted by us (the "Minimum Offering"). Subscription proceeds held in the escrow account will be invested in obligations of, or obligations guaranteed by, the United States government or bank money-market accounts or certificates of deposit of national or state banks. During the period in which we hold subscription proceeds in escrow, interest earned thereon will be allocated among subscribers on the basis of the respective amounts of their subscriptions and the number of days that such amounts were on deposit. We will pay such interest (net of escrow expenses) to subscribers upon the termination of the escrow period. Subscribers may not withdraw funds from the escrow account.

      If the Minimum Offering has not been received and accepted within two years of effectiveness of the registration statement, the Escrow Agent will promptly notify us and this offering will be terminated. No later than fifteen business days after termination of the offering, the Escrow Agent will refund and return all monies to subscribers and any interest earned thereon after deducting escrow expenses, except that in the case of investors who are residents of Maine, Missouri, New Mexico, North Carolina, Ohio or Pennsylvania, no escrow expenses will be deducted.

      Initial subscribers shall be admitted to Fidelity Equity Group, Inc. and the funds held in escrow shall be transferred to us within 15 days after we have received and accepted subscriptions for at least $2,000,000, except that subscribers residing in New York, New Mexico and Pennsylvania may not be admitted to Fidelity Equity Group and the funds representing subscriptions from New York and Pennsylvania residents will not be released from the escrow account until subscriptions for at least $2,500,000, $12,500,000 and $12,500,000, respectively, have been received from investors residing in all states. However, in certain states, including Arizona and Iowa, the offering may continue for just one year unless we renew the offering period for up to one additional year. In the event that other states impose different requirements than those set forth herein, such additional requirements will be set forth in a supplement to this prospectus.

      After the close of the Minimum Offering, subscriptions will be accepted or rejected within 30 days of receipt by us, and if rejected, all funds shall be returned to subscribers within 10 business days. Investors whose subscriptions are accepted will be deemed admitted as shareholders of Fidelity Equity Group on the day on which their subscriptions are accepted. Our offering will terminate upon the earlier of two years of effectiveness of the registration statement, or the date on which all $300,000,000 in shares have been sold.


      In connection with sales of 50,000 or more shares ($500,000) to a "purchaser" as defined below, a participating broker-dealer may agree in his sole discretion to reduce the amount of his selling commissions. Such reduction will be credited to the purchaser by reducing the total purchase price payable by such purchaser. The following table illustrates the various discount levels available:

                                SALES COMMISSIONS


                                                                    PURCHASE PRICE    DEALER MANAGER    NET PROCEEDS
DOLLAR VOUME SHARES PURCHASED       PERCENT           PER SHARE        PER SHARE      FEE PER SHARE       PER SHARE
-----------------------------       -------           ---------     --------------    -------------       ---------
Under $500,000                          7.0%          $0.7000         $10.0000             $0.25            $9.05
$500,000-$999,999                       5.0%          $0.4895          $9.7895             $0.25            $9.05
$1,000,000 and Over                     3.0%          $0.2876          $9.5876             $0.25            $9.05

      For example, if an investor purchases 100,000 shares, he could pay as little as $958,760 rather than $1,000,000 for the shares, in which event the commission on the sale of such shares would be $28,760 ($0.2876 per share), and, after payment of the dealer manager fee, Fidelity Equity Group would receive net proceeds of $905,000 ($9.05 per share). The net proceeds to Fidelity Equity Group will not be affected by volume discounts. Because all investors will be deemed to have contributed the same amount per share to Fidelity Equity Group for purposes of declaring and paying dividends, an investor qualifying for a volume discount will receive a higher return on his investment than investors who do not qualify for such discount.

      Subscriptions may be combined for the purpose of determining the volume discounts in the case of subscriptions made by any "purchaser," as that term is defined below, provided all such shares are purchased through the same broker-dealer. The volume discount shall be prorated among the separate subscribers considered to be a single "purchaser." Any request to combine more than one subscription must be made in writing, and must set forth the basis for such request. Any such request will be subject to verification by the Advisor that all of such subscriptions were made by a single "purchaser."

      FOR THE PURPOSES OF SUCH VOLUME DISCOUNTS, THE TERM "PURCHASER" INCLUDES:

      o An individual, his or her spouse and their children under the age of 21 who purchase the units for his, her or their own accounts;

      o A corporation, partnership, association, joint-stock company, trust fund or any organized group of persons, whether incorporated or not;

      o An employees' trust, pension, profit sharing or other employee benefit plan qualified under Section 401(a) of the Internal Revenue Code; and

      o All commingled trust funds maintained by a given bank.

      Notwithstanding the above, in connection with volume sales made to investors in Fidelity Equity Group, the Advisor may, in its sole discretion, waive the "purchaser" requirements and aggregate subscriptions as part of a combined order for purposes of determining the number of shares purchased, provided that any aggregate group of subscriptions must be received from the same broker-dealer, including the Dealer Manager. Any such reduction in selling commission will be prorated among the separate subscribers except that, in the case of purchases through the Dealer Manager, the Dealer Manager may allocate such reduction among separate subscribers considered to be a single "purchaser" as it deems appropriate. An investor may reduce the amount of his purchase price to the net amount shown in the foregoing table, if applicable. Except as provided in this paragraph, separate subscriptions will not be cumulated, combined or aggregated.

      In order to encourage purchases in amounts of 500,000 or more shares, a potential purchaser who proposes to purchase at least 500,000 shares may agree with the Advisor and the Dealer Manager to have the acquisition and advisory fees payable to the Advisor with respect to the sale of such shares reduced to 0.5%, to have the dealer manager fee payable to the Dealer Manager with respect to the sale of such shares reduced to 0.5%, and to have the selling commissions payable with respect to the sale of such shares reduced to 0.5%, in which event the aggregate fees payable with respect to the sale of such shares would be reduced by $1.10 per share, and the purchaser of such shares would be required to pay a total of $8.90 per share purchased, rather than $10.00 per share. The net proceeds to Fidelity Equity Group would not be affected by such fee reductions. Of the $8.90 paid per share, we anticipate that approximately $8.40 per share would be used to acquire properties and pay related acquisition expenses.

      In addition, subscribers for shares may agree with their participating broker-dealers and the Dealer Manager to have selling commissions due with respect to the purchase of their shares paid over a six-year period pursuant to a deferred commission arrangement. Shareholders electing the deferred commission option will be required to pay a total of $9.40 per share purchased upon subscription (rather than $10.00 per share) with respect to which $0.10 per share will be payable as the commission due upon subscription. For the period of six years following the subscription, $0.10 per share will be deducted on an annual basis from dividends or other cash distributions otherwise payable to the shareholders and used to pay deferred commissions. The net proceeds to Fidelity Equity Group will not be affected by the election of the deferred commission option. Under this arrangement, a shareholder electing the deferred commission option will pay a 1% commission upon subscription, rather than a 7% commission, and an amount equal to a 1% commission per year thereafter for the next six years, or longer if required to satisfy outstanding deferred commission obligations, will be deducted from dividends or other cash distribution otherwise payable to such shareholder. The foregoing commissions amounts may be adjusted with approval of the Dealer Manager by application of the volume discount provisions described above.

      Shareholders electing the deferred commission option who are subject to United States federal income taxation will incur tax liability for dividends or other cash distributions otherwise payable to them with respect to their shares even though such dividends or other cash distributions will be withheld and will instead be paid to satisfy commission obligations.

      Investors who wish to elect the deferred commission option should make the election on their Subscription Agreement Signature Page. Election of the deferred commission option shall authorize Fidelity Equity Group to withhold dividends or other cash distributions otherwise payable to such shareholder for the purpose of paying commissions due under the deferred commission option; provided, however, that in no event may Fidelity Equity Group withhold in excess of $0.60 per share in the aggregate under the deferred commission option. Such dividends or cash distributions otherwise payable to shareholders may be pledged by Fidelity Equity Group, the Dealer Manager, the Advisor or their affiliates to secure one or more loans, the proceeds of which would be used to satisfy sales commission obligations.


      In the event that, at any time prior to the satisfaction of our remaining deferred commission obligations, listing of the shares occurs or is reasonably anticipated to occur, or we begin a liquidation of our properties, the remaining commissions due under the deferred commission option may be accelerated by Fidelity Equity Group. In either such event, we shall provide notice of any such acceleration to shareholders who have elected the deferred commission option. In the event of listing, the amount of the remaining commissions due shall be deducted and paid by Fidelity Equity Group out of dividends or other cash distributions otherwise payable to such shareholders during the time period prior to listing. To the extent that the distributions during such time period are insufficient to satisfy the remaining commissions due, the obligations of Fidelity Equity Group and our shareholders to make any further payments of deferred commissions under the deferred commission option shall terminate, and participating broker-dealers will not be entitled to receive any further portion of their deferred commissions following listing of our shares. In the event of a liquidation of our properties, the amount of remaining commissions shall be deducted and paid by Fidelity Equity Group out of distributions or net sales proceeds otherwise payable to shareholders who are subject to any such acceleration of their deferred commission obligations. In no event may Fidelity Equity Group withhold in excess of $0.60 per share in the aggregate for the payment of deferred commissions.


      Investors may also agree with the participating broker-dealer selling them shares (or with the Dealer Manager if no participating broker-dealer is involved in the transaction) to reduce the amount of selling commission to zero (i) in the event the investor has engaged the services of a registered investment advisor with whom the investor has agreed to pay a fee for investment advisory services, or (ii) in the event the investor is investing in a bank trust account with respect to which the investor has delegated the decision-making authority for investments made in the account to a bank trust department. The amount of proceeds to Fidelity Equity Group will not be affected by eliminating commissions payable in connection with sales to investors purchasing through such registered investment advisors or bank trust department. All such sales must be made through registered broker-dealers. Neither the Dealer Manager nor its affiliates will directly or indirectly compensate any person engaged as an investment advisor or a bank trust department by a potential investor as an inducement for such investment advisor or bank trust department to advise favorably for an investment in Fidelity Equity Group.

                           SUPPLEMENTAL SALES MATERIAL


      Currently, we do not intend to use any supplemental sales material. However, in the future, in addition to this prospectus, we may utilize certain sales material in connection with the offering of the shares, although only when accompanied by or preceded by the delivery of this prospectus. In certain jurisdictions, some or all of such sales material may not be available. This material may include information relating to this offering, the past performance of the advisor and its affiliates, property brochures and articles and publications concerning real estate. In addition, the sales material may contain certain quotes from various publications without obtaining the consent of the author or the publication for use of the quoted material in the sales material.


      The offering of shares is made only by means of this prospectus. Although the information contained in such sales material will not conflict with any of the information contained in this prospectus, such material does not purport to be complete, and should not be considered a part of this prospectus or the registration statement of which this prospectus is a part, or as incorporated by reference in this prospectus or said registration statement or as forming the basis of the offering of the shares.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 31. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

      The following table sets forth estimated expenses expected to be incurred in connection with the issuance and distribution of the securities being registered. Fidelity Equity will pay all expenses in connection with this offering.

            -----------------------------------------------------------------
            Securities and Exchange Commission Registration Fee   $ 38,275.70
            -----------------------------------------------------------------
            Printing and Engraving Expenses                       $  5,000.00
            -----------------------------------------------------------------
            Accounting Fees and Expenses                          $ 20,000.00
            -----------------------------------------------------------------
            Legal Fees and Expenses                               $ 50,000.00
            -----------------------------------------------------------------
            Miscellaneous                                         $  1,724.30
            -----------------------------------------------------------------
            TOTAL                                                 $115,000.00
            -----------------------------------------------------------------

ITEM 33. RECENT SALES OF UNREGISTERED SECURITIES

      The only issuances of securities from inception to date have been the issuance of 26,000,000 shares of common stock to each of Mr. Frattalone and Mr. Sweenor, and the issuance of 5,000,000 shares for services. The issuance of the 5,000,000 shares has been cancelled.

ITEM 34. INDEMNIFICATION OF DIRECTORS AND OFFICERS

      Our Articles of Incorporation include an indemnification provision under which we have agreed to indemnify directors and officers of Fidelity Equity to fullest extent possible from and against any and all claims of any type arising from or related to future acts or omissions as a director or officer of Fidelity Equity.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Fidelity Equity pursuant to the foregoing, or otherwise, Fidelity Equity has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 36. EXHIBITS

EXHIBIT NO.     DESCRIPTION OF EXHIBIT
-----------     ----------------------

3.1(1)          Amended and Restated Articles of Incorporation

3.2(2)          Articles of Amendment Changing Name of the Company

3.3(1)          By-Laws

5.1(3)          Opinion of Counsel

8.1(3)          Opinion re Tax Matters

10.1(1)         Dealer Manager Agreement

10.2(1)         Escrow Agreement

EXHIBIT NO.     DESCRIPTION OF EXHIBIT
-----------     ----------------------

10.3(1)         Management Agreement

10.4(1)         Limited Partnership Agreement

10.5(1)         2005 Employee Stock Option

10.6(1)         Independent Director Warrant

10.7(1)         Selected Dealer Agreement

10.8(1)         Warrant Purchase Agreement

10.9(1)         Advisory Agreement

10.10(1)        Dividend Reinvestment Plan

10.11(1)        Indemnification Agreement

10.12(1)        Independent Director Stock Option Plan

10.13(1)        Subscription Agreement

23.1(3)         Consent of Attorney

23.2(2)         Consent of Rotenberg & Company, LLP

99.1(1) Certificate of Formation Fidelity Dividend Capital Property Management, LLC

99.2(1)         Certificate of Formation Fidelity Dividend Capital Advisors, LLC

----------
(1) Filed as an exhibit to the Registration Statement on Form S-11 of Fidelity Dividend Capital, Inc., filed with the SEC on November 12, 2004.

(2)   Provided herewith.

(3)   To be filed by Amendment.

ITEM  37. UNDERTAKINGS

      The undersigned registrant hereby undertakes:

      (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

            (i) Include any prospectus required by Sections 10(a)(3) of the Securities Act of 1933 (the "Act");

            (ii) Reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

            (iii) Include any additional or changed material information on the plan of distribution;

      (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities that remain unsold at the end of the offering.

      (4) The registrant  undertakes:  (a) to file any prospectuses  required by
Section 10(a)(3) as post-effective amendments to the registration statement, (b) that for the purpose of determining any liability under the Act each such post-effective amendment may be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time may be deemed to be the initial bona fide offering thereof, (c) that all post-effective amendments will comply with the applicable forms, rules and regulations of the Commission in effect at the time such post-effective amendments are filed, and (d) to remove from registration by means of a post-effective amendment any of the securities being registered which remain at the termination of the offering.

      (5) The registrant undertakes to send to each Shareholder at least on an annual basis a detailed statement of any transactions with the Advisor or its affiliates, and of fees, commissions, compensation and other benefits paid, or accrued to the Advisor or its affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

      (6) The registrant undertakes to provide to the Shareholders the financial statements required by Form 10-K for the first full year of operations of the Company.

      (7) The registrant undertakes to file a sticker supplement pursuant to Rule 424(c) under the Act during the distribution period describing each property not identified in the prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months, with the information contained in such amendment provided simultaneously to the existing Shareholders. Each sticker supplement should disclose all compensation and fees received by the Advisor and its affiliates in connection with any such acquisition. The post-effective amendment shall include audited financial statements meeting the requirements of Rule 3-13 of Regulation S-X only for properties acquired during the distribution period.

      (8) The registrant also undertakes to file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, to reflect each commitment (i.e., the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10 percent or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the Shareholders at least once each quarter after the distribution period of the offering has ended.

      (9) The registrant undertake to promptly notify each Shareholder, in writing, of the receipt of the ruling or of an adverse ruling or refusal to rule by the IRS, and undertakes to file with the Commission a Form 8-K describing such event.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 11 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunder duly authorized, in the city of Fort Lauderdale, state of Florida on November 24, 2004.

                                    FIDELITY EQUITY GROUP, INC.

                                    By:    /s/ William T. Frattalone
                                    Name:  William T. Frattalone
                                    Title: President and Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

SIGNATURE                        TITLE                     DATE
---------                        -----                     ----


/s/ William T. Frattalone        Director                  November 24, 2004
------------------------------
William T. Frattalone


/s/ Dennis P. Sweenor            Director and Secretary    November 24, 2004
------------------------------
Dennis P. Sweenor


/s/ Floyd L. Shearin             Director                  November 24, 2004
------------------------------
Floyd L. Shearin


/s/ Arthur J. Pollio             Director                  November 24, 2004
------------------------------
Arthur J. Pollio


/s/ George L. Williams           Director                  November 24, 2004
------------------------------
George L. Williams

                         FIDELITY DIVIDEND CAPITAL, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                            (A MARYLAND CORPORATION)
                              QUEENSBURY, NEW YORK
                                FINANCIAL REPORTS
                                       AT
                                 MARCH 31, 2004

                         FIDELITY DIVIDEND CAPITAL, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                            (A MARYLAND CORPORATION)
                              QUEENSBURY, NEW YORK

                                TABLE OF CONTENTS

Independent Auditors' Report                                              F-1

Balance Sheet at March 31, 2004                                           F-2

Statement of Changes in Stockholders' Equity for the Period from the
Date of Inception (August 13, 2003) to March 31, 2004                     F-3

Statement of Operations for the Period from the Date of Inception
(August 13, 2003) to March 31, 2004                                       F-4

Statement of Cash Flows for the Period from the Date of Inception
(August 13, 2003) to March 31, 2004                                       F-5

Notes to Financial Statements                                             F-6

Balance Sheet at September 30, 2004                                       F-9

Statement of Changes in Stockholders' Equity for the Period from
Date of Inception (August 13, 2003) to September 30, 2004                 F-10

Statement of Operations for the Period from the Date of Inception
(August 13, 2003) to September 30, 2004                                   F-13

Statement of Cash Flows for the Period from the Date of Inception
(August 13, 2003) to September 30, 2004                                   F-14

Notes to Financial Statements                                             F-15

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders Fidelity Dividend Capital, Inc. Queensbury, New York

We have audited the accompanying balance sheet of Fidelity Dividend Capital, Inc. (A Development Stage Company) (A Maryland Corporation) as of March 31, 2004 and the related statements of operations, changes in stockholders' equity, and cash flows for the period from the date of inception (August 13, 2003) to March 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Fidelity Dividend Capital, Inc. (A Development Stage Company) (A Maryland Corporation) as of March 31, 2004, and the results of its operations and its cash flows for the period from the date of inception (August 13, 2003) to March 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming Fidelity Dividend Capital, Inc. (A Development Stage Company) (A Maryland Corporation) will continue as a going concern. As discussed in Note E to the financial statements, the Company has incurred losses that have resulted in an accumulated deficit. This condition raises substantial doubt about the Company's ability to continue as a going concern. Management's plans regarding this matter are described in Note E. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Rochester, New York
April 1, 2004

                          FIDELITY DIVIDED CAPITAL INC.
                          (A DEVELOPMENT STAGE COMPANY)
                            (A MARYLAND CORPORATION)
                              QUEENSBURY, NEW YORK

                                  BALANCE SHEET

                                                                       MARCH 31,
                                                                         2004
                                                                      ---------
ASSETS

Cash and Cash Equivalents                                             $  40,983

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES

Accounts Payable                                                      $   3,250
                                                                      ---------

STOCKHOLDERS' EQUITY

Common Stock: $.001 Par; 450,000,000 Shares Authorized
(100,000,000 Shares Reserved in Trust),
57,000,000 Issued and Outstanding as of
March 31, 2004                                                           57,000

Preferred Stock: $.001 Par; 50,000,000 Shares Authorized,
No Shares Issued                                                             --
Additional Paid In Capital                                              308,000
Deficit Accumulated During Development Stage                           (327,267)
                                                                      ---------

TOTAL STOCKHOLDERS' EQUITY                                               37,733
                                                                      ---------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                            $  40,983
                                                                      =========

The accompanying notes are an integral part of this financial statement.

                          FIDELITY DIVIDED CAPITAL INC.
                          (A DEVELOPMENT STAGE COMPANY)
                            (A MARYLAND CORPORATION)
                              QUEENSBURY, NEW YORK

                  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                    FOR THE PERIOD FROM THE DATE OF INCEPTION
                       (AUGUST 13, 2003) TO MARCH 31, 2004

                                                                               DEFICIT
                                                                              ACCUMULATED
                               COMMON STOCK                    ADDITIONAL       DURING         STOCKHOLDERS'
                                 NUMBER                          PAID-IN      DEVELOPMENT         EQUITY
                                OF SHARES         VALUE         CAPITAL           STAGE         (DEFICIT)
                               ----------      ----------      ----------      ----------       ----------
BALANCE - AUGUST 13, 2003              --      $       --      $       --      $       --       $       --

Contribution of Capital                --              --          60,000              --           60,000

Common Stock Issued in
Exchange of Services           57,000,000          57,000         248,000              --          305,000

Net Loss for the Period                --              --              --        (327,267)        (327,267)
                               ----------      ----------      ----------      ----------       ----------
BALANCE - MARCH 31, 2004       57,000,000      $   57,000      $  308,000      $ (327,267)      $   37,733
                               ==========      ==========      ==========      ==========       ==========

    The accompanying notes are an integral part of this financial statement.

                          FIDELITY DIVIDED CAPITAL INC.
                          (A DEVELOPMENT STAGE COMPANY)
                            (A MARYLAND CORPORATION)
                              QUEENSBURY, NEW YORK

             STATEMENT OF OPERATIONS FOR THE PERIOD FROM THE DATE OF
                  INCEPTION (AUGUST 13, 2003) TO MARCH 31, 2004

                                                                   INCEPTION TO
                                                                      MARCH 31,
                                                                       2004
                                                                   ------------
REVENUES                                                           $         --
                                                                   ------------

EXPENSES

Filing Fees                                                               1,017
Legal and Professional                                                   20,750
Organizational Costs                                                    300,000
Consulting Fees                                                           5,500
                                                                   ------------

TOTAL EXPENSES                                                          327,267
                                                                   ------------

NET LOSS FOR THE PERIOD                                            $   (327,267)
                                                                   ============

Earnings (Loss) per Share - Basic and Diluted                      $      (0.01)
                                                                   ============

Weighted Average Common Shares Outstanding                           57,000,000
                                                                   ============

    The accompanying notes are an integral part of this financial statement.

                          FIDELITY DIVIDED CAPITAL INC.
                          (A DEVELOPMENT STAGE COMPANY)
                            (A MARYLAND CORPORATION)
                              QUEENSBURY, NEW YORK

             STATEMENT OF CASH FLOWS FOR THE PERIOD FROM THE DATE OF
                  INCEPTION (AUGUST 13, 2003) TO MARCH 31, 2004

                                                                    INCEPTION TO
                                                                      MARCH 31,
                                                                        2004
                                                                      ---------
CASH FLOWS FROM OPERATING ACTIVITIES

Net Loss for the Period                                               $(327,267)

NON-CASH ADJUSTMENTS
Organizational Expenses Paid by Stockholders                            305,000

CHANGES IN ASSETS AND LIABILITIES:
Accounts Payable                                                          3,250
                                                                      ---------

NET CASH FLOWS FROM OPERATING ACTIVITIES                                (19,017)
                                                                      ---------

NET CASH FLOWS FROM INVESTING ACTIVITIES                                     --
                                                                      ---------

CASH FLOWS FROM FINANCING ACTIVITIES
Contribution by Shareholder                                              60,000
                                                                      ---------

NET CASH FLOWS FROM FINANCING ACTIVITIES                                 60,000
                                                                      ---------

Net Change in Cash and Cash Equivalents                                  40,983

Cash and Cash Equivalents - Beginning of Period                              --
                                                                      ---------

CASH AND CASH EQUIVALENTS - END OF PERIOD                             $  40,983
                                                                      =========

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING
AND FINANCING ACTIVITIES:
Common Stock Issued in Exchange for
Expenses Paid by Stockholders                                         $  57,000
                                                                      =========

    The accompanying notes are an integral part of this financial statement.

                         FIDELITY DIVIDEND CAPITAL, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                            (A MARYLAND CORPORATION)
                              QUEENSBURY, NEW YORK

NOTE A - THE COMPANY

Fidelity Dividend Capital, Inc. (The "Company") was incorporated under the laws of the state of Maryland on August 13, 2003. On March 31, 2004, the Articles of Incorporation were amended to increase the total number of shares authorized to 500,000,000. The number of authorized shares of common stock is 450,000,000 shares of $.001 par value per common stock. As of March 31, 2004, the Company has reserved 100,000,000 shares of common stock in the event there is a purported transfer of, or other change affecting the ownership, the Company's shares that would result in a violation of the ownership. The number of authorized shares of preferred stock 50,000,000 shares of $.001 par value per preferred stock.

NATURE OF OPERATIONS

The Company was formed to invest in commercial real estate properties, consisting primarily of high quality commercial and industrial buildings triple-net leased to creditworthy corporate tenants.

At the present time the Company is in the development stage and does not provide any product or service.

The Company's future success is dependent upon its ability to raise sufficient capital in order to continue to develop its market for its services. There is no guarantee that such capital will be available on acceptable terms, if at all.

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

METHOD OF ACCOUNTING

The Company maintains its books and prepares its financial statements on the accrual basis of accounting.

CASH AND CASH EQUIVALENTS

Cash and cash equivalents include time deposits, certificates of deposit, and all highly liquid debt instruments with original maturities of three months or less. The Company maintains cash and cash equivalents at financial institutions which periodically may exceed federally insured amounts.

DEVELOPMENT STAGE

The Company has operated as a development stage enterprise since its inception by devoting substantially all of its efforts to financial planning, raising capital, research and development, and developing markets for its services. The Company prepares its financial statements in accordance with the requirements of Statement of Financial Accounting Standards No. 7, Accounting and Reporting by Development Stage Enterprises.

EARNINGS (LOSS) PER COMMON SHARE

Earnings (loss) per common share is computed in accordance with SFAS No. 128, "Earnings Per Share," by dividing income available to common stockholders by weighted average number of common shares outstanding for each period.

                         FIDELITY DIVIDEND CAPITAL, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                            (A MARYLAND CORPORATION)
                              QUEENSBURY, NEW YORK

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expense during the reporting period. Actual results can differ from those estimates.

ORGANIZATIONAL EXPENSES

Organizational expenses represent management, consulting, legal, accounting, and filing fees incurred to date in the formation of the corporation. Organizational costs are expensed as incurred pursuant Statement of Position 98-5 on Reporting on the Costs of Start-Up Activities.

INCOME TAXES

The Company accounts for income taxes in accordance with SFAS No. 109 "Accounting for Income Taxes," using the asset and liability approach, which requires recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between the carrying amounts and the tax basis of such assets and liabilities. This method utilizes enacted statutory tax rates in effect for the year in which the temporary differences are expected to reverse and gives immediate effect to changes in the income tax rates upon enactment. Deferred tax assets are recognized, net of any valuation allowance, for temporary differences and net operating loss and tax credit carryforwards. Deferred income tax expense represents the change in net deferred assets and liability balances. The corporation had no material deferred tax assets or liabilities for the periods presented.

PROVISION FOR INCOME TAXES

Deferred income taxes result from temporary differences between the basis of assets and liabilities recognized for differences between the financial statement and tax basis thereon, and for the expected future tax benefits to be derived from net operating losses and tax credit carryforwards. A valuation allowance is recorded to reflect the likelihood of realization of deferred tax assets.

NOTE C - STOCKHOLDERS' EQUITY

COMMON STOCK

The Company's Securities are not registered under the Securities Act of 1933 and, therefore, no offering may be made which would constitute a "Public Offering" within the meaning of the United States Securities Act of 1933, unless the shares are registered pursuant to an effective registration statement under the Act.

The stockholders may not sell, transfer, pledge or otherwise dispose of the common shares of the Company in the absence of either an effective registration statement covering said shares under the 1933 Act and relevant state securities laws, or an opinion of counsel that registration is not required under the Act or under the securities laws of any such state.

                         FIDELITY DIVIDEND CAPITAL, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                            (A MARYLAND CORPORATION)
                              QUEENSBURY, NEW YORK

NOTE C - STOCKHOLDERS' EQUITY - CONTINUED

PREFERRED STOCK

The Company is authorized to issue 50,000,000 preferred shares of $.001 par value per share. The Company has not issued, and does not currently intend to issue, preferred shares but may do so in the future at the discretion of the board of directors.

NOTE D - RELATED PARTY TRANSACTIONS

Fidelity Dividend Capital Advisors, LLC (The "Advisor") is responsible for managing the Company's affairs on a day-to-day basis and for identifying and making acquisitions on the Company's behalf. The Advisor presents the Company with investment opportunities that are consistent with the Company's investment policies and objectives as adopted by the Board of Directors. The Advisor also arranges for financing and refinancing of property transactions.

The Company will be required to pay the Advisor 3% of the total gross offering proceeds from each property acquisition identified by the Advisor. The gross offering proceeds also include actual legal, accounting, printing and other expenses attributable to organizing the Company.

Fidelity Dividend Capital Property Management, LLC (The "Property Manager") is responsible for managing and leasing properties acquired by the Company. The Property Manager will hire, direct and establish policies for employees who will have direct responsibility for the operations of each property the Company acquires, which may include but not be limited to on-site managers and building and maintenance personnel. Certain employees of the Property Manager may be employed on a part-time basis and may also be employed by our Advisor, or certain companies affiliated with them. The Property Manager will also direct the purchase of equipment and supplies and will supervise all maintenance activity.

The Company will be required to pay the Property Manager 4 1/2% of total gross revenues. The management fees to be paid to the Property Manager will cover, without additional expense to us, all of the Property Manager's general overhead costs.

Fidelity Dividend Capital Advisors, LLC and Fidelity Dividend Capital Property Management, LLC are presently each 100% owned by the Company's President and Executive Vice-President.

NOTE E - GOING CONCERN

The Company's financial statements have been presented on the basis that it is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has reported net losses and an accumulated deficit totaling $327,267 for the period from date of inception (August 13, 2003) through March 31, 2004.

The Company's continued existence is dependent upon its ability to raise capital or to successfully market and sell its products. The financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern.

                         FIDELITY DIVIDEND CAPITAL, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                            (A MARYLAND CORPORATION)
                              QUEENSBURY, NEW YORK

The Company plans to raise working capital through equity offerings and future profitable operations. Certain stockholders, although not obligated to do so, have expressed willingness to advance the Company funds on a short term basis to the extent necessary.

                           FIDELITY EQUITY GROUP, INC.
                     F.K.A. FIDELITY DIVIDEND CAPITAL, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                            (A MARYLAND CORPORATION)
                              QUEENSBURY, NEW YORK

                                FINANCIAL REPORTS
                                       AT
                               SEPTEMBER 30, 2004

FIDELITY EQUITY GROUP, INC.
F.K.A. FIDELITY DIVIDEND CAPITAL INC.
(A DEVELOPMENT STAGE COMPANY)
(A MARYLAND CORPORATION)
QUEENSBURY, NEW YORK

BALANCE SHEET
===============================================================================
SEPTEMBER 30,                                                              2004
-------------------------------------------------------------------------------

ASSETS

CURRENT ASSETS
Cash and Cash Equivalents                                             $     543

PROPERTY AND EQUIPMENT - NET OF ACCUMULATED DEPRECIATION                  3,791
-------------------------------------------------------------------------------

TOTAL ASSETS                                                          $   4,334
===============================================================================

LIABILITIES AND STOCKHOLDERS' DEFICIT

LIABILITIES
Accounts Payable                                                      $   5,250
-------------------------------------------------------------------------------

STOCKHOLDERS' EQUITY
Common Stock:  $.001 Par; 450,000,000 Shares Authorized
    (100,000,000 Shares Reserved in Trust),
    57,000,000 Issued and Outstanding as of
    September 30, 2004                                                   57,000
Preferred Stock:  $.001 Par; 50,000,000 Shares Authorized,
    No Shares Issued                                                         --
Additional Paid In Capital                                              324,654
Deficit Accumulated During Development Stage                           (382,570)
-------------------------------------------------------------------------------

TOTAL STOCKHOLDERS' DEFICIT                                                (916)
-------------------------------------------------------------------------------

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT                           $   4,334
===============================================================================

   The accompanying notes are an integral part of these financial statements.

FIDELITY EQUITY GROUP, INC.
F.K.A. FIDELITY DIVIDEND CAPITAL INC.
(A DEVELOPMENT STAGE COMPANY)
(A MARYLAND CORPORATION)
QUEENSBURY, NEW YORK

STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT) FOR THE PERIOD FROM THE DATE OF INCEPTION (AUGUST 13, 2003) TO SEPTEMBER 30, 2004

=============================================================================================================
                                                                                  Deficit
                                        Common Stock                            Accumulated
                                  ----------------------         Additional        During        Stockholders'
                                   Number                          Paid-In       Development         Equity
                                  of Shares        Value           Capital          Stage          (Deficit)
-------------------------------------------------------------------------------------------------------------
BALANCE - AUGUST 13, 2003                 --      $       --      $       --      $       --       $       --

Contribution of Capital                   --              --          60,000              --           60,000

Common Stock Issued
  in Exchange for Services        57,000,000          57,000         248,000              --          305,000

Net Loss for the Period                   --              --              --        (327,267)        (327,267)
-------------------------------------------------------------------------------------------------------------

BALANCE - MARCH 31, 2004          57,000,000      $   57,000      $  308,000      $ (327,267)      $   37,733

Contribution of Capital                   --              --          16,654              --           16,654

Net Loss for the Period                   --              --              --         (55,303)         (55,303)
-------------------------------------------------------------------------------------------------------------

BALANCE - SEPTEMBER 30, 2004      57,000,000      $   57,000      $  324,654      $ (382,570)      $     (916)
=============================================================================================================

   The accompanying notes are an integral part of these financial statements.

FIDELITY EQUITY GROUP, INC.
F.K.A. FIDELITY DIVIDEND CAPITAL INC.
(A DEVELOPMENT STAGE COMPANY)
(A MARYLAND CORPORATION)
QUEENSBURY, NEW YORK

STATEMENTS OF OPERATIONS
================================================================================

                                       PERIOD FROM
                                        INCEPTION
                                     (AUGUST 13, 2003)         THREE MONTHS ENDED                SIX MONTHS ENDED
                                      TO SEPTEMBER 30,             SEPTEMBER 30,                    SEPTEMBER 30,
                                            2004               2004               2003              2004               2003
-------------------------------------------------------------------------------------------------------------------------------
REVENUES                                $         --       $         --       $         --      $         --       $         --
-------------------------------------------------------------------------------------------------------------------------------

EXPENSES
Filing Fees                             $     43,665       $         --       $         --      $     42,648       $         --
Legal and Professional                        22,750              2,000                 --             2,000                 --
Office Expenses                                  359                359                 --               359                 --
Dues and Subscriptions                         1,206              1,206                 --             1,206                 --
Depreciation                                     108                108                 --               108                 --
Telephone                                        588                588                 --               588                 --
Travel                                         2,838              2,838                 --             2,838                 --
Meals & Entertainment                            556                556                 --               556                 --
Organizational Costs                         300,000                 --                 --                --                 --
Consulting Fees                               10,500              5,000                 --             5,000                 --
-------------------------------------------------------------------------------------------------------------------------------

TOTAL EXPENSES                          $    382,570       $     12,655       $         --      $     55,303       $         --
===============================================================================================================================

NET LOSS FOR THE PERIOD                 $   (382,570)      $    (12,655)      $         --      $    (55,303)      $         --
===============================================================================================================================

Loss per Share - Basic and Diluted      $      (0.01)      $      (0.00)      $         --      $      (0.00)      $         --
===============================================================================================================================

Weighted Average Common Shares
  Outstanding                             57,000,000         57,000,000         57,000,000        57,000,000         57,000,000
===============================================================================================================================

   The accompanying notes are an integral part of these financial statements.

FIDELITY EQUITY GROUP, INC.
F.K.A. FIDELITY DIVIDEND CAPITAL INC.
(A DEVELOPMENT STAGE COMPANY)
(A MARYLAND CORPORATION)
QUEENSBURY, NEW YORK

STATEMENTS OF CASH FLOWS
================================================================================

                                                      PERIOD FROM INCEPTION            SIX MONTHS ENDED
                                                      (AUGUST 13, 2003) TO               SEPTEMBER 30,
                                                       SEPTEMBER 30, 2004          2004                 2003
----------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES
Net Loss for the Period                                    $(382,570)            $ (55,303)            $      --

NON-CASH ADJUSTMENTS
Depreciation                                                     108                   108                    --
Organizational Expenses Paid by Stockholders                 305,000                    --                    --

CHANGES IN ASSETS AND LIABILITIES
Accounts Payable                                               5,250                 2,000                    --
----------------------------------------------------------------------------------------------------------------

NET CASH FLOWS FROM OPERATING ACTIVITIES                     (72,212)              (53,195)                   --

NET CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of Equipment                                         (3,899)               (3,899)                   --

CASH FLOWS FROM FINANCING ACTIVITIES
Contribution by Shareholder                                   76,654                16,654                    --
----------------------------------------------------------------------------------------------------------------

Net Change in Cash and Cash Equivalents                          543               (40,440)                   --

Cash and Cash Equivalents - Beginning of Period                   --                40,983                    --
----------------------------------------------------------------------------------------------------------------

CASH AND CASH EQUIVALENTS - END OF PERIOD                  $     543             $     543             $      --
================================================================================================================

CASH PAID DURING THE YEAR FOR
Interest                                                   $      --             $      --             $      --
Income Taxes                                               $      --             $      --             $      --
================================================================================================================

   The accompanying notes are an integral part of these financial statements.

FIDELITY EQUITY GROUP, INC.
F.K. A. FIDELITY DIVIDEND CAPITAL, INC.
(A DEVELOPMENT STAGE COMPANY)
(A MARYLAND CORPORATION)
QUEENSBURY, NEW YORK

NOTES TO FINANCIAL STATEMENTS

NOTE A - THE COMPANY

Fidelity Equity Group, Inc. (The "Company") was incorporated under the laws of the state of Maryland on August 13, 2003. On March 31, 2004, the Articles of Incorporation were amended to increase the total number of shares authorized to 500,000,000. The number of authorized shares of common stock is 450,000,000 shares of $.001 par value per common stock. The Company has reserved 100,000,000 shares of common stock in the event there is a purported transfer of, or other change affecting the ownership, the Company's shares that would result in a violation of the ownership. The number of authorized shares of preferred stock 50,000,000 shares of $.001 par value per preferred stock.

NATURE OF OPERATIONS

The Company was formed to invest in commercial real estate properties, consisting primarily of high quality commercial and industrial buildings triple-net leased to creditworthy corporate tenants.

At the present time the Company is in the development stage and does not provide any product or service.

The Company's future success is dependent upon its ability to raise sufficient capital in order to continue to develop its market for its services. There is no guarantee that such capital will be available on acceptable terms, if at all.

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

The condensed financial statements of Fidelity Equity Group, Inc. (the "Company") included herein have been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission (the "SEC"). Certain information and footnote disclosures normally included in financial statements prepared in conjunction with generally accepted accounting principles in the United States of America have been condensed or omitted pursuant to such rules and regulations, although the Company believes that the disclosures are adequate to make the information presented not misleading. These condensed financial statements should be read in conjunction with the annual audited financial statements and the notes thereto included in the Company's Form S-11 Registration Statement and other reports filed with the SEC.

The accompanying unaudited interim financial statements reflect all adjustments of a normal and recurring nature which are, in the opinion of management, necessary to present fairly the financial position, results of operations and cash flows of the Company for the interim periods presented. The results of operations for these periods are not necessarily comparable to, or indicative of, results of any other interim period or for the fiscal year as a whole. Factors that affect the comparability of financial data from year to year and for comparable interim periods include the disposal of income producing properties and general and administrative costs required to meet SEC reporting obligations. Certain financial information that is not required for interim financial reporting purposes has been omitted.

- continued -

NOTE C- GOING CONCERN

The Company's financial statements have been presented on the basis that it is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has reported net losses and an accumulated deficit totaling $382,570 for the period from date of inception (August 13, 2003) through September 30, 2004.

The Company's continued existence is dependent upon its ability to raise capital or to successfully market and sell its products. The financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern.

The Company plans to raise working capital through equity offerings and future profitable operations. Certain stockholders, although not obligated to do so, have expressed willingness to advance the Company funds on a short term basis to the extent necessary.

NOTE D- SUBSEQUENT EVENT

Subsequent to September 30, 2004 the Company changed its name from Fidelity Dividend Capital, Inc. to Fidelity Equity Group, Inc.